                                                  Filed Pursuant to Rule 424B5
                                                  Registration No.333-73728-01

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE CERTIFICATES UNTIL WE DELIVER A FINAL PROSPECTUS SUPPLEMENT AND AN ACCOMPANYING PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS ARE NOT AN OFFER TO SELL NOR ARE THEY SEEKING AN OFFER TO BUY THESE CERTIFICATES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION DATED APRIL 22, 2002
            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED APRIL 22, 2002

                                  [FLEET LOGO]
                       FLEET CREDIT CARD MASTER TRUST II
                                     ISSUER
                        FLEET CREDIT CARD FUNDING TRUST
                                   TRANSFEROR

                     FLEET BANK (RI), NATIONAL ASSOCIATION
                                    SERVICER

  $660,000,000 CLASS A FLOATING RATE ASSET-BACKED CERTIFICATES, SERIES 2002-A $ 56,000,000 CLASS B FLOATING RATE ASSET-BACKED CERTIFICATES, SERIES 2002-A

                                     CLASS A CERTIFICATES                         CLASS B CERTIFICATES
                                     --------------------                         --------------------
Certificate rate                     One-Month LIBOR plus   % annually     One-Month LIBOR plus     % annually
Interest paid                        Monthly, beginning                    Monthly, beginning
                                     July 15, 2002                         July 15, 2002
Expected final distribution date     April 15, 2005                        April 15, 2005
Legal final maturity                 October 15, 2007                      October 15, 2007
Price to public per certificate            %                                     %
Underwriting discount per                  %                                     %
  certificate
Proceeds to transferor per                 %                                     %
  certificate

The total price to public is $              . The total amount of the
underwriting discount is $              . The total amount of proceeds plus
accrued interest and before deduction of expenses is $              .

  CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-7 IN THIS PROSPECTUS
                    SUPPLEMENT AND PAGE 8 IN THE PROSPECTUS.

The certificates are not deposits and neither the certificates nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The certificates will represent interests in the trust only and will not represent interests in or obligations of Fleet Bank (RI), National Association, Fleet Credit Card Funding Trust or any of their affiliates.

CREDIT ENHANCEMENT:

- The Class B certificates will be subordinated to the Class A certificates.

- The trust is also issuing a collateral interest in the amount of $84,000,000. The collateral interest will be subordinated to both the Class A certificates and the Class B certificates.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus supplement and the accompanying prospectus may be used by Fleet Securities, Inc. or another affiliate of Fleet Credit Card Funding Trust in connection with offers and sales of the certificates in market-making transactions.

                    Underwriters of the Class A Certificates
LEHMAN BROTHERS                                              MERRILL LYNCH & CO.
           BANC OF AMERICA SECURITIES LLC
                       BARCLAYS CAPITAL
                                  FLEET SECURITIES, INC.
                                           JPMORGAN
                                                   SALOMON SMITH BARNEY

                    Underwriters of the Class B Certificates
LEHMAN BROTHERS                                              MERRILL LYNCH & CO.

                                          , 2002

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series and (b) this prospectus supplement, which describes the specific terms of your series. This prospectus supplement may be used to sell the Class A certificates and the Class B certificates only if accompanied by the prospectus.

     This prospectus supplement and the prospectus relate to the offering of Class A certificates and Class B certificates only. The collateral interest is not offered by this prospectus supplement and prospectus.

     IF THE TERMS OF YOUR CERTIFICATES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT VARY FROM THE TERMS DESCRIBED IN THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     We include cross references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

     You can find a listing of the pages where terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Index of Principal Terms" beginning on page S-50 in this document and under the caption "Index of Principal Terms" on page 79 in the accompanying prospectus.
                             ----------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Summary of Terms......................   S-1
  The Trust...........................   S-1
  The Trustee.........................   S-1
  The Bank............................   S-1
  Transferor..........................   S-1
  Servicer............................   S-1
  The Receivables.....................   S-1
  Offered Securities..................   S-1
     Certificates.....................   S-1
     Distribution Dates...............   S-1
     Interest.........................   S-2
     Principal........................   S-2
  The Collateral Interest.............   S-2
  Credit Enhancement..................   S-2
     Subordination of Classes.........   S-2
  The Transferors' Interest...........   S-2
  Allocations.........................   S-3
     Among Series.....................   S-3
     Among Classes....................   S-3
  Application of Collections..........   S-3
     Finance Charge Collections.......   S-3
     Excess Spread and Excess Finance
       Charges........................   S-4
     Principal Collections............   S-4
  Pay Out Events......................   S-4
  Optional Repurchase.................   S-5
  Registration........................   S-5
  Tax Status..........................   S-5
  ERISA Considerations................   S-5
  Certificate Ratings.................   S-5
  Exchange Listing....................   S-5
  Additional Information..............   S-6
Risk Factors..........................   S-7
  Ability To Resell Series 2002-A
     Certificates Not Assured.........   S-7
  Credit Enhancement May Not Be
     Sufficient To Prevent Loss.......   S-7
  Class B Certificates Are
     Subordinated To The Class A
     Certificates; Trust Assets May Be
     Diverted From Class B To Pay
     Class A..........................   S-7
  Ratings Can Be Lowered Or Withdrawn
     After You Purchase Your
     Certificates And The Market Value
     Of Your Certificates May Be
     Reduced..........................   S-8
Introduction..........................   S-9

                                        PAGE
                                        ----
The Bank's Credit Card Activities.....  S-10
  General.............................  S-10
  Finance Charges.....................  S-10
  Delinquency and Loss Experience.....  S-10
  Interchange.........................  S-11
  Litigation..........................  S-12
The Receivables.......................  S-12
Maturity Assumptions..................  S-15
Receivable Yield Considerations.......  S-17
Description of the Certificates.......  S-18
  General.............................  S-18
  Registration of Certificates........  S-20
  Interest Payments...................  S-20
  Principal Payments..................  S-23
  Postponement of Accumulation
     Period...........................  S-25
  Subordination.......................  S-25
  Allocation Percentages..............  S-26
  Reallocation of Cash Flows..........  S-29
  Application of Collections..........  S-31
  Principal Funding Account...........  S-36
  Reserve Account.....................  S-36
  Paired Series.......................  S-38
  Shared Collections of Principal
     Receivables......................  S-38
  Allocation of Investor Default
     Amount...........................  S-39
  Optional Repurchase.................  S-40
  Pay Out Events......................  S-40
  Servicing Compensation and Payment
     of Expenses......................  S-43
Federal Income Tax Consequences.......  S-43
ERISA Considerations..................  S-44
  General.............................  S-44
  Class A Certificates................  S-44
  Class B Certificates................  S-46
  Consultation with Counsel...........  S-47
Underwriting..........................  S-47
Legal Matters.........................  S-49
Index of Principal Terms..............  S-50
ANNEX I: OTHER SERIES ISSUED..........   I-1
ANNEX II: RECEIVABLES IN ADDITIONAL
  ACCOUNTS CONVEYED TO THE TRUSTEE....  II-1

                                SUMMARY OF TERMS

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. This summary provides general, simplified descriptions of matters which, in some cases, are highly technical and complex. More detail is provided in other sections of this document and in the prospectus.

Do not rely upon this summary for a full understanding of the matters you need to consider in connection with any potential investment in the certificates. To understand all of the terms of the offering of the Series 2002-A certificates, read carefully this entire document and the accompanying prospectus.

THE TRUST

Fleet Credit Card Master Trust II will issue the certificates.

The trust has issued numerous series of certificates, will issue the Series 2002-A certificates and expects to issue additional series. The certificates of each series will represent an ownership interest in the assets of the trust.

THE TRUSTEE

The trustee is Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company). You may obtain information regarding the certificates by telephoning the trustee at (800) 735-7777.

THE BANK

Fleet Bank (RI), National Association is the owner of the revolving credit card accounts. The bank sells the receivables in the accounts to Fleet Credit Card Funding Trust.

The bank is a special purpose credit card bank. Its principal offices are located at 111 Westminster Street, Providence, Rhode Island 02903. The telephone number is (401) 278-5451.

TRANSFEROR

As transferor, Fleet Credit Card Funding Trust purchases the receivables from the bank and transfers the receivables to the trust.

SERVICER

The bank is the servicer. As the servicer, the bank collects payments on the receivables and allocates the collections among the interests in the trust.

THE RECEIVABLES

The primary assets of the trust are receivables in VISA(R) and MasterCard(R)(1) revolving credit card accounts. The receivables consist of principal receivables and finance charge receivables.

The following information is as of March 31, 2002:

- Principal receivables in the trust: $10,692,498,325.

- Finance charge receivables in the trust: $248,727,915.

- Accounts designated to the trust: 7,112,853.

See "The Receivables" in this prospectus supplement.

OFFERED SECURITIES

  CERTIFICATES

Fleet Credit Card Master Trust II is offering:

- $660,000,000 of Class A certificates; and

- $56,000,000 of Class B certificates.

The Series 2002-A certificates include both Class A and Class B.

Beneficial interests in these certificates may be purchased in minimum denominations of $1,000 and integral multiples of $1,000.

The transferor expects that the trust will issue the Series 2002-A certificates
on May   , 2002.

  DISTRIBUTION DATES

The first distribution date will be July 15, 2002.

Distribution dates for the Series 2002-A certificates will be the 15th day of each month if the 15th day is a business day. If the 15th is not a business day, the distribution date will be the following business day.

------------
(1) VISA(R) and MasterCard(R) are federally registered servicemarks of VISA U.S.A., Inc. and MasterCard International Inc., respectively.

  INTEREST

Interest on the Series 2002-A certificates will be paid on each distribution date.

You may obtain the interest rates for the current interest period and the immediately preceding interest period by telephoning the trustee at (800) 735-7777.

Class A

The Class A certificates will bear interest at LIBOR as determined each month
plus   % per annum.

Class B

The Class B certificates will bear interest at LIBOR as determined each month
plus   % per annum.

See "Description of the Certificates--Interest Payments" in this prospectus supplement for a description of how and when LIBOR will be determined.

  PRINCIPAL

The transferor expects that principal on the Series 2002-A certificates will be distributed on the date noted below; however, principal may, in fact, be distributed earlier or later. You will not be entitled to any premium for early or late payment of principal.

If certain adverse events known as pay out events occur, principal may be distributed earlier than expected.

If collections of the credit card receivables are less than expected or are collected more slowly than expected, then principal repayment may be delayed.

Class A

The transferor expects that principal of the Class A certificates will be distributed on the April 2005 distribution date.

Class B

The transferor expects that principal of the Class B certificates will be distributed on the April 2005 distribution date; however, no principal will be paid on the Class B certificates unless the Class A certificates are paid in full.

Accumulation Period

We are scheduled to begin accumulating collections of principal receivables on July 1, 2004 for later distribution to you. The servicer may, however, elect to delay the beginning of the accumulation period to a date not later than March 1, 2005.

See "Description of the Certificates--Principal Payments," and "--Postponement of Accumulation Period" in this prospectus supplement.

Legal Final Maturity

If the Series 2002-A certificates are not paid on their expected final distribution dates, collections of receivables will continue to be used to pay principal on the Series 2002-A certificates until the certificates are paid or until October 15, 2007, whichever occurs first. October 15, 2007 is the legal final maturity date for Series 2002-A.

See "Maturity Assumptions," and "Description of the Certificates--Allocation Percentages," and "--Principal Payments" in this prospectus supplement.

THE COLLATERAL INTEREST

At the same time as the Series 2002-A certificates are issued, the trust will issue an undivided interest in the trust called a collateral interest in the amount of $84,000,000 as part of Series 2002-A. The holder of the collateral interest will have voting and certain other rights as if the collateral interest were a subordinated class of certificates. The collateral interest is not offered by this document.

CREDIT ENHANCEMENT

  SUBORDINATION OF CLASSES

The collateral interest and the Class B certificates are subordinated to the Class A certificates.

The collateral interest is also subordinated to the Class B certificates.

See "Description of the Certificates--Reallocation of Cash Flows" and "--Allocation of Investor Default Amount" in this prospectus supplement.

THE TRANSFERORS' INTEREST

The interest in the trust not represented by your series or by any other series is the transferors' interest. The transferors' interest is held by Fleet Credit Card Funding Trust. Fleet Credit Card

Funding Trust may sell a portion of the transferors' interest to other investors. If a portion of the transferors' interest is sold to anyone other than the transferor or its affiliates, the interest will be represented by a supplemental certificate. No supplemental certificates are currently outstanding.

The transferors' interest does not provide credit enhancement for your series or any other series.

ALLOCATIONS

  AMONG SERIES

Each month the bank, as servicer, will allocate collections received among:

- Series 2002-A;

- other outstanding series; and

- the transferors' interest in the trust.

The amount allocated to your series will generally be determined based upon the ratio of the invested amount of your series to the total amount of principal receivables in the trust and any balances in the trust's excess funding account.

You are entitled to receive payments of interest and principal only from collections and other trust assets allocated to your series.

The invested amount is the primary basis for allocations to your series. The invested amount is the sum of the Class A invested amount, the Class B invested amount and the collateral invested amount.

At the time of issuance of the Series 2002-A certificates, the invested amount for Series 2002-A will be $800,000,000.

  AMONG CLASSES

From the amounts allocated to your series, the servicer will further allocate among the Class A certificates, the Class B certificates and the collateral interest on the basis of the invested amount of each class and the invested amount of the collateral interest. Initially the invested amount of each class will be equal to the original principal amount of that class and the initial invested amount of the collateral interest will be equal to the original principal amount of the collateral interest.

See "Description of the Certificates--Allocation Percentages" in this prospectus supplement.

The invested amount of a series or a class will decline as a result of the accumulation of principal collections in the principal funding account or principal payments. The invested amount also may decline if collections of receivables allocated to your series are not sufficient to make certain required payments and to cover your series share of principal receivables that are written off as uncollectible. If the invested amount of your series or class declines for this reason, there may be a reduction in amounts allocated and available for payment to you.

For a description of the events which may lead to these reductions, see "Description of the Certificates--Reallocation of Cash Flows" and "--Allocation of Investor Default Amount" in this prospectus supplement.

APPLICATION OF COLLECTIONS

  FINANCE CHARGE COLLECTIONS

- Collections of finance charge receivables and certain other amounts allocated to the Class A certificates will be used to pay interest on the Class A certificates, to pay Class A's portion of the servicing fee and to cover Class A's portion of principal receivables that are written off as uncollectible. Any remaining amount will become excess spread and be applied as described immediately below under the caption "--Excess Spread and Excess Finance Charges."

- Collections of finance charge receivables allocated to the Class B certificates will be used to pay interest on the Class B certificates and to pay Class B's portion of the servicing fee. Any remaining amount will become excess spread and be applied as described immediately below under the caption "--Excess Spread and Excess Finance Charges."

- Collections of finance charge receivables allocated to the collateral interest will be used to pay the collateral interest's portion of the servicing fee if the bank or the trustee is no longer the servicer. Any remaining amount will become excess spread and be applied as described immediately below under the caption "--Excess Spread and Excess Finance Charges."

See "Description of the Certificates--Application of Collections--Payment of Interest, Fees and Other Items" in this prospectus supplement.

  EXCESS SPREAD AND EXCESS FINANCE CHARGES

Each month the excess spread and excess finance charges will be used in the following order of priority:

- first to make up deficiencies for Class A,

- then to make up deficiencies for Class B, including covering Class B's portion of principal receivables written off as uncollectible,

- then to pay interest on the collateral interest at the collateral minimum interest rate,

- then to pay the collateral interest's portion of the servicing fee, or, if the bank or the trustee is no longer the servicer, then to pay any portion of the collateral interest's servicing fee not paid as described above under "--Finance Charge Collections,"

- then to cover the collateral interest's portion of principal receivables that are written off as uncollectible,

- then to reimburse any previous reductions in the collateral invested amount,

- then, in limited circumstances, to fund a reserve account to cover interest payment shortfalls for Class A, and

- finally to make payments to the holder of the collateral interest.

See "Description of the Certificates--Application of Collections--Excess Spread; Excess Finance Charges" in this prospectus supplement.

  PRINCIPAL COLLECTIONS

So long as no pay out event has occurred, your series' share of principal collections, including shared principal collections from other series, will be applied each month as follows:

- First, principal collections allocated to the collateral interest and the Class B certificates may be reallocated, if necessary, to make required payments on the Class A certificates and the Class B certificates which were not made from finance charge collections, excess spread or excess finance charges.

- During the revolving period, no principal will be paid to you or accumulated in a trust account.

- During the accumulation period, principal collections allocated or available to the Class A certificates and the Class B certificates will be deposited in the principal funding account, up to a controlled deposit amount, for payment first to the Class A certificateholders and then to the Class B certificateholders on the expected final distribution date.

- Upon payment in full of the Class A certificates and the Class B certificates, principal collections allocated or available to the collateral interest, up to the collateral invested amount, will be paid to the collateral interest holder.

- Any remaining principal collections will be first made available to other series and then paid to the holders of the transferors' interest or deposited in the excess funding account.

If a pay out event occurs, the rapid amortization period will begin and all of the principal collections allocated or available to the Class A certificates and the Class B certificates, except amounts required to be reallocated, will be applied each month to pay principal on your series. Class A will be paid first, and then Class B.

See "Description of the Certificates--Principal Payments," "--Application of Collections" and "--Shared Collections of Principal Receivables" in this prospectus supplement.

PAY OUT EVENTS

Pay out events are adverse events that result in the end of the revolving period or the accumulation period and the beginning of a rapid amortization period.

The following are pay out events for your series:

- the transferor fails to make required payments, fails to make required deposits, or violates other covenants and agreements;

- the representations and warranties of the transferor are materially incorrect;

- the transferor does not transfer additional assets to the trust when required;

- the percentage obtained from your series' allocation of the yield on the trust portfolio and investment earnings from the principal funding account and withdrawals from the reserve account, after taking into account the amount of the principal receivables that are written off as uncollectible allocated to Series 2002-A, averaged over any three consecutive months is less than the weighted average interest rate for Series 2002-A, calculated by taking into account the interest rate for Class A, Class B and the collateral minimum interest rate, plus the servicing fee rate for Series 2002-A averaged over the same three months;

- certain defaults of the servicer; or

- the Class A certificates, the Class B certificates or the collateral interest are not paid in full on their expected final distribution date.

The following are pay out events for the trust:

- the occurrence of certain events of insolvency or receivership relating to the bank or any additional account owner or the transferor or any additional transferor;

- the transferor is unable to transfer receivables to the trust as required under the pooling and servicing agreement or the bank is unable to transfer receivables to the transferor as required under the receivables purchase agreement; or

- the trust becomes an "investment company" under the Investment Company Act of 1940.

For a more detailed discussion of the pay out events, see "Description of the Certificates--Pay Out Events" in this prospectus supplement. In addition, see "Description of the Certificates--Trust Pay Out Events" in the accompanying prospectus.

OPTIONAL REPURCHASE

The transferor has the option to repurchase your certificates when the investor amount for your series has been reduced to 5% or less of the initial invested amount.

See "Description of the Certificates--Optional Repurchase" in this prospectus supplement and "Risk Factors--If Optional Repurchase Occurs, It May Result in an Early Return of Principal and a Reinvestment Risk" in the accompanying prospectus.

REGISTRATION

The Series 2002-A certificates will be in book-entry form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. Except in certain limited circumstances, you will not receive a definitive certificate representing your interest.

See "Description of the Certificates--Definitive Certificates" in the accompanying prospectus.

You may elect to hold your certificates through DTC in the United States, or Clearstream Banking, societe anonyme or the Euroclear System in Europe.

See "Description of the Certificates--Book-Entry Registration" and "--Definitive Certificates" in the accompanying prospectus.

TAX STATUS

Orrick, Herrington & Sutcliffe LLP, as special tax counsel to the bank and the transferor, is of the opinion that under existing law your certificates will be characterized as debt for federal income tax purposes. By your acceptance of a Series 2002-A certificate, you will agree to treat your certificates as debt for federal, state and local income and franchise tax purposes.

See "Federal Income Tax Consequences" in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS

Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the Class A certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

For the reasons discussed under "ERISA Considerations" in this prospectus supplement and the accompanying prospectus, the Class B certificates are not eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts other than an insurance company investing assets of its general account.

CERTIFICATE RATINGS

The Class A certificates will be rated in the highest rating category by at least one nationally recognized rating organization and the Class B certificates will be rated in one of the three highest rating categories by at least one nationally recognized rating organization.

See "Risk Factors--Ratings Can Be Lowered or Withdrawn After You Purchase Your Certificates And The Market Value Of Your Certificates May Be Reduced" in this prospectus supplement.

EXCHANGE LISTING

We will apply to list the Class A certificates and the Class B certificates on the Luxembourg Stock

Exchange. We cannot guaranty that the application for the listing will be accepted. You should consult with Deutsche Bank Luxembourg S.A., the Luxembourg listing agent for the certificates, 14 Boulevard F.D. Roosevelt, L-2450 Luxembourg, phone number (352) 46 02 41, to determine whether or not the Series 2002-A certificates are listed on the Luxembourg Stock Exchange.

ADDITIONAL INFORMATION

For more information, you can call (215) 444-6800 and direct your inquiries to the Fleet Credit Card Securitization Department.

                                  RISK FACTORS

     In the accompanying prospectus you will find a section called "Risk Factors." The information in that section applies generally to all series, including yours. The information in this section applies more specifically to your series.

     You should consider the risk factors discussed under the caption "Risk Factors" in the prospectus and the risk factors discussed below in this section before deciding whether to purchase any of the Series 2002-A certificates.

ABILITY TO RESELL SERIES 2002-A             If you purchase Series 2002-A certificates, you may not
CERTIFICATES NOT ASSURED                    be able to sell them. There is currently no secondary
                                            market for the certificates. A secondary market for your
                                            certificates may not develop. If a secondary market does
                                            develop, it may not continue or it may not provide
                                            sufficient liquidity to allow you to resell all or a
                                            part of your certificates if you want to do so. The
                                            underwriters of the Class A certificates and the
                                            underwriters of the Class B certificates may assist in
                                            resales of the certificates, but they are not required
                                            to do so.

CREDIT ENHANCEMENT MAY NOT BE SUFFICIENT    Credit enhancement provided for your series of
TO PREVENT LOSS                             certificates is limited. The only sources of payment for
                                            your certificates are the assets of the trust allocated
                                            to your series. If problems develop with the
                                            receivables, such as an increase in losses on the
                                            receivables or if there are problems in the collection
                                            and transfer of the receivables to the trust, it is
                                            possible that you may not receive the full amount of
                                            interest and principal that you would otherwise receive.

                                            See "Description of the Certificates--Subordination,"
                                            "--Allocation Percentages," "--Reallocation of Cash
                                            Flows" and "--Allocation of Investor Default Amount" in
                                            this prospectus supplement.

CLASS B CERTIFICATES ARE SUBORDINATED TO    If you purchase a Class B certificate, your right to
THE CLASS A CERTIFICATES; TRUST ASSETS MAY  receive principal payments is subordinated to the
BE DIVERTED FROM CLASS B TO PAY CLASS A     payment in full of the Class A certificates. No
                                            principal will be paid to you until the full amount of
                                            principal has been paid on the Class A certificates.

                                            In addition, if Class A's share of collections of
                                            finance charge receivables and certain other amounts
                                            allocated to Series 2002-A, excess spread, excess
                                            finance charges and the collateral interest's share of
                                            principal collections are not sufficient to make all
                                            required payments for the Class A certificates,
                                            collections of principal receivables allocated to Class
                                            B may be diverted to Class A. If this occurs, the Class
                                            B invested amount and future allocations to Class B
                                            would be reduced.

                                            Also, if Class A's share of losses on principal
                                            receivables exceeds the collections and credit
                                            enhancement available to cover those losses, and the
                                            collateral invested amount is reduced to zero, the Class
                                            B invested amount will be reduced to avoid reducing the
                                            Class A invested amount. If this occurs, the Class B
                                            invested amount and future allocations to Class B would
                                            be reduced.

                                            As a result of the subordination, you may receive
                                            payments of interest or principal later than you expect
                                            or you may not receive the full amount of expected
                                            principal and interest.

RATINGS CAN BE LOWERED OR WITHDRAWN AFTER   The ratings assigned to the Series 2002-A certificates
YOU PURCHASE YOUR CERTIFICATES AND THE      are based upon many factors, including the credit
MARKET VALUE OF YOUR CERTIFICATES MAY BE    quality of the receivables and the amount of credit
REDUCED                                     enhancement provided. The ratings are not a
                                            recommendation to purchase, hold or sell any of the
                                            Series 2002-A certificates. The ratings also are not
                                            intended and should not be relied upon to determine the
                                            marketability of the Series 2002-A certificates, the
                                            market value of the Series 2002-A certificates or
                                            whether the Series 2002-A certificates are a suitable
                                            investment for you.
                                            Any rating agency may lower its rating or withdraw its
                                            rating entirely if, in the sole judgment of the rating
                                            agency, the credit quality of the certificates has
                                            declined or is in question. If any rating assigned to
                                            your certificates is lowered or withdrawn, the market
                                            value of your certificates may be reduced.

                                  INTRODUCTION

     The following provisions of this prospectus supplement contain more detailed information concerning the asset-backed certificates offered hereby. The certificates will be issued by Fleet Credit Card Master Trust II (the "TRUST") pursuant to the terms of a Pooling and Servicing Agreement dated as of December 1, 1993. The Pooling and Servicing Agreement has been amended numerous times and was most recently amended and restated as of January 1, 2002 and was further amended by Amendment Number 1 dated as of April 1, 2002. The Pooling and Servicing Agreement, as amended from time to time, is in this prospectus supplement called the "MASTER POOLING AND SERVICING AGREEMENT." The Master Pooling and Servicing Agreement is among Fleet Credit Card Funding Trust ("FCCF"), as transferor, Fleet Bank (RI), National Association (the "BANK"), as servicer, and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee.

     In addition to its role as servicer, the bank is the owner of credit card accounts including those designated to the trust. Pursuant to a receivables purchase agreement dated as of January 1, 2002 and amended as of April 1, 2002 between the bank and FCCF (the "RECEIVABLES PURCHASE AGREEMENT"), the receivables in designated accounts are sold by the bank to FCCF. FCCF, as transferor, then transfers the receivables to the trustee under the Master Pooling and Servicing Agreement.

     Prior to January 1, 2002 (the "SUBSTITUTION DATE") the bank sold receivables from the designated accounts directly to the trustee. As of January 1, 2002, FCCF was substituted as the direct transferor to the trust and the bank sells the receivables to FCCF under the Receivables Purchase Agreement described above.

     FCCF, in its capacity as transferor under the Master Pooling and Servicing Agreement and the series supplement, is referred to as the transferor. The bank in its capacity as servicer, is referred to as the servicer. The term "TRANSFEROR" refers to FCCF and also includes the entities which were the sellers under the Master Pooling and Servicing Agreement to the trust prior to the substitution date and includes any additional transferors as described under the caption "Description of the Certificates -- The Base Certificate; Additional Transferors" in the accompanying prospectus. The term "SERVICER" refers to the bank and also refers to any successor to the bank, as servicer.

     The bank is an indirect, wholly-owned subsidiary of FleetBoston Financial Corporation ("FLEET"). Fleet is the bank holding company which came into existence on October 1, 1999 as a result of the merger of Fleet Financial Group, Inc. and BankBoston Corporation. Prior to the merger of Fleet Financial Group, Inc. and the BankBoston Corporation, the bank was an indirect wholly-owned subsidiary of Fleet Financial Group, Inc. See "The Bank and FleetBoston Financial Corporation" in the accompanying prospectus.

     FCCF is a Delaware business trust. FCCF was formed as a limited liability company under the laws of the state of Delaware on November 15, 2001 and converted to a business trust under Delaware law on March 28, 2002. FCCF is an indirect subsidiary of the bank. FCCF's address is 300 North Wakefield Drive, Suite DE EH 60002 P, Newark, Delaware 19702 and the telephone number is (302) 266-5004.

     The trust will issue $660,000,000 of its Class A Floating Rate Asset-Backed Certificates, Series 2002-A (the "CLASS A CERTIFICATES") and $56,000,000 of its Class B Floating Rate Asset-Backed Certificates, Series 2002-A (the "CLASS B CERTIFICATES"). There will also be created, as part of Series 2002-A, a third class of interests in the trust which shall be in the amount of $84,000,000 and be known as the Collateral Interest, Series 2002-A ("COLLATERAL INTEREST").

     The Class A Certificates and the Class B Certificates are, collectively, the "SERIES 2002-A CERTIFICATES." The registered holders of the Class A Certificates are referred to as the "CLASS A CERTIFICATEHOLDERS." The registered holders of the Class B Certificates are referred to as the "CLASS B CERTIFICATEHOLDERS." The registered holder of the Collateral Interest is the "COLLATERAL INTEREST HOLDER." The Class A Certificateholders and the Class B Certificateholders, together with the Collateral Interest Holder are, collectively, the "SERIES 2002-A HOLDERS." The Series 2002-A Certificates and the Collateral Interest are, collectively, the "SERIES 2002-A INTERESTS." The series in which the Series 2002-A Interests are issued is known as "SERIES 2002-A." The closing date on which the Series
2002-A Interests will be issued is expected to be May   , 2002.

     The Series 2002-A Interests will be issued pursuant to the Master Pooling and Servicing Agreement and a series supplement designated as the Series 2002-A Supplement. The Master Pooling and Servicing Agreement together with the series supplement is, in this prospectus supplement, the "POOLING AND SERVICING AGREEMENT."

     Series 2002-A will be the thirtieth series issued by the trust. Of these series, fifteen, including Series 2002-A, will be outstanding on the closing date and each of those fifteen series will be included in the group of series issued by the trust from time to time and designated as Group One. See Annex I. Annex I is hereby incorporated into this prospectus supplement by reference. Additional series are expected to be issued from time to time by the trust.

     The certificates offered by this prospectus supplement and the accompanying prospectus are investment grade asset-backed securities within the meaning of the Securities Act of 1933, as amended, and the rules promulgated under it.

                       THE BANK'S CREDIT CARD ACTIVITIES

GENERAL

     The bank owns a portfolio of credit card accounts consisting of accounts originated by the bank or acquired from other entities. The portfolio of credit card accounts owned by the bank, as it exists from time to time, including additional accounts originated or acquired in the future, is the "FLEET CREDIT CARD PORTFOLIO." The accounts which have been designated to the trust are included in the Fleet Credit Card Portfolio, however, the Fleet Credit Card Portfolio also includes other accounts which have not been designated to the trust.

     The initial accounts were designated to the trust in 1993 by a predecessor transferor to the trust. Since the initial designation, additional accounts have been designated for inclusion in the trust from time to time as set forth in Annex II. Annex II is hereby incorporated into this prospectus supplement by reference.

     The bank is a member of VISA U.S.A., Inc. and MasterCard International Inc.

FINANCE CHARGES

     Some accounts have floating rate finance charges set at a rate above the London interbank offered rate or at a rate above the prime rate. Other accounts have finance charges set at rates established from time to time by the bank. For more information, see "The Bank's Credit Card Activities--Billing and Payments" in the accompanying prospectus.

DELINQUENCY AND LOSS EXPERIENCE

     The following tables show the delinquency and loss experience for the Fleet Credit Card Portfolio.

     The trust portfolio is made up of the accounts which have been designated to the trust and the receivables in these accounts as of any date of determination. The accounts designated to the trust must be Eligible Accounts. See "Description of the Certificates--Representations, Warranties and Covenants" and "--Addition of Accounts" in the accompanying prospectus. See also "The Receivables" in this prospectus supplement.

     The trust portfolio is only a portion of the Fleet Credit Card Portfolio; therefore, actual delinquency and gross charge-off experience for the receivables in the trust may be different from that shown in the following tables which include information for the entire Fleet Credit Card Portfolio.

     There can be no assurance that the delinquency and loss experience for the receivables in the trust will be similar to the historical experience shown in the following tables.

                             DELINQUENCY EXPERIENCE
                          FLEET CREDIT CARD PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                            AS OF                   AS OF DECEMBER 31,
                                          MARCH 31,      -----------------------------------------
                                            2002            2001           2000           1999
                                        -------------    -----------    -----------    -----------
Receivables Outstanding(1)(2).........   $14,923,936     $15,414,076    $14,685,814    $14,278,212
Receivables Contractually Delinquent
  as a Percentage of Receivables
  Outstanding(1):
  30-59 days..........................         1.11%           1.25%          1.52%          1.44%
  60-89 days..........................         0.89%           0.96%          1.13%          1.09%
  90 or more days.....................         2.00%           1.86%          2.40%          2.35%
                                         -----------     -----------    -----------    -----------
Total.................................         4.00%           4.07%          5.05%          4.88%
                                         ===========     ===========    ===========    ===========

------------
(1) Receivables Outstanding and Receivables Contractually Delinquent as a Percentage of Receivables Outstanding related to the credit card portfolio acquired by Fleet as a result of the merger of Fleet Financial Group, Inc. and BankBoston Corporation are included as of March 31, 2000.

(2) Receivables Outstanding consists of all amounts due from cardholders as posted to the accounts.

                                LOSS EXPERIENCE
                          FLEET CREDIT CARD PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                        THREE MONTHS
                                            ENDED                 YEAR ENDED DECEMBER 31,
                                          MARCH 31,      -----------------------------------------
                                            2002            2001           2000           1999
                                        -------------    -----------    -----------    -----------
Average Receivables
  Outstanding(1)(2)...................   $15,317,599     $14,415,785    $14,199,216    $13,065,414
Gross Losses(1)(3)....................   $   220,269     $   927,801    $   863,922    $   967,611
Recoveries(1).........................   $    14,461     $    74,586    $    74,400    $    75,883
Net Losses............................   $   205,808     $   853,215    $   789,522    $   891,728
Net Losses as a Percentage of Average
  Receivables Outstanding.............       5.37%(4)          5.92%          5.56%          6.83%

------------
(1) Average Receivables Outstanding, Gross Losses and Recoveries related to the credit card portfolio acquired by Fleet as a result of the merger of Fleet Financial Group, Inc. and BankBoston Corporation are included as of March 31, 2000.

(2) Average Receivables Outstanding is the sum of receivables outstanding at the beginning and end of each month during the period indicated, divided by twice the number of months in the period indicated.

(3) Gross Losses are presented net of adjustments made pursuant to the bank's normal servicing procedures, including removal of incorrect or disputed finance charges and reversal of annual cardholder fees on cardholder accounts which have been closed. Losses do not include accrued finance charges that have been charged-off or fraud losses.

(4) Annualized.

INTERCHANGE

     Each month the bank sells to FCCF, under the Receivables Purchase Agreement, interchange allocated to the accounts designated to the trust. See the "Receivables Purchase Agreement" in the accompanying prospectus. Under the Master Pooling and Servicing Agreement and the Series 2002-A Supplement, the transferor is required prior to the distribution date each month to transfer to the trust for

Series 2002-A a portion of the allocated interchange equal to one-twelfth of 1.25% of the outstanding balance of the principal receivables allocable to Series 2002-A at the end of the preceding month.

LITIGATION

     On January 22, 1999, Fleet Financial Group, Inc. (the predecessor to FleetBoston Financial Corporation), Fleet National Bank, Fleet Bank (RI), National Association, Fleet Credit Card Services, L.P. and Fleet Credit Card Holdings, Inc. brought suit against Advanta Corp., and certain of its subsidiaries. The action arose out of a February 1998 transaction in which Fleet Financial Group, Inc. and the predecessor in interest to Fleet Credit Card Services, L.P., acquired most of the consumer credit card business of Advanta National Bank. The Advanta entities answered the Fleet entities' complaint, denying the principal allegations and asserting a variety of counterclaims. Since then, the court has granted three motions for partial summary judgement in favor of the Fleet entities, but several claims remain to be resolved. Trial of the remaining claims commenced in November, 2001 and concluded in December 2001. Thereafter, the parties submitted post-trial memoranda and presented closing arguments. A decision is not expected before mid-summer 2002. Due to the nature of the Advanta entities' pleadings and the general unpredictability of the litigation process, it is impossible, at this time, to predict the ultimate outcome of the litigation. However, Fleet does not expect the resolution of this action to have a material adverse impact on its business.

                                THE RECEIVABLES

     The receivables in the initial accounts designated to the trust were conveyed to the trust on December 3, 1993. Since that date, accounts have been added to the trust from time to time as set forth in Annex II.

     Prior to the substitution date, on each account addition, the bank selected accounts, designated the accounts to the trust and transferred the receivables in the accounts to the trustee. On and after the substitution date, on each account addition, FCCF requests that the bank designate accounts under the Receivables Purchase Agreement. The bank selects and designates accounts and sells the receivables in the designated account to FCCF. Under the Master Pooling and Servicing Agreement, FCCF designates the accounts to the trust and transfers the receivables in the accounts to the trustee. In each case, the bank has broad discretion in selecting accounts that will be designated as additional accounts; however, each additional account must, as of the relevant cut-off date for that account, qualify as an Eligible Account. In order to be an Eligible Account, each account must on the relevant cut-off date, among other things, be in existence and maintained by the bank, or an additional account owner, have a cardholder with a billing address in the United States, its territories or possessions or a military address, and, except under limited circumstances, not be an account the credit card or cards for which have been reported as having been lost or stolen. See "Description of the Certificates--Representations, Warranties and Covenants" in the accompanying prospectus.

     Cardholders whose accounts are included in the Fleet Credit Card Portfolio have billing addresses in all 50 states, the District of Columbia, Puerto Rico, Guam, the Virgin Islands and certain foreign countries. As noted above, Eligible Accounts must, as of the relevant cut-off date, have a billing address in the United States, its territories or possessions or a military address. As of March 31, 2002, 99.9% of the accounts designated to the trust and 99.9% of the receivables in the trust had billing addresses in one of the 50 states or the District of Columbia.

     Pursuant to the Pooling and Servicing Agreement, the transferor may be obligated to designate additional accounts to the trust and to convey all receivables of these additional accounts to the trustee. Also, the transferor may in its discretion, from time to time, designate additional accounts to the trust. In such case, the transferor will request the bank to select and designate additional accounts and the bank will do so under the Receivables Purchase Agreement. All of the receivables in the designated accounts are conveyed to FCCF and FCCF conveys the receivables to the trustee whether these receivables are then existing or are subsequently created. See "Description of the Certificates--General" and "--Addition of Accounts" in the accompanying prospectus. As of the relevant cut-off date and on the date any new receivables are created, the bank and the transferor represent and warrant that the receivables in the accounts are Eligible Receivables. See "Description of Certificates--Representations, Warranties and Covenants" in the accompanying prospectus.

     As of the date of this prospectus supplement, the accounts from which the receivables in the trust arise are the existing VISA and MasterCard accounts. However, any new accounts designated to the trust are not required to be VISA and MasterCard accounts.

     The receivables in the trust including receivables in additional accounts, which have been or are expected to be designated to the trust during the period from March 31, 2002 through the date of issuance of the Series 2002-A Certificates totaled $12,172,977,034 in 7,546,844 accounts as of March 31, 2002. The accounts had an average credit limit of $8,207. The percentage of the aggregate total receivables balance to the aggregate total credit limit was 19.7%. The average age of the accounts designated to the trust was approximately
48.8 months.

     The receivables balance in the trust as of March 31, 2002 totaled (not including receivables to be added to the trust thereafter) $10,941,226,240. The receivables balance in the trust as of April 18, 2002 totaled $10,707,899,164. As of April 18, 2002 the balance of receivables in the trust which were 30 days or more contractually delinquent was $483,276,261.

     The following tables summarize the trust portfolio, by various criteria as of the close of business on March 31, 2002 including receivables in additional accounts, which have been or are expected to be designated to the trust during the period from March 31, 2002 through the date of issuance of the Series 2002-A Certificates. Because the future composition of the trust portfolio may change over time, these tables are not necessarily indicative of future results.

                         COMPOSITION BY ACCOUNT BALANCE
                                TRUST PORTFOLIO

                                                        PERCENTAGE
                                                         OF TOTAL                        PERCENTAGE
                                           NUMBER OF    NUMBER OF                         OF TOTAL
ACCOUNT BALANCE RANGE                      ACCOUNTS      ACCOUNTS       RECEIVABLES      RECEIVABLES
---------------------                      ---------    ----------    ---------------    -----------
Credit balance...........................    114,858        1.5%      $   (11,298,846)       (0.1)%
$0.00....................................  3,738,428       49.6                     0         0.0
$0.01 to $1,000.00.......................  1,194,794       15.8           411,152,298         3.4
$1,000.01 to $2,500.00...................    696,935        9.2         1,189,519,428         9.8
$2,500.01 to $5,000.00...................    860,441       11.4         3,176,655,263        26.1
$5,000.01 to $7,500.00...................    507,948        6.7         3,116,842,525        25.6
Over $7,500.00...........................    433,440        5.8         4,290,106,366        35.2
                                           ---------      -----       ---------------       -----
Total....................................  7,546,844      100.0%      $12,172,977,034       100.0%
                                           =========      =====       ===============       =====

                          COMPOSITION BY CREDIT LIMIT
                                TRUST PORTFOLIO

                                                        PERCENTAGE
                                                         OF TOTAL                        PERCENTAGE
                                           NUMBER OF    NUMBER OF                         OF TOTAL
CREDIT LIMIT BALANCE                       ACCOUNTS      ACCOUNTS       RECEIVABLES      RECEIVABLES
--------------------                       ---------    ----------    ---------------    -----------
$0.00 to $2,500.00.......................    618,592        8.2%      $   298,538,062         2.5%
$2,500.01 to 3,500.00....................    321,958        4.2           373,572,438         3.1
$3,500.01 to 5,000.00....................    943,621       12.5         1,142,391,095         9.4
$5,000.01 to 7,500.00....................  1,506,934       20.0         2,172,240,455        17.8
$7,500.01 to 10,000.00...................  1,921,539       25.5         2,857,332,060        23.5
$10,000.01 to 12,500.00..................  1,291,230       17.1         2,467,350,022        20.2
Over $12,500.01..........................    942,970       12.5         2,861,552,902        23.5
                                           ---------      -----       ---------------       -----
Total....................................  7,546,844      100.0%      $12,172,977,034       100.0%
                                           =========      =====       ===============       =====

                      COMPOSITION BY PERIOD OF DELINQUENCY
                                TRUST PORTFOLIO

                                                        PERCENTAGE
                                                         OF TOTAL                        PERCENTAGE
PERIOD OF DELINQUENCY                      NUMBER OF    NUMBER OF                         OF TOTAL
(DAYS CONTRACTUALLY DELINQUENT)            ACCOUNTS      ACCOUNTS       RECEIVABLES      RECEIVABLES
-------------------------------            ---------    ----------    ---------------    -----------
Not Delinquent...........................  7,368,703       97.6%      $11,347,347,334        93.2%
1 to 29 days.............................     88,598        1.2           352,053,363         2.9
30 to 59 days............................     26,946        0.4           131,577,415         1.0
60 to 89 days............................     19,753        0.3           103,669,176         0.9
90 to 119 days...........................     15,588        0.2            84,809,019         0.7
120 to 149 days..........................     13,397        0.2            74,737,986         0.6
150 to 179 days..........................     12,433        0.1            70,319,665         0.6
180 or more..............................      1,426        0.0             8,463,076         0.1
                                           ---------      -----       ---------------       -----
Total....................................  7,546,844      100.0%      $12,172,977,034       100.0%
                                           =========      =====       ===============       =====

                           COMPOSITION BY ACCOUNT AGE
                                TRUST PORTFOLIO

                                                        PERCENTAGE
                                                         OF TOTAL                        PERCENTAGE
                                           NUMBER OF    NUMBER OF                         OF TOTAL
AGE (IN MONTHS)                            ACCOUNTS      ACCOUNTS       RECEIVABLES      RECEIVABLES
---------------                            ---------    ----------    ---------------    -----------
Not more than 6 Months...................    604,336        8.0%      $ 1,653,712,264        13.6%
Over 6 to 12 Months......................    826,991       11.0         1,825,337,368        15.0
Over 12 to 24 Months.....................  1,209,955       16.0         1,942,701,117        16.0
Over 24 to 36 Months.....................  1,406,518       18.7         2,180,981,213        17.9
Over 36 to 48 Months.....................    794,473       10.5           818,831,492         6.7
Over 48 to 60 Months.....................    772,085       10.2           776,691,214         6.3
Over 60 to 84 Months.....................    738,444        9.8         1,165,626,826         9.6
Over 84 Months...........................  1,194,042       15.8         1,809,095,540        14.9
                                           ---------      -----       ---------------       -----
Total....................................  7,546,844      100.0%      $12,172,977,034       100.0%
                                           =========      =====       ===============       =====

              GEOGRAPHIC DISTRIBUTION OF ACCOUNTS AND RECEIVABLES
                               TRUST PORTFOLIO(1)

                                                        PERCENTAGE
                                                         OF TOTAL                        PERCENTAGE
                                           NUMBER OF    NUMBER OF                         OF TOTAL
STATE                                      ACCOUNTS      ACCOUNTS       RECEIVABLES      RECEIVABLES
-----                                      ---------    ----------    ---------------    -----------
California...............................    901,105       11.9%      $ 1,331,050,575        10.9%
New York.................................    674,072        8.9         1,011,086,563         8.3
Texas....................................    469,528        6.2           830,794,780         6.8
Florida..................................    474,763        6.3           797,804,920         6.6
Pennsylvania.............................    349,469        4.6           545,075,623         4.5
New Jersey...............................    330,765        4.4           483,411,599         4.0
Ohio.....................................    282,557        3.8           482,111,985         4.0
Massachusetts............................    315,934        4.2           434,916,171         3.5
Illinois.................................    296,220        3.9           456,813,723         3.7
Michigan.................................    236,588        3.2           399,780,149         3.3
All Other(2).............................  3,215,843       42.6         5,400,130,946        44.4
                                           ---------      -----       ---------------       -----
Total....................................  7,546,844      100.0%      $12,172,977,034       100.0%
                                           =========      =====       ===============       =====

------------
(1) All data as of March 31, 2002 including receivables then in the trust and receivables in additional accounts to be added thereafter through the date of issuance of the Series 2002-A Certificates.

(2) No state or other jurisdiction in this category represented more than 3% of the total number of accounts or more than 3% of the receivables.

                              MATURITY ASSUMPTIONS

     The Pooling and Servicing Agreement provides that, unless a Pay Out Event occurs, the Class A Certificateholders will not receive payments of principal until the April 2005 distribution date (the "CLASS A EXPECTED FINAL DISTRIBUTION DATE"). The transferor expects that the full principal amount of the Class A Certificates will be paid on the Class A Expected Final Distribution Date. However, if a Pay Out Event occurs, principal payments may begin prior to that date.

     The Pooling and Servicing Agreement also provides that the Class B Certificateholders will not receive payments of principal until the April 2005 distribution date (the "CLASS B EXPECTED FINAL DISTRIBUTION DATE"). The transferor expects that the full principal amount of the Class B Certificates will be paid on the Class B Expected Final Distribution Date. However, if a Pay Out Event occurs, principal payments may begin prior to that date.

     No principal payments will be made to the Class B Certificateholders unless the Class A Investor Amount is paid in full.

     Series 2002-A will have a period of time called the "ACCUMULATION PERIOD" when monthly deposits are made into the principal funding account. During the accumulation period, amounts deposited in the principal funding account will accumulate in an amount calculated to be sufficient to pay the Class A Certificates on the Class A Expected Final Distribution Date and to pay the Class B Certificates on the Class B Expected Final Distribution Date. Unless and until a Pay Out Event occurs, on each distribution date for the accumulation period, prior to the date on which the Class A Investor Amount and Class B Investor Amount are paid in full, monthly deposits of principal will be made into the principal funding account in an amount equal to the least of:

          (a) Available Investor Principal Collections;

          (b) the sum of:

             (1) the Controlled Accumulation Amount for that distribution date;
                 and

             (2) any Deficit Controlled Accumulation Amount for the immediately preceding distribution date; or

          (c) the Class A Invested Amount and Class B Invested Amount.

     It is anticipated that a single principal payment will be made to Class A Certificateholders in an amount equal to the Class A Investor Amount on the Class A Expected Final Distribution Date and that a single principal payment will also be made to Class B Certificateholders in an amount equal to the Class B Investor Amount on the Class B Expected Final Distribution Date. However, payment rates vary and we cannot assure you that Available Investor Principal Collections will always be sufficient to make required payments to the principal funding account or to make payments on your certificates when you expect.

     On the other hand, the occurrence of a Pay Out Event may result in principal being paid to you earlier than expected.

     Pay Out Events which apply to all series are described in the accompanying prospectus. See "Description of the Certificates--Trust Pay Out Events" in the accompanying Prospectus.

     Series Pay Out Events for Series 2002-A are described in this prospectus supplement under the caption "Description of the Certificates--Pay Out Events."

     There can be no assurance that a Pay Out Event will not occur. See "Description of the Certificates--Pay Out Events" in this Prospectus Supplement.

     Upon the occurrence of a Pay Out Event which applies to Series 2002-A or to all series, a "RAPID AMORTIZATION PERIOD" will begin. The rapid amortization period means the period beginning with the occurrence of a Pay Out Event and ending on the earlier of:

          (a) the payment in full of the Class A Investor Amount, the Class B Investor Amount and the Collateral Invested Amount; and

          (b) the Series 2002-A Termination Date.

     During the rapid amortization period, first the Class A Certificateholders and then, following the payment in full of the Class A Investor Amount, the Class B Certificateholders will be entitled to receive monthly payments of principal. The monthly payments will be equal to the Available Investor Principal Collections received by the trust during the related monthly period, plus the principal amount on deposit in the principal funding account, until the Class A Investor Amount or Class B Investor Amount, as applicable, is paid in full.

     Allocations of collections of principal receivables will be made to Series 2002-A based on the Principal Allocation Percentage. See "Description of the Certificates--Allocation Percentages" in this Prospectus Supplement.

     The following table shows the highest and lowest cardholder monthly payment rates and the average of the cardholder monthly payment rates for the Fleet Credit Card Portfolio. The rates are calculated as a percentage of the total opening monthly account balances during the periods shown. Payments shown in the table include amounts which would be deemed payments of principal receivables and finance charge receivables on the accounts.

                             MONTHLY PAYMENT RATES
                         FLEET CREDIT CARD PORTFOLIO(1)

                                                        THREE MONTHS
                                                           ENDED        YEAR ENDED DECEMBER 31,
                                                         MARCH 31,      -----------------------
                                                            2002        2001     2000     1999
                                                        ------------    -----    -----    -----
Lowest................................................     12.30%       11.17%   11.12%   11.20%
Highest...............................................     14.79%       13.40%   12.93%   13.64%
Monthly Average.......................................     13.61%       12.59%   12.07%   12.06%

------------
(1) Collections related to the credit card portfolio acquired by Fleet as a result of a merger of Fleet Financial Group, Inc. and BankBoston Corporation are included as of March 31, 2000.

     The amount of collections on receivables from the trust may vary from month to month due to seasonal variations, general economic conditions, changes in tax law and payment habits of individual cardholders. There can be no assurance that collections of principal receivables from the trust portfolio, and thus the rate at which you can expect to accumulate or receive payments of principal on your certificates during the accumulation period or the rapid amortization period, will be similar to the historical experience set forth above. In addition, the ability to pay the Class A Investor Amount or the Class B Investor Amount on the Class A Expected Final Distribution Date and the Class B Expected Final Distribution Date, respectively, may be dependent upon the availability of Shared Principal Collections.

     Since the trust, as a master trust, may issue additional series from time to time, there can be no assurance that the issuance of additional series or the terms of any additional series might not have an impact on the timing of payments made to you. Further, if a Pay Out Event occurs, the average life and maturity of the Series 2002-A Certificates could be significantly reduced.

                        RECEIVABLE YIELD CONSIDERATIONS

     The following table provides yield information for the three months ended March 31, 2002 and each of the years ended December 31, 2001, 2000 and 1999.

     The historical yield figures in the table are calculated on an accrual basis. Collections on the receivables in the trust will be on a cash basis and may not reflect the historical yield experience in the table. For example, during periods of increasing delinquencies accrual yields may exceed cash yields as amounts collected on credit card receivables lag behind amounts accrued and billed to cardholders. Conversely, as delinquencies decrease, cash yields may exceed accrual yields as amounts collected in a current period may include amounts accrued during prior periods. Yield on both an accrual and a cash basis will be affected by numerous factors, including the finance charges on the receivables in the trust, the amount of the annual cardholder fees and other fees and charges, changes in the delinquency rate on the receivables in the trust, the percentage of cardholders who pay their balances in full each month and do not incur finance charges and any restrictions which may be imposed by future legislation or regulations. There can be no assurance that the revenue from finance charges and fees for the receivables in the trust will be similar to the historical experience set forth below. See "Risk Factors" in the accompanying Prospectus.

                     REVENUE FROM FINANCE CHARGES AND FEES
                          FLEET CREDIT CARD PORTFOLIO

                                                   THREE MONTHS
                                                      ENDED          YEAR ENDED DECEMBER 31,
                                                    MARCH 31,      ----------------------------
                                                       2002         2001        2000      1999
                                                   ------------    ------      ------    ------
Average Monthly Accrued Fees and
  Charges(1)(2)(3)...............................     $37.61       $43.40      $44.74    $42.76
Average Account Balance(1)(4)....................     $3,068       $2,974      $2,882    $2,699
Yield From Fees and Charges
  (Annualized)(2)(3).............................      14.71%       17.51%      18.63%    19.01%

------------
(1) Fees, charges and account balances related to the credit card portfolio acquired by Fleet as a result of the merger of Fleet Financial Group, Inc. and BankBoston Corporation are included as of March 31, 2000.

(2) Fees and Charges are comprised of finance charges, all fees and charges plus revenue attributed to interchange.

(3) Average Monthly Accrued Fees and Charges and Yield From Fees and Charges are presented net of adjustments made pursuant to normal servicing procedures, including removal of incorrect or disputed finance charges and reversal of finance charges accrued on charged-off accounts.

(4) Average Account Balance includes purchases, cash advances and billed and unpaid finance and other charges, and is calculated based on the average of the opening monthly account balances for accounts with balances during the periods shown.

     The yields shown in the above table are comprised of three components: finance charges, all fees and charges and interchange. The yield related to annual cardholder fees, on those accounts that assess annual fees, and other service charges varies with the type and volume of activity in and the balance of each account. The bank currently assesses annual cardholder fees of $10 to $50 for some of its credit card accounts. Most accounts included in the Fleet Credit Card Portfolio and originated since March 1987 do not carry an annual cardholder fee. See "The Bank's Credit Card Activities" in the accompanying prospectus. As account balances increase, an annual cardholder fee, which remains constant, represents a smaller percentage of the aggregate account balance.

     The decrease in the yield from fees and charges shown in the above table for the three months ended March 31, 2002 compared to the year ended December 31, 2001 is primarily the result of a general decrease in interest rates and the origination of a substantial volume of new accounts in the fourth quarter of 2001. Many of the new accounts have relatively low initial yields.

                        DESCRIPTION OF THE CERTIFICATES

     The following summary, together with information contained elsewhere in this Prospectus Supplement and the Prospectus, describes the material terms of the certificates contained in the Pooling and Servicing Agreement. The following summary is qualified in its entirety by reference to the Pooling and Servicing Agreement.

GENERAL

     The Series 2002-A Certificates and the Collateral Interest will represent undivided interests in the assets of the Fleet Credit Card Master Trust II. See "--Allocation Percentages" in this prospectus supplement. The rights represented by the Series 2002-A Certificates and the Collateral Interest include the right to a percentage of the collections of the receivables in the trust. The percentage used to allocate collections to Series 2002-A is the "SERIES PERCENTAGE." When allocating finance charge receivables and defaulted receivables, the Series Percentage is the Floating Allocation Percentage. When allocating principal receivables, the Series Percentage is the Principal Allocation Percentage.

     For any monthly period, the portion of the principal receivables and any amounts in the excess funding account represented by the Series 2002-A Certificates and the Collateral Interest will be equal to:

     - $800,000,000, which will be the "INITIAL INVESTED AMOUNT" of the certificates and the Collateral Interest on the date of issuance of Series 2002-A; minus

     - the principal amount on deposit in the principal funding account; minus

     - the amount of principal payments paid to the certificateholders and the Collateral Interest Holder; and minus

     - any unreimbursed reductions in the Invested Amount.

See "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges" in the accompanying prospectus and "Description of the Certificates--Allocation of Investor Default Amount" in this prospectus supplement.

     Each Series 2002-A Certificate represents the right to receive monthly payments of interest at the Class A Certificate Rate or Class B Certificate Rate, as applicable, from:

     - collections of finance charge receivables;

     - amounts withdrawn from the reserve account; provided, that amounts withdrawn from the reserve account will be available only to the Class A Certificates; and

     - reallocated principal collections.

     The Series 2002-A Certificates also represent the right to deposits or payments of principal during the accumulation period or the rapid amortization period. Deposits to the principal funding account to be used to pay principal on the Class A Certificates and the Class B Certificates or amounts otherwise used to pay principal on the Class A Certificates or the Class B Certificates will be funded from Available Investor Principal Collections. During the accumulation period, Available Investor Principal Collections will include collections of principal receivables otherwise allocable to other series, but which are not needed by the other series.

     The transferor holds the interest in the principal receivables and the amounts in the excess funding account not represented by the Series 2002-A Certificates, the Collateral Interest or the certificates and uncertificated interests represented by other series. The interest held by the transferor is the "TRANSFERORS' INTEREST." The transferors' interest includes an undivided interest in the assets of the trust including the right to a percentage of collections of receivables. The transferor percentage of receivables is 100% minus both the Series Percentage for Series 2002-A and the series percentages for all other series.

     During the Revolving Period, the Invested Amount will remain constant except in limited circumstances. See "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges" in the accompanying prospectus and "Description of the Certificates--Allocation of Investor Default Amount" in this prospectus supplement. The amount of principal receivables, however, will vary each day as new principal receivables are created and others are paid. The "TRANSFEROR AMOUNT," being the amount of principal receivables and amounts in the excess funding account not represented by the investor certificates of any series, will fluctuate daily to reflect the changes in the amount of the principal receivables. During the accumulation period or the rapid amortization period, the Invested Amount will decline for each monthly period as cardholder payments of principal receivables are collected and deposited in the principal funding account or paid to the certificateholders or the Collateral Interest Holder.

     The interest of the certificateholders in the trust will terminate following the "SERIES 2002-A TERMINATION DATE," which is the earliest of:

     - the day after the distribution date on which the Investor Amount is paid in full;

     - the October 2007 distribution date; and

     - the termination of the trust.

All principal and interest on your certificates will be due and payable no later than the Series 2002-A Termination Date. See "Description of the
Certificates--Final Payment of Principal and Interest; Termination" in the accompanying prospectus.

REGISTRATION OF CERTIFICATES

     The certificates initially will be represented by certificates registered in the name of Cede & Co., as the nominee of The Depository Trust Company. No person acquiring a beneficial interest in the certificates--called a "CERTIFICATE OWNER"--will be entitled to receive a "DEFINITIVE CERTIFICATE" representing the person's interest, except in the event that definitive certificates are issued to certificate owners under the limited circumstances described in the prospectus. Investor certificateholders may elect to hold their investor certificates through The Depository Trust Company, in the United States or Clearstream Banking or Euroclear, in Europe. See "Description of the Certificates--Definitive Certificates" in the accompanying prospectus.

INTEREST PAYMENTS

     Interest will accrue on the certificates at the applicable Class A Certificate Rate or Class B Certificate Rate from the date of the initial issuance of the certificates. Interest payments on the certificates will be made on distribution dates. The "DISTRIBUTION DATES" will be July 15, 2002 and the 15th day of each month, or if the 15th day is not a business day, on the next succeeding business day.

     Interest payments on the certificates on any distribution date will be calculated on the outstanding principal amount of the Class A Certificates or the Class B Certificates, as applicable, as of the preceding record date or, in the case of the first distribution date, as of the date of issuance of Series 2002-A. Class A Monthly Interest and Class B Monthly Interest due but not paid on any distribution date will be payable on the next succeeding distribution date together with additional interest on the due and unpaid amount at the Class A Certificate Rate or Class B Certificate Rate, as applicable, plus 2.0%.

     Interest on the Class A Certificates and the Class B Certificates will be calculated on the basis of the actual number of days in the related interest period and a 360-day year. The Class A Certificates will bear interest at the
rate of      % per annum above the London interbank offered quotation for United
States dollar deposits ("LIBOR") for a period of the Designated Maturity determined as set forth below (the "CLASS A CERTIFICATE RATE"). The Class B
Certificates will bear interest at the rate of      % per annum above LIBOR for
a period of the Designated Maturity determined as set forth below (the "CLASS B CERTIFICATE RATE").

     The "INTEREST PERIOD" for any distribution date will be the period from the previous distribution date through the day preceding that distribution date except that the initial interest period will be the period from the date of issuance of Series 2002-A through the day preceding the initial distribution date.

     The term "BUSINESS DAY" means (a) any day other than a Saturday, Sunday or day on which banking institutions in New York, New York, Providence, Rhode Island or any other state where the principal executive offices of the bank, FCCF or any additional transferor or the trustee are located, are authorized or obligated by law, executive order or governmental decree to be closed or (b) for purposes of determining LIBOR, a day on which dealings in United States dollars are transacted in the London interbank market.

     The "MONTHLY PERIOD" for any distribution date will be the immediately preceding calendar month, except for the initial monthly period, which will begin on the date of issuance of Series 2002-A and end on June 30, 2002.

     The "RECORD DATE" for any distribution date will be the last business day of the month preceding that distribution date.

     The trustee will determine LIBOR on May   , 2002 for the period from the
date of issuance of Series 2002-A through July 14, 2002, and for each future interest period, on the second business day prior to the distribution date on which the interest period begins (each a "LIBOR DETERMINATION DATE") commencing with the July 2002 distribution date. The determination of LIBOR by the trustee and the trustee's subsequent calculation of the applicable certificate rate for the relevant interest periods shall, in the absence of manifest error, be final and binding on each certificateholder.

     "LIBOR" means, as of any LIBOR determination date, the rate for deposits in United States dollars for a period of the Designated Maturity which appears on Telerate Page 3750 as of 11:00 a.m., London time on that date. If the rate does not appear on Telerate Page 3750, the rate for that LIBOR determination date will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks at approximately 11:00 a.m., London time, on that date to prime banks in the London interbank market for a period of the Designated Maturity. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that LIBOR determination date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR determination date will be the arithmetic mean of the rates quoted by the reference banks, selected by the servicer at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period of the Designated Maturity.

     For purposes of calculating LIBOR, the "DESIGNATED MATURITY" means, as of any LIBOR determination date, one month; provided, that LIBOR for the initial interest period will be determined by straight-line interpolation, based on the actual number of days in the period from the date of issuance of Series 2002-A through July 14, 2002, between two rates determined in accordance with the definition of LIBOR, one of which will be determined for a Designated Maturity of two months and the other which will be determined for a Designated Maturity of three months.

     "TELERATE PAGE 3750" means the display page currently so designated on the Moneyline Telerate Service or a page that may replace that page on that service for the purpose of displaying comparable rates or prices.

     "REFERENCE BANKS" means three major banks in the London interbank market selected by the servicer.

     The Class A Certificate Rate or the Class B Certificate Rate applicable to the then current and immediately preceding interest periods may be obtained by telephoning the trustee at (800) 735-7777.

     On each distribution date, Class A Monthly Interest and Class A Monthly Interest previously due but not distributed to the Class A Certificateholders will be paid to the Class A Certificateholders from Class A Available Funds for the related monthly period. To the extent Class A Available Funds for the related monthly period are insufficient to pay the interest, then one or all of the following will be used to make the interest payments due on the Class A
Certificates:

     - Excess Spread;

     - if necessary, Excess Finance Charges; and

     - if necessary, Reallocated Principal Collections first from amounts allocated to the Collateral Invested Amount and then from amounts allocated to the Class B Invested Amount.

     "CLASS A AVAILABLE FUNDS" means, for any monthly period, the sum of:

     - the Class A Floating Percentage of collections of finance charge receivables allocated to the Series 2002-A Certificates for the related monthly period, including other amounts that are to be treated as collections of finance charge receivables in accordance with the Pooling and Servicing Agreement;

     - the amount of earnings on the principal funding account, if any, for the related distribution date; and

     - the amount of funds, if any, to be withdrawn from the reserve account and included in Class A Available Funds for the distribution date.

     "CLASS A MONTHLY INTEREST" means, for any distribution date, the product of:

     - (a) a fraction, the numerator of which is the actual number of days in the period from and including the preceding distribution date, or in the case of the first distribution date, from and including the closing date, to but excluding that distribution date and the denominator of which is 360; times

      (b) the Class A Certificate Rate; and

     - the outstanding principal amount of the Class A Certificates as of the preceding record date;

provided however, for the first distribution date, the Class A Monthly Interest will be equal to the interest accrued on the outstanding principal amount of the Class A Certificates at the applicable Class A Certificate Rate for the period from the date of issuance of Series 2002-A through July 14, 2002 calculated on the basis of the actual number of days in the period and a year of 360 days.

     On each distribution date, Class B Monthly Interest and Class B Monthly Interest previously due but not distributed to the Class B Certificateholders will be paid to Class B Certificateholders from Class B Available Funds for the related monthly period. To the extent Class B Available Funds for the related monthly period are insufficient to pay the interest, then one or all of the following, to the extent not used to make distributions for the Class A Certificates, will be used to make the interest payments due on the Class B
Certificates:

     - Excess Spread;

     - if necessary, Excess Finance Charges allocated to Series 2002-A; and

     - if necessary, Reallocated Principal Collections allocable to the collateral invested amount.

     "CLASS B AVAILABLE FUNDS" means, for any monthly period, an amount equal to the Class B Floating Percentage of collections of finance charge receivables allocated to the Series 2002-A Certificates for the related monthly period, including other amounts that are to be treated as collections of finance charge receivables in accordance with the Pooling and Servicing Agreement.

     "CLASS B MONTHLY INTEREST" means, for any distribution date, the product of:

     - (a) a fraction, the numerator of which is the actual number of days in the period from and including the preceding distribution date, or in the case of the first distribution date, from and including the closing date, to but excluding that distribution date and the denominator of which is 360; times

       (b) the Class B Certificate Rate; and

     - the outstanding principal amount of the Class B Certificates as of the preceding record date;

provided however, for the first distribution date, Class B Monthly Interest shall be equal to the interest accrued on the outstanding principal amount of the Class B Certificates at the applicable Class B Certificate Rate for the period from the date of issuance of Series 2002-A through July 14, 2002 calculated on the basis of the actual number of days in the period and a year of 360 days.

     "COLLATERAL AVAILABLE FUNDS" means, for any monthly period, an amount equal to the Collateral Floating Percentage of the collections of finance charge receivables allocated to Series 2002-A including any amounts that are to be treated as collections of finance charge receivables in accordance with the Pooling and Servicing Agreement.

     "COLLATERAL MINIMUM MONTHLY INTEREST" means, for any distribution date, an amount equal to the product of:

     - (a) a fraction, the numerator of which is the actual number of days in the period from and including the preceding distribution date, or in the case of the first distribution date, from and including the closing date, to but excluding that distribution date and the denominator of which is 360; times

       (b) the Collateral Minimum Interest Rate; and

     - the outstanding principal amount of the Collateral Interest.

     "COLLATERAL MINIMUM INTEREST RATE" means the London interbank offered rate for one-month United States dollar deposits plus 2.0% per annum, or such lesser amount as may be designated in the agreement between the bank and the Collateral Interest Holder relating to the transfer of the Collateral Interest to the Collateral Interest Holder.

     "EXCESS FINANCE CHARGES" are collections of finance charge receivables for a monthly period which are allocated to series in Group One other than Series 2002-A and are, under the documents governing the other series, designated as Excess Finance Charges.

PRINCIPAL PAYMENTS

     During the Series 2002-A revolving period no principal payments will be made to or for the benefit of the certificateholders or deposited into the principal funding account to be accumulated and subsequently paid to the certificateholders. During the revolving period, collections of principal receivables allocable to Series 2002-A will, except to the extent used as Reallocated Principal Collections, be treated as Shared Principal Collections. Any Shared Principal Collections will be made available to other series in Group One which are in an amortization period. If the collections of principal receivables allocable to Series 2002-A during the revolving period are not needed by other series, the collections will be paid to the holders of the transferors' interest or, if required by the Pooling and Servicing Agreement, retained in the excess funding account.

     See "Description of the Certificates--Shared Principal Collections" in the accompanying prospectus.

     The accumulation period for the Series 2002-A Interests is scheduled to begin at the close of business on June 30, 2004. The beginning of the accumulation period may, however, be delayed to no later than the close of business on the last day of February 2005. The first principal payment will be made to the Class A Certificateholders on the earlier of (i) the April 2005 distribution date, the "CLASS A EXPECTED FINAL DISTRIBUTION DATE" or (ii) the distribution date in the month following the month in which the rapid amortization period begins. Principal is also expected to be paid to the Class B Certificateholders on the April 2005 distribution date, the "CLASS B EXPECTED FINAL DISTRIBUTION DATE"; however, if the amount on deposit in the principal funding account is not sufficient to pay the certificates in full, it will be applied first to pay the Class A Certificates. No principal will be payable to the Class B Certificateholders unless the Class A Investor Amount is paid in full or funds in the principal funding account are sufficient to make the full payment to the Class A Certificateholders.

     On each distribution date for the accumulation period, prior to the date on which the Class A Investor Amount and the Class B Investor Amount are paid in full, an amount equal to the least of one of the following will be deposited in the principal funding account:

     - Available Investor Principal Collections on deposit in the collection account for the distribution date;

     - the applicable Controlled Deposit Amount for the distribution date; and

     - the sum of the Class A Invested Amount and the Class B Invested Amount.

Amounts deposited into the principal funding account during the accumulation period will be paid first to the Class A Certificateholders and then the Class B Certificateholders, on the Class A Expected Final Distribution Date and the Class B Expected Final Distribution Date or, if earlier, the first distribution date for the rapid amortization period.

     "AVAILABLE INVESTOR PRINCIPAL COLLECTIONS" means, for any monthly period, an amount equal to the sum of:

     - (a) an amount equal to the Principal Allocation Percentage of all collections of principal receivables received during the related monthly period; minus

       (b) the amount of Reallocated Principal Collections for the related monthly period used to fund the Class A Required Amount or the Class B Required Amount; plus

     - any Shared Principal Collections from other series in Group One that are allocated to Series 2002-A; plus

     - any other amounts which pursuant to the series supplement are to be treated as Available Investor Principal Collections for the related distribution date.

     On each distribution date for the rapid amortization period until the Class A Investor Amount is paid in full or the Series 2002-A Termination Date occurs, the Class A Certificateholders will be entitled to receive Available Investor Principal Collections in an amount up to the Class A Investor Amount. After payment in full of the Class A Investor Amount, the Class B Certificateholders will be entitled to receive, on each distribution date, Available Investor Principal Collections until the earlier of the date the Class B Investor Amount is paid in full and the Series 2002-A Termination Date.

     "CLASS A MONTHLY PRINCIPAL" for any distribution date for the accumulation period or the rapid amortization period will equal the least of:

     - Available Investor Principal Collections on deposit in the collection account for that distribution date;

     - for each distribution date for the accumulation period, on or prior to the Class A Expected Final Distribution Date, the Controlled Deposit Amount for that distribution date; and

     - the Class A Invested Amount on the related distribution date.

     "CLASS B MONTHLY PRINCIPAL" for any distribution date, beginning with the first distribution date for the accumulation period on which the full amount of the Class A Investor Amount is on deposit in the principal funding account or has been paid to the Class A Certificateholders or, if earlier, the first distribution date in the rapid amortization period, will equal the least of:

     - the Available Investor Principal Collections on deposit in the collection account for that distribution date, minus the portion of the Available Investor Principal Collections applied to Class A Monthly Principal on that distribution date;

     - for each distribution date with respect to the accumulation period, the Controlled Deposit Amount for that distribution date, minus the portion of the Controlled Deposit Amount for that distribution date applied to Class A Monthly Principal; and

     - the Class B Invested Amount on that distribution date.

     "COLLATERAL MONTHLY PRINCIPAL" means beginning with the later of the Collateral Expected Final Distribution Date and the distribution date on which the Class B Investor Amount is paid in full, or, if earlier, the first distribution date in the rapid amortization period, an amount equal to the lesser of:

     - that Available Investor Principal Collections for that distribution date, minus the portion of the Available Investor Principal Collections applied to Class A Monthly Principal and Class B Monthly Principal on that distribution date; and

     - the Collateral Invested Amount for that distribution date.

     "CONTROLLED ACCUMULATION AMOUNT" means for any distribution date for the accumulation period, the sum of the Class A Initial Invested Amount and the Class B Initial Invested Amount divided by nine, subject to adjustment if the beginning of the accumulation period is postponed.

     "DEFICIT CONTROLLED ACCUMULATION AMOUNT" means:

     - on the first distribution date for the accumulation period the excess, if any, of the Controlled Accumulation Amount for that distribution date over the amount distributed from the collection account as Class A Monthly Principal and Class B Monthly Principal for that distribution date; and

     - on each subsequent distribution date for the accumulation period the excess, if any, of the Controlled Deposit Amount for the subsequent distribution date over the amount distributed from the collection account as Class A Monthly Principal and Class B Monthly Principal for the subsequent distribution date.

     "CONTROLLED DEPOSIT AMOUNT" means, for any distribution date relating to the accumulation period, an amount equal to the sum of:

     - the Controlled Accumulation Amount on that distribution date; and

     - any Deficit Controlled Accumulation Amount for the immediately preceding distribution date.

POSTPONEMENT OF ACCUMULATION PERIOD

     The servicer may elect to postpone the start of the accumulation period and extend the length of the revolving period. The servicer may make this election only if the period needed to fully fund the principal account, determined on the basis of assumptions provided in the Series 2002-A Supplement is less than nine months. On each determination date, until the accumulation period begins, the servicer will determine the number of months expected to be required to fully fund the principal funding account and be able to pay the Class A Investor Amount no later than the Class A Expected Final Distribution Date and the Class B Investor Amount no later than the Class B Expected Final Distribution Date. The servicer will determine the length of the period required on the basis of:

     - the monthly collections of principal receivables expected to be distributable to the certificateholders of all principal sharing series in Group One, assuming a principal payment rate no greater than the lowest monthly principal payment rate on the receivables for the preceding 12 months; and

     - the amount of principal expected to be distributable to certificateholders of principal sharing series in Group One which are not expected to be in their revolving periods during the accumulation period.

If the servicer determines that the period needed to fully fund the principal funding account is less than nine months, the servicer may, at its option, postpone the start of the accumulation period so that the number of months included in the accumulation period will be equal to or exceed the period needed. The effect of the foregoing calculation is to permit the reduction of the length of the accumulation period based on the investor interest of certain other principal sharing series in Group One that are scheduled to be in their revolving periods during the accumulation period and on increases in the principal payment rate occurring after the date of issuance of Series 2002-A. The length of the accumulation period will not be less than one month.

SUBORDINATION

     The Class B Certificateholders' interest and the Collateral Interest will be subordinated to the extent necessary to fund certain payments for the Class A Certificates. In addition, the Collateral Interest will be subordinated to the extent necessary to fund certain payments for the Class B Certificates. Also collections of principal receivables otherwise allocable to the Class B Certificateholders may be reallocated to the Class A Certificateholders and the Class B Invested Amount may be reduced. Similarly, collections of principal receivables allocable to the Collateral Interest may be reallocated to the Class A Certificateholders and the Class B Certificateholders and the Collateral Invested Amount may be reduced. To the extent the Class B Invested Amount is reduced, the percentage of collections of finance charge receivables allocated to the Class B Certificateholders in subsequent monthly periods will be reduced. Moreover, to the extent the amount of this reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced. See "--Allocation Percentages," "--Reallocation of Cash Flows," and "--Application of Collections--Excess Spread; Excess Finance Charges" in this prospectus supplement.

ALLOCATION PERCENTAGES

     The servicer will allocate among the Class A Certificates, the Class B Certificates, the Collateral Interest, the Certificateholders' interest for all other outstanding series and the transferors' interest, all collections of finance charge receivables, principal receivables and the defaulted amount for each monthly period.

     Collections of finance charge receivables and the defaulted amount for any monthly period will be allocated to Series 2002-A based on the Floating Allocation Percentage. The "FLOATING ALLOCATION PERCENTAGE" means, for any monthly period, the percentage equivalent, which shall never exceed 100%, of a fraction, the numerator of which is the Invested Amount as of the last day of the preceding monthly period, or for the first monthly period, the Initial Invested Amount as of the date of issuance of Series 2002-A, and the denominator of which is the greater of:

          (1) the sum of:

        - the total amount of principal receivables in the trust as of the last day of the monthly period, or, for the first monthly period, the total amount of principal receivables in the trust on the date of issuance of Series 2002-A; and

        - the principal amount on deposit in the excess funding account as of the last day of the monthly period; and

          (2) the sum of the numerators used to calculate the series percentages for finance charge receivables or defaulted receivables, for all series of certificates then outstanding;

provided however, that this ratio is subject to adjustment to give effect to designations of additional accounts.

     These amounts will be further allocated among the Class A
Certificateholders, the Class B Certificateholders and the Collateral Interest Holder in accordance with the Class A Floating Percentage, the Class B Floating Percentage and the Collateral Floating Percentage, respectively.

     The "CLASS A FLOATING PERCENTAGE" means, for any monthly period, the percentage equivalent, which percentage shall never exceed 100%, of a fraction the numerator of which is equal to the Class A Invested Amount as of the close of business on the last day of the preceding monthly period, or with respect to the first monthly period, the Class A Initial Invested Amount and the denominator of which is equal to the Invested Amount as of the close of business on that day or for the first monthly period, the Initial Invested Amount.

     The "CLASS B FLOATING PERCENTAGE" means, for any monthly period, the percentage equivalent, which percentage shall never exceed 100%, of a fraction the numerator of which is equal to the Class B Invested Amount as of the close of business on the last day of the preceding monthly period, or with respect to the first monthly period, the Class B Initial Invested Amount and the denominator of which is equal to the Invested Amount as of the close of business on that day or for the first monthly period, the Initial Invested Amount.

     The "COLLATERAL FLOATING PERCENTAGE" means, for any monthly period, the percentage equivalent, which percentage shall never exceed 100%, of a fraction the numerator of which is equal to the Collateral Invested Amount as of the close of business on the last day of the preceding monthly period or with respect to the first monthly period, the Collateral Initial Invested Amount and the denominator of which is equal to the Invested Amount as of the close of business on that day, or for the first monthly period, the Initial Invested Amount.

     Collections of principal receivables will be allocated to Series 2002-A based on a percentage equivalent to a fraction, for any monthly period, called the "PRINCIPAL ALLOCATION PERCENTAGE."

          (a) The numerator of the fraction is:

        - during the revolving period, the Invested Amount as of the last day of the immediately preceding monthly period, or, if it is the first monthly period, then the date of issuance of Series 2002-A; and

        - during the accumulation period or the rapid amortization period, the invested amount as of the last day of the revolving period or if the numerator has been reduced during an accumulation period as described in the following paragraph and a rapid amortization period begins, the Invested Amount as of the last day of the accumulation period; and

          (b) the denominator of the fraction is the greater of:

        - the sum of the total amount of principal receivables in the trust as of the last day of the immediately preceding monthly period and the principal amount on deposit in the excess funding account as of the same day, or, if it is the first monthly period, as of the date of issuance of Series 2002-A; and

        - the sum of the numerators used to calculate the series percentage applicable to principal receivables for all series outstanding as of the date for which the determination is being made.

     During the accumulation period, on any date, at the option of the servicer, the numerator of the Principal Allocation Percentage may be reduced below the numerator used in the previous monthly period, to an amount not less than the greater of:

     - the Invested Amount as of the last day of the immediately preceding monthly period, less the amount of any distributions of principal deposited in the principal funding account since the last day of the immediately preceding monthly period; and

     - an amount that if used as the numerator of the Principal Allocation Percentage for the remainder of the accumulation period, based on assumptions set forth in the series supplement, would assure that Available Investor Principal Collections for Series 2002-A would equal at least 125% of the Controlled Accumulation Amount for each monthly period for so long as the Invested Amount is greater than zero.

     The Principal Allocation Percentage is also subject to adjustment to give effect to designations of additional accounts.

     Amounts allocated to Series 2002-A on the basis of the Principal Allocation Percentage will be further allocated among the Class A Certificates, the Class B Certificates and the Collateral Interest based on the Class A Principal Percentage, the Class B Principal Percentage and the Collateral Principal Percentage.

     The "CLASS A PRINCIPAL PERCENTAGE" means, for any monthly period:

          (1) during the revolving period, the percentage equivalent of a fraction, the numerator of which is the Class A Invested Amount as of the last day of the immediately preceding monthly period or, if it is the first monthly period, as of the date of issuance of Series 2002-A, and the denominator of which is the Invested Amount as of the last day of the preceding monthly period, or, if it is the first monthly period, the date of issuance of Series 2002-A; and

          (2) after the revolving period, the percentage equivalent of a fraction, the numerator of which is the Class A Invested Amount as of the last day of the revolving period, and the denominator of which is the Invested Amount as of that last day.

     The "CLASS B PRINCIPAL PERCENTAGE" means, for any monthly period:

          (1) during the revolving period, the percentage equivalent of a fraction, the numerator of which is the Class B Invested Amount as of the last day of the immediately preceding monthly period or, if it is the first monthly period, the date of issuance of Series 2002-A and the denominator of which is the Invested Amount as of the last day of the preceding monthly period, or, in the case of the first monthly period, the date of issuance of Series 2002-A; and

          (2) after the revolving period, the percentage equivalent of a fraction, the numerator of which is the Class B Invested Amount as of the last day of the revolving period, and the denominator of which is the Invested Amount as of the same day.

     "COLLATERAL PRINCIPAL PERCENTAGE" means, for any monthly period:

          (1) during the revolving period, the percentage equivalent of a fraction, the numerator of which is the Collateral Invested Amount as of the last day of the immediately preceding monthly period and the denominator of which is the Invested Amount as of the last day of the preceding monthly period; and

          (2) after the revolving period, the percentage equivalent of a fraction, the numerator of which is the Collateral Invested Amount as of the last day of the revolving period, and the denominator of which is the Invested Amount as of the same day.

     As used in this prospectus supplement, the following terms have the meanings indicated:

     "CLASS A INVESTED AMOUNT" for any date means:

          (1) $660,000,000, the "CLASS A INITIAL INVESTED AMOUNT;" minus

          (2) the aggregate amount of principal payments made to the Class A Certificateholders on or prior to the date; minus

          (3) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all prior distribution dates over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all distribution dates prior to the date; and minus

          (4) the principal amount on deposit in the principal funding account on the date, but not in excess of the Class A Initial Invested Amount.

     "CLASS B INVESTED AMOUNT" for any date means:

          (1) $56,000,000, the "CLASS B INITIAL INVESTED AMOUNT;" minus

          (2) the aggregate amount of principal payments made to Class B Certificateholders on or prior to the date; minus

          (3) the excess, if any, of the aggregate amount of Class B Investor Charge-Offs for all prior distribution dates over the aggregate amount of any reimbursements of Class B Investor Charge-Offs for all distribution dates prior to the date; minus

          (4) the aggregate amount of Reallocated Principal Collections for all prior distribution dates which have been used to fund the Class A Required Amount for prior distribution dates, excluding any Reallocated Principal Collections that have resulted in a reduction of the Collateral Invested Amount; minus

          (5) the amount by which the Class B Invested Amount has been reduced to fund the Class A Investor Default Amount on all prior distribution dates as described under "--Allocation of Investor Default Amount," in this prospectus supplement; plus

          (6) the aggregate amount of Excess Spread and Excess Finance Charges allocated to Series 2002-A and applied on all prior distribution dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (3), (4) and (5); and minus

          (7) the positive difference, if any, between the principal funding account balance and the Class A Investor Amount on the date;

provided however, that the Class B Invested Amount may not be reduced below zero.

     "COLLATERAL INVESTED AMOUNT" for any date means:

          (1) $84,000,000, the "COLLATERAL INITIAL INVESTED AMOUNT;" minus

          (2) the aggregate amount of principal payments made on the Collateral Interest prior to the date; minus

          (3) the aggregate amount of Reallocated Principal Collections allocable to the Collateral Invested Amount for all prior distribution dates which have been used to fund the Class A Required Amount or the Class B Required Amount; minus

          (4) the aggregate amount by which the Collateral Invested Amount has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior distribution dates as described under "--Allocation of Investor Default Amount," in this prospectus supplement; minus

          (5) an amount equal to the product of the Collateral Floating Percentage and the Investor Default Amount (the "COLLATERAL DEFAULT AMOUNT") for any distribution date that is not funded out of Excess Spread and Excess Finance Charges allocated to Series 2002-A and available for this purpose on that distribution date; and plus

          (6) the aggregate amount of Excess Spread and Excess Finance Charges allocated and available to reimburse amounts deducted pursuant to the foregoing clauses (3), (4) and (5);

provided however, that the Collateral Invested Amount may not be reduced below zero.

     The "INVESTED AMOUNT," for any date means the sum of the Class A Invested Amount, the Class B Invested Amount and the Collateral Invested Amount.

     The "INITIAL INVESTED AMOUNT," means $800,000,000 which is the Invested Amount on the date of issuance of Series 2002-A.

     "CLASS A INVESTOR AMOUNT" for any date means the sum of the Class A Invested Amount plus the principal amount on deposit in the principal funding account, but not in excess of the Class A Initial Invested Amount.

     "CLASS B INVESTOR AMOUNT" for any date means the sum of the Class B Invested Amount plus the positive difference, if any, between the principal amount on deposit in the principal funding account, and the Class A Investor Amount on that date but not in excess of the Class B Initial Invested Amount.

     "INVESTOR AMOUNT," for any date means the sum of the Class A Investor Amount, the Class B Investor Amount and the Collateral Invested Amount.

     "SERIES INVESTOR AMOUNT," for any date means the numerator of the Principal Allocation Percentage on that date.

REALLOCATION OF CASH FLOWS

     On each determination date, the servicer will determine the "CLASS A REQUIRED AMOUNT" which will be the amount, if any, by which the sum of the following exceeds the Class A Available Funds for the distribution date:

     - Class A Monthly Interest for the distribution date;

     - any Class A Monthly Interest previously due but not paid to the Class A Certificateholders on a prior distribution date;

     - any Class A Additional Interest and any Class A Additional Interest previously due but not paid to the Class A Certificateholders on a prior distribution date;

     - the Class A Servicing Fee for the distribution date and any unpaid Class A Servicing Fee; and

     - the Class A Investor Default Amount, if any, for the distribution date.

If the Class A Required Amount is greater than zero, Excess Spread and Excess Finance Charges allocated to Series 2002-A and available for this purpose will be used to fund the Class A Required Amount for the distribution date. If the Excess Spread and Excess Finance Charges are insufficient to fund the Class A Required Amount, collections of principal receivables allocable first to the Collateral Interest and then to the Class B Certificates for the related monthly period will then be used to fund the remaining Class A Required Amount.

     "REALLOCATED PRINCIPAL COLLECTIONS" means an amount of collections of principal receivables with respect to any monthly period equal to the product of:

     - the Principal Allocation Percentage for the monthly period;

     - the aggregate amount of collections of principal receivables for the monthly period; and

     - the sum of the Class B Principal Percentage and the Collateral Principal Percentage for the monthly period.

     If Reallocated Principal Collections for a related monthly period together with Excess Spread and Excess Finance Charges allocated to Series 2002-A are insufficient to fund the Class A Required Amount for the related monthly period, then the Collateral Invested Amount will be reduced by the amount of this excess, but not by more than the Class A Investor Default Amount for the distribution date. In the event that this reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero. However, the Class B Invested Amount cannot be reduced by more than the excess of the Class A Investor Default Amount, if any, for the distribution date over the amount of the reduction, if any, of the Collateral Invested Amount on the distribution date. In the event that the reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero. However, the Class A Invested Amount cannot be reduced by more than the excess, if any, of the Class A Investor Default Amount for the distribution date over the amount of the reductions, if any, of the Collateral Invested Amount and the Class B Invested Amount with respect to the distribution date as described above. Any such reduction in the Class A Invested Amount may have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. In this case, the Class A Certificateholders will directly bear the credit and other risks associated with their interest in the trust. See "--Allocation of Investor Default Amount" in this prospectus supplement.

     On each determination date, the servicer will determine the "CLASS B REQUIRED AMOUNT," which will be the sum of the Class B Investor Default Amount for the distribution date plus the amount, if any, by which the following amounts exceed the Class B Available Funds for the distribution date:

     - Class B Monthly Interest for the distribution date;

     - any Class B Monthly Interest previously due but not paid to the Class B Certificateholders on a prior distribution date;

     - any Class B Additional Interest and any Class B Additional Interest previously due but not paid to the Class B Certificateholders on a prior distribution date; and

     - the Class B Servicing Fee for the distribution date and any unpaid Class B Servicing Fee.

     If the Class B Required Amount is greater than zero, Excess Spread and Excess Finance Charges allocated to Series 2002-A not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs will be used to fund the Class B Required Amount for that distribution date.

     If the Excess Spread and Excess Finance Charges available to fund the remaining Class B Required Amount for that distribution date are insufficient to pay the Class B Required Amount, then Reallocated Principal Collections allocable to the Collateral Interest and not required to pay the Class A Required Amount will be used to fund the remaining Class B Required Amount.

     If the Reallocated Principal Collections allocable to the Collateral Interest are insufficient to fund the remaining Class B Required Amount, then the Collateral Invested Amount remaining after any adjustments made for the benefit of the Class A Certificateholders will be reduced by the amount of the insufficiency, but not by more than the Class B Investor Default Amount for the distribution date. In the event that this reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero. However the Class B Invested Amount cannot be reduced by more than the excess of the Class B Investor Default Amount for the distribution date over the amount of the reduction of the Collateral Invested Amount. Any reduction in the Class B Invested Amount may have the effect of slowing or reducing the return of principal and interest to the Class B Certificateholders. In this case, the Class B Certificateholders will directly bear the credit and other risks associated with their interests in the trust. See "--Allocation of Investor Default Amount" in this prospectus supplement.

     Reductions of the Class A Invested Amount or Class B Invested Amount will then be reimbursed and the Class A Invested Amount or Class B Invested Amount increased to the extent of Excess Spread and Excess Finance Charges available for these purposes on each distribution date. See "--Application of Collections--Excess Spread; Excess Finance Charges" in this prospectus supplement. When these reductions of the Class A Invested Amount and Class B Invested Amount have been fully reimbursed, reductions of the Collateral Invested Amount will be reimbursed until reimbursed in full in a similar manner.

APPLICATION OF COLLECTIONS

     Application of Collections to the Collection Account. Except under the conditions described in the accompanying prospectus under "Description of the Certificates--Application of Collections," the servicer will apply, or will instruct the trustee to apply, on or prior to the close of business on the second business day following the date of processing of any collections, all collections and other funds to be deposited into the collection account that are allocated to the Series 2002-A Certificates and the Collateral Interest as follows:

        (1) during the revolving period, an amount equal to the Floating Allocation Percentage of the collections of finance charge receivables processed on that date will be allocated to the Series 2002-A Holders, and of that allocation, the difference between the following amount will be deposited and retained in the collection account:

           (a) monthly interest for the related distribution date plus, if the bank is not the servicer, the Monthly Servicing Fee for the monthly period; and

           (b) the amounts previously deposited in the collection account for the monthly period pursuant to this clause (1);

        (2) during the accumulation period or rapid amortization period, an amount equal to the Floating Allocation Percentage of the collections of finance charge receivables processed on this date will be allocated to the Series 2002-A Holders and deposited and retained in the collection account;

        (3) during the revolving period, an amount equal to the Principal Allocation Percentage of collections of principal receivables processed on that date will be allocated to the Series 2002-A Holders. If any other principal sharing series in Group One is outstanding and in an amortization period or accumulation period, then it will be retained in the collection account for application, to the extent necessary, to other series in Group One on the related distribution date. Any remaining funds will be paid to the holders of the transferors' interest. However, these remaining funds will be paid to the holders of the transferors' interest only if the Transferor Amount is greater than the Required Transferor Amount and the aggregate amount of principal receivables in the trust is greater than the Required Principal Balance. If this is not the case, these remaining funds be will be deposited in the excess funding account until the Transferor Amount is greater than the Required Transferor Amount and the aggregate amount of principal receivables is greater than the required principal balance. Any remaining funds will be paid to the holders of the transferors' interest;

        (4) during the accumulation period, an amount, called a "PERCENTAGE ALLOCATION" for any date, equal to the Principal Allocation Percentage of collections of principal receivables processed on that date will be allocated to the Series 2002-A Holders and deposited and retained in the collection account. However, if the sum of Percentage Allocations for the same monthly period exceeds the Controlled Deposit Amount for the related distribution date, or the Collateral Invested Amount on the Collateral Expected Final Distribution Date, then this excess shall not be treated as a Percentage Allocation and shall be:

           (a) retained in the collection account for application, as necessary, as Shared Principal Collections to other series in Group One on the related distribution date, if any other principal sharing series in Group One is outstanding and in its amortization period or accumulation period; and

           (b) paid to the holders of the transferors' interest only if the Transferor Amount, on the date of processing, is greater than the Required Transferor Amount and the aggregate amount of principal receivables in the trust is greater than the Required Principal Balance and otherwise will be deposited in the excess funding account until the Transferor Amount is greater than the Required Transferor Amount and the aggregate amount of principal receivables in the trust is greater than the Required Principal Balance and the remainder will be paid to the holders of the transferors' interest; and

        (5) during the rapid amortization period, an amount equal to the Principal Allocation Percentage of the collections of principal receivables processed on that date will be allocated to the Series 2002-A Holders and deposited and retained in the collection account. However, after the date on which an amount of the collections equal to the Invested Amount has been deposited into the collection account and allocated to the Series 2002-A Holders, the amount in excess of the Invested Amount will be:

           (a) retained in the collection account for application, as necessary, as Shared Principal Collections to other series in Group One on the related distribution date, if any other principal sharing series in Group One is outstanding and in its amortization period or accumulation period; and

           (b) paid to the holders of the transferors' interest only if the Transferor Amount is greater than the Required Transferor Amount and the aggregate amount of principal receivables in the trust is greater than the Required Principal Balance and otherwise will be deposited in the excess funding account until the Transferor Amount is greater than the Required Transferor Amount and the aggregate amount of principal receivables in the trust is greater than the Required Principal Balance and the remainder will be paid to the holders of the transferors' interest.

     Withdrawals from Series Accounts. On or before each distribution date, the servicer will direct the trustee to make the following withdrawals from the following series accounts:

        (1) on each distribution date all principal funding account investment proceeds then on deposit in the principal funding account will be withdrawn and deposited into the collection account for distribution as a portion of Class A Available Funds for that distribution date;

        (2) on each distribution date after the reserve account funding date, all net investment income accrued since the preceding distribution date on the reserve account will be retained in the reserve account to the extent that the amount on deposit in the reserve account is less than the required reserve account amount and the balance, if any, will be deposited in the collection account for distribution as collections of finance charge receivables allocable to the certificateholders and the Collateral Interest Holder; and

        (3) on or before each distribution date for the accumulation period and on the first distribution date for the rapid amortization period, if applicable, an amount equal to the lesser of:

           (a) the available reserve account amount for such distribution date; and

           (b) the excess, if any, of a portion of the Class A Monthly Interest determined in accordance with the series supplement over the principal funding account investment proceeds for that distribution date will be withdrawn from the reserve account and deposited in the collection account for distribution as a portion of Class A Available Funds for that distribution date; provided, that the amount of the withdrawal from the reserve account under this clause (3) will be reduced to the extent that funds otherwise would be available to be deposited in the reserve account on such distribution date.

     Payment of Interest, Fees and Other Items. The trustee, acting pursuant to the servicer's instructions, will apply the Class A Available Funds, Class B Available Funds and Collateral Available Funds in the following priority:

        (1) On each distribution date, an amount equal to the Class A Available Funds for the distribution date will be withdrawn from the collection account and distributed in the following priority:

           (a) the Class A Monthly Interest for the distribution date, plus the amount of any Class A Monthly Interest previously due but not paid to the Class A Certificateholders on a prior distribution date, plus any additional interest with respect to Class A Monthly Interest that was due but not paid to the Class A Certificateholders on a prior distribution date at a rate equal to the Class A Certificate Rate plus 2% per annum (the "CLASS A ADDITIONAL INTEREST") and any Class A Additional Interest previously due but not distributed to the Class A Certificateholders on a prior distribution date will be distributed to the Class A Certificateholders;

           (b) the Class A Servicing Fee for the distribution date, plus the amount of any Class A Servicing Fee previously due but not distributed to the servicer on a prior distribution date, will be distributed to the servicer;

           (c) the Class A Investor Default Amount for the distribution date will be treated as a portion of Available Investor Principal Collections for the distribution date; and

           (d) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "--Excess Spread; Excess Finance Charges" below.

        (2) On each distribution date, an amount equal to the Class B Available Funds for the distribution date will be withdrawn from the collection account and distributed in the following priority:

           (a) the Class B Monthly Interest for the distribution date, plus the amount of any Class B Monthly Interest previously due but not paid to the Class B Certificateholders on a prior distribution date, plus any additional interest with respect to Class B Monthly Interest that was due but not paid to the Class B Certificateholders on a prior distribution date at a rate equal to the Class B Certificate Rate plus 2% per annum (the "CLASS B ADDITIONAL INTEREST") and any Class B Additional Interest previously due but not distributed to the Class B Certificateholders on a prior distribution date will be distributed to the Class B Certificateholders;

           (b) the Class B Servicing Fee for the distribution date, plus the amount of any Class B Servicing Fee previously due but not distributed to the servicer on a prior distribution date, will be distributed to the servicer; and

           (c) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "--Excess Spread; Excess Finance Charges" below.

        (3) On each distribution date, an amount equal to the Collateral Available Funds for the distribution date will be withdrawn from the collection account and distributed in the following priority:

           (a) if the bank or the trustee is no longer the servicer, the Collateral Servicing Fee for the distribution date, plus the amount of any Collateral Servicing Fee previously due but not distributed to the servicer on a prior distribution date, will be distributed to the servicer; and

           (b) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "--Excess Spread; Excess Finance Charges" below.

     "EXCESS SPREAD" means, for any distribution date, the sum of the amounts described in clause (1)(d) above, clause (2)(c) above and clause (3)(b) immediately above.

     Excess Spread; Excess Finance Charges. On each distribution date, the trustee, acting pursuant to the servicer's instructions, will apply Excess Spread and Excess Finance Charges allocated to Series 2002-A for the related monthly period to make the following distributions in the following priority:

          (1) an amount equal to any deficiency pursuant to clauses (1)(a), (b) and (c) above under "--Payment of Interest, Fees and Other Items" will be used to fund the deficiency, provided, that in the event the deficiency exceeds the amount of Excess Spread and Excess Finance Charges allocated to Series 2002-A, the Excess Spread and Excess Finance Charges shall be applied:

           (a) first, to pay amounts due on the distribution date pursuant to clause (1)(a) above under "--Payment of Interest, Fees and Other Items;"

           (b) second, to pay the Class A Servicing Fee pursuant to clause
               (1)(b) above under "--Payment of Interest, Fees and Other Items;" and

           (c) third, to pay the Class A Investor Default Amount for the distribution date pursuant to clause (1)(c) above under "--Payment of Interest, Fees and Other Items;"

        (2) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed will be treated as a portion of Available Investor Principal Collections for the distribution date as described under "--Payments of Principal" below;

        (3)  an amount equal to any deficiency pursuant to clauses (2)(a) and
             (b) above under "--Payment of Interest, Fees and Other Items" will be used to fund this deficiency, provided, that in the event the deficiency for this distribution date exceeds the remaining amount of Excess Spread and Excess Finance Charges allocated to Series 2002-A, the Excess Spread and Excess Finance Charges will be applied first to pay amounts due on the distribution date pursuant to clause (2)(a) above under "--Payment of Interest, Fees and Other Items," and second to pay the Class B Servicing Fee pursuant to clause (2)(b) above under "--Payment of Interest, Fees and Other Items;"

        (4) an amount equal to the Class B Investor Default Amount for the distribution date will be treated as a portion of Available Investor Principal Collections for the distribution date as described under "--Payments of Principal" below;

        (5) an amount equal to the aggregate amount by which the Class B Invested Amount has been reduced pursuant to clauses (3), (4) and
             (5) of the definition of "Class B Invested Amount" under "--Allocation Percentages" above, (but not in excess of the aggregate amount of the reductions which have not been previously reimbursed), will be treated as a portion of Available Investor Principal Collections for the distribution date;

        (6) an amount equal to the Collateral Minimum Monthly Interest for the distribution date, plus the amount of any Collateral Minimum Monthly Interest previously due but not paid to the Collateral Interest Holder on a prior Distribution Date, plus any additional interest with respect to Collateral Minimum Monthly Interest that was due but not paid to the Collateral Interest Holder on a prior distribution date at a rate equal to the Collateral Minimum Interest Rate (the "COLLATERAL ADDITIONAL INTEREST") and any Collateral Additional Interest previously due but not distributed to the Collateral Interest Holder on a prior distribution date will be distributed to the Collateral Interest Holder;

        (7) an amount equal to the Collateral Servicing Fee for the distribution date or if neither the bank nor the trustee is the servicer, the amount of any Collateral Servicing Fee due but not paid from Collateral Available Funds and the amount of any Collateral Servicing Fee due but not paid to the servicer on a prior distribution date will be paid to the servicer;

        (8) an amount equal to the Collateral Default Amount for the distribution date will be treated as a portion of Available Investor Principal Collections for the distribution date;

        (9) an amount equal to the aggregate amount by which the Collateral Invested Amount has been reduced pursuant to clauses (3), (4) and
             (5) of the definition of "Collateral Invested Amount" under "--Allocation Percentages" above, but not in excess of the aggregate amount of those reductions which have not been previously reimbursed, will be treated as a portion of Available Investor Principal Collections for the distribution date;

        (10) an amount up to the excess, if any, of the Required Reserve Account Amount over the principal amount on deposit in the reserve account will be deposited in the reserve account; and

        (11) the balance, if any, will be distributed to the Collateral Interest Holder.

     Reallocated Principal Collections. On or before each distribution date after giving effect to the distributions above under "--Excess Spread; Excess Finance Charges," the trustee, acting pursuant to the servicer's instructions, will apply Reallocated Principal Collections for the related monthly period to make the following distributions in the following priority:

        (1) if the amount of Excess Spread and Excess Finance Charges allocated to Series 2002-A for the related monthly period is less than the Class A Required Amount, Reallocated Principal Collections, up to the amount of the deficiency, will be withdrawn from the collection account and distributed to fund the deficiency in the order of priority set forth in clause (1) above under "--Excess Spread; Excess Finance Charges;"

        (2) if the amount of Excess Spread and Excess Finance Charges allocated to Series 2002-A for the related monthly period and not required to fund the Class A Required Amount or reimburse Class A Investor Charge-Offs is less than the Class B Required Amount, Reallocated Principal Collections allocable to the Collateral Interest not required to fund the Class A Required Amount, up to the amount of the deficiency, will be withdrawn from the collection account and distributed to fund the deficiency in the order of priority set forth in clauses (3) and (4) above under "--Excess Spread; Excess Finance Charges."

     Payments of Principal. On each distribution date, the trustee, acting pursuant to the servicer's instructions, will distribute Available Investor Principal Collections in the following priority:

        (1) on each distribution date for the revolving period, all the Available Investor Principal Collections will be treated as Shared Principal Collections and applied as described under "Description of the Certificates--Shared Principal Collections" in the accompanying prospectus;

        (2) on each distribution date for the accumulation period or the rapid amortization period, all Available Investor Principal Collections will be distributed or deposited in the following priority:

           (a) an amount equal to Class A Monthly Principal will, during the accumulation period, be deposited in the principal funding account for payment to the Class A Certificateholders on each distribution date beginning on the earlier of the Class A Expected Final distribution date and the first distribution date for the rapid amortization period, and will, during the rapid amortization period, be paid to the Class A Certificateholders;

           (b) after giving effect to the distribution referred to in clause (a) above, an amount equal to the Class B Monthly Principal will, during the accumulation period, be deposited in the principal funding account for payment to the Class B Certificateholders on each distribution date beginning on the earlier of the Class B Expected Final Payment Date, but only if the Class A Investor Amount is paid in full on that date, and the first distribution date for the rapid amortization period on which the Class A Investor Amount is paid in full, and will, during the rapid amortization period, be paid to the Class B Certificateholders;

           (c) after giving effect to the distributions referred to in clauses
               (a) and (b) above, an amount equal to Collateral Monthly Principal will be paid to the Collateral Interest Holder on each distribution date beginning on the earlier of the Collateral Expected Final Distribution Date, but only if the Class B Investor Amount is paid in full on or prior to that date, and the first distribution date for the rapid amortization period on which the Class B Investor Amount is paid in full; and

           (d) the balance, if any, will be treated as Shared Principal Collections and applied as described under "Description of the Certificates--Shared Principal Collections" in the accompanying prospectus.

     The "COLLATERAL EXPECTED FINAL DISTRIBUTION DATE" is the May 2005 Distribution Date.

PRINCIPAL FUNDING ACCOUNT

     Pursuant to the series supplement, the servicer will establish and maintain the "PRINCIPAL FUNDING ACCOUNT" as a segregated trust account held for the benefit of the Class A Certificateholders and the Class B Certificateholders. During the accumulation period, the trustee at the direction of the servicer will transfer Available Investor Principal Collections to the principal funding account as described under "--Application of Collections--Payments of Principal" in this prospectus supplement.

     Funds on deposit in the principal funding account will be invested by the trustee at the direction of the servicer in eligible investments. Investment earnings, net of investment losses and expenses, on the principal funding account, referred to as the "PRINCIPAL FUNDING ACCOUNT INVESTMENT PROCEEDS" will be included in Class A Available Funds for each distribution date.

RESERVE ACCOUNT

     Pursuant to the series supplement, the servicer will establish and maintain the "RESERVE ACCOUNT" as a segregated trust account held for the benefit of the Class A Certificateholders. The reserve account is established to assist with the distribution of interest on the Class A Certificates during the accumulation period. For each distribution date from and after the reserve account funding date, but prior to the termination of the reserve account, the trustee, acting pursuant to the servicer's instructions, will apply Excess Spread and Excess Finance Charges allocated to Series 2002-A, as described above under "--Application of Collections--Excess Spread; Excess Finance Charges," to increase the amount on deposit in the reserve account, to the extent this amount is less than the Required Reserve Account Amount.

     The "RESERVE ACCOUNT FUNDING DATE" will be the distribution date for the monthly period which begins no later than three months prior to the monthly period in which, as of the related determination date, the accumulation period is scheduled to begin.

     The "REQUIRED RESERVE ACCOUNT AMOUNT" for any distribution date on or after the reserve account funding date will be

        (1) the product of:

        - 0.5% of the Class A Investor Amount as of the preceding distribution date after giving effect to all applicable changes in the Class A Investor Amount on that date; and

        - a fraction, the numerator of which is the number of monthly periods scheduled to be included in the accumulation period as of that date, and the denominator of which is nine, provided, that if this numerator is one, the Required Reserve Account Amount will be zero; or

        (2) any other amount designated by the transferor, provided, that if the designation is of a lesser amount, the transferor shall have provided the servicer and the trustee with evidence that each rating agency rating the certificates or the Collateral Interest has notified the transferor that such action will not result in a reduction or withdrawal of its rating of any outstanding series or class and the transferor shall have delivered to the trustee a certificate of an authorized officer to the effect that, based on the facts known to the officer at that time, in the reasonable belief of the transferor, the designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event to occur.

     On each distribution date, after giving effect to any deposit to be made to and any withdrawal to be made from the reserve account, the trustee will withdraw from the reserve account the excess, if any, of the amount on deposit in the reserve account over the Required Reserve Account Amount and will pay that amount to the Collateral Interest Holder.

     Provided that the reserve account has not terminated as described below, all amounts on deposit in the reserve account with respect to any distribution date, after giving effect to any deposits to, or withdrawals from, the reserve account to be made on the distribution date will be invested by the trustee at the direction of the servicer in eligible investments. The interest and other investment income, net of investment expenses and losses, earned on the investments will be retained in the reserve account, to the extent the amount on deposit is less than the required Reserve Account Amount, or deposited in the collection account and treated as collections of finance charge receivables allocable to Series 2002-A.

     On the determination date before each distribution date for the accumulation period and on the first distribution date for the rapid amortization period, a withdrawal will be made from the reserve account, and the amount of this withdrawal will be deposited in the collection account and included in Class A Available Funds in an amount equal to the lesser of:

     - the available reserve account amount for the distribution date; and

     - the excess, if any, of a portion of the Class A Monthly Interest determined in accordance with the Pooling and Servicing Agreement over the principal funding account investment proceeds for the distribution date;

provided, that the amount of the withdrawal shall be reduced to the extent that funds otherwise would be available to be deposited in the reserve account on the distribution date.

     On each distribution date, the "AVAILABLE RESERVE ACCOUNT AMOUNT" will be the lesser of the amount on deposit in the reserve account, before giving effect to any deposit to be made to the reserve account on the distribution date, and the Required Reserve Account Amount for the distribution date.

     The reserve account will be terminated following the earliest of:

     - the termination of the trust pursuant to the Pooling and Servicing Agreement;

     - the date on which the Class A Investor Amount is paid in full; and

     - if the accumulation period has not begun, the occurrence of a Pay Out Event or, if the accumulation period has begun, the earlier of the first distribution date with respect to the rapid amortization period and the Class A Expected Final Distribution Date.

     Upon the termination of the reserve account, all amounts on deposit after giving effect to any withdrawal from the reserve account on that date as described above will be distributed to the Collateral Interest Holder. Any amounts withdrawn from the reserve account and distributed to the Collateral Interest Holder will not be available for distribution to the certificateholders.

PAIRED SERIES

     The Series 2002-A Certificates are subject to being paired on or after the beginning of the accumulation period or the rapid amortization period with one or more later issued series. Any later series which is paired with Series 2002-A is called a "PAIRED SERIES." A paired series may be pre-funded with an initial deposit to a funding account or may have a variable principal amount. Any funding account created in connection with a paired series will be held for the benefit of the paired series and not for the benefit of the holders of the Series 2002-A Certificates. Upon payment in full of the Series 2002-A Certificates, assuming that there have been no unreimbursed charge-offs for any related paired series, the aggregate investor amount of the paired series will have been increased by an amount up to an aggregate amount equal to the Investor Amount. The issuance of a paired series will be subject to the conditions described under "Description of the Certificates--New Issuances" in the accompanying prospectus.

     There can be no assurance that the terms of any paired series might not have an impact on the calculation of the Series Percentage or the timing or amount of payments received by a certificateholder. The full extent by which the timing or amount of payments received by a holder of a Series 2002-A Certificate may be affected will be dependent on a number of factors and will not be readily determinable by the change that may occur in the Series Percentage.

SHARED COLLECTIONS OF PRINCIPAL RECEIVABLES

     To the extent that collections of principal receivables allocated to the Series 2002-A are not needed to make payments to or for the benefit of the certificateholders or the Collateral Interest Holder, the collections may be applied to cover principal payments due to or for the benefit of other principal sharing series in Group One. Any application of principal collections to other series will not result in a reduction of the Invested Amount of the Series 2002-A Certificates or the Collateral Interest.

     Similarly, collections of principal receivables allocated to other principal sharing series in Group One, to the extent these collections, are not needed to make payments to or for the benefit of the holders of the certificates and other interests of the other series, will be applied, if necessary, to cover payments of principal due to holders of the Series 2002-A Certificates during the accumulation period. The collections of principal receivables allocated to other series and not needed by other series are "SHARED PRINCIPAL COLLECTIONS." There can be no assurance that Shared Principal Collections will be available to cover payments of principal or deposits due on any distribution date for the accumulation period. If no Shared Principal Collections were available to the certificates, the Class A Investor Amount might not be paid in full by the Class A Expected Final Distribution Date and the Class B Investor Amount might not be paid in full by the Class B Expected Final Distribution Date. These Shared Principal Collections may also be allocated to other series either currently outstanding or to be issued by the trust in the future. To the extent the Shared Principal Collections are allocated to other series, the pro rata share of the Shared Principal Collections allocated to Series 2002-A will be reduced.

     Series 2002-A will be included in a group of series designated as "GROUP ONE." On the closing date, Series 2002-A will be the fifteenth series outstanding and included in Group One.

ALLOCATION OF INVESTOR DEFAULT AMOUNT

     On each determination date, the servicer will calculate the Investor Default Amount for the preceding monthly period. The term "INVESTOR DEFAULT AMOUNT" means, for any distribution date, the product of:

          (1) the defaulted amount for the related monthly period; and

          (2) the Floating Allocation Percentage for the related monthly period.

For a description of the defaulted amount, see "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges" in the accompanying prospectus.

     A portion of the Investor Default Amount will be allocated to the Class A Certificateholders on each distribution date. The amount to be allocated to the Class A Certificateholders is the "CLASS A INVESTOR DEFAULT AMOUNT" and for each distribution date is an amount equal to the product of the Class A Floating Percentage applicable during the related monthly period and the Investor Default Amount for the related monthly period. A portion of the Investor Default Amount will also be allocated to the Class B Certificateholders. The amount to be allocated to the Class B Certificateholders is the "CLASS B INVESTOR DEFAULT AMOUNT" and for each distribution date is an amount equal to the product of the Class B Floating Percentage applicable during the related monthly period and the Investor Default Amount for that monthly period. A portion of the Investor Default Amount will be allocated to the Collateral Interest Holder on each distribution date. The amount to be allocated to the Collateral Interest is the "COLLATERAL DEFAULT AMOUNT" and for each distribution date is an amount equal to the product of the Collateral Floating Percentage applicable during the related monthly period and the Investor Default Amount for the related monthly period.

     An amount equal to the Class A Investor Default Amount for each monthly period will be paid from Class A Available Funds, Excess Spread and Excess Finance Charges allocated to Series 2002-A and Reallocated Principal Collections and applied as described above under "--Application of Collections--Payment of Interest, Fees and Other Items," "--Application of Collections--Excess Spread; Excess Finance Charges" and "--Reallocation of Cash Flows."

     An amount equal to the Class B Investor Default Amount for each monthly period will be paid from Excess Spread and Excess Finance Charges allocated to Series 2002-A and Reallocated Principal Collections allocable to the Collateral Invested Amount and applied as described above under "--Application of Collections--Excess Spread; Excess Finance Charges" and "--Reallocation of Cash Flows."

     An amount equal to the Collateral Default Amount for each monthly period will be paid from Excess Spread and Excess Finance Charges allocated to Series 2002-A as described above under "--Application of Collections--Excess Spread; Excess Finance Charges."

     On each distribution date, if the Class A Required Amount for the distribution date exceeds the sum of Excess Spread and Excess Finance Charges allocable to Series 2002-A and Reallocated Principal Collections, the Collateral Invested Amount will be reduced by the amount of that excess, but not by more than the Class A Investor Default Amount for the distribution date. In the event that this reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for the distribution date over the amount of the reduction, if any, of the Collateral Invested Amount for the distribution date. In the event that this reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for the distribution date over the amount of the reductions, if any, of the Collateral Invested Amount and the Class B Invested Amount for the distribution date as described above. A reduction in the Class A Invested Amount occurring as described in the preceding sentence is a "CLASS A INVESTOR CHARGE-OFF."

     If a Class A Investor Charge-Off occurs this may have the effect of slowing or reducing the return of principal to the Class A Certificateholders. If the Class A Invested Amount has been reduced by Class A Investor Charge-Offs, it will subsequently be increased on any distribution date, but not by an amount in excess of the aggregate Class A Investor Charge-Offs by the amount of Excess Spread and Excess Finance Charges allocated to Series 2002-A and available to reimburse Class A Investor Charge-Offs as described above under "--Application of Collections--Excess Spread; Excess Finance Charges."

     On each distribution date, if the Class B Required Amount for the distribution date exceeds the sum of Excess Spread and Excess Finance Charges allocable to Series 2002-A and not required to pay the Class A Required Amount and Reallocated Principal Collections allocable to the Collateral Interest and not required to pay the Class A Required Amount, then the Collateral Invested Amount will be reduced by the amount of that excess. If this reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class B Investor Default Amount for the distribution date over the amount of such reduction, if any, of the Collateral Invested Amount. A reduction in the Class B Invested Amount occurring as described in the preceding sentence is a "CLASS B INVESTOR CHARGE-OFF."

     If a Class B Investor Charge-Off occurs this may have the effect of slowing or reducing the return of principal to the Class B Certificateholders. If the Class B Invested Amount has been reduced by the Class B Investor Charge-Offs, it will thereafter be increased on any distribution date, but not by an amount in excess of the aggregate Class B Investor Charge-Offs, by the amount of Excess Spread and Excess Finance Charges allocated to Series 2002-A and available to reimburse Class B Investor Charge-Offs as described above under "--Application of Collections--Excess Spread; Excess Finance Charges" in this prospectus supplement.

OPTIONAL REPURCHASE

     On any date occurring on or after the date that the Investor Amount is reduced to 5% or less of the Initial Invested Amount, the transferor will have the option, to be exercised in its sole discretion, to repurchase the certificates. The purchase price of the certificates and the Collateral Interest will be equal to the Invested Amount on the distribution date on which the purchase occurs, if the purchase is on a distribution date and, if not, the Invested Amount for the distribution date following the repurchase. Plus, in each case, accrued and unpaid interest on the certificates plus accrued and unpaid interest on the Collateral Interest. Following a repurchase, the certificateholders will have no further rights to the receivables; provided, however, that the repurchase in no way impacts the certificateholders' rights under the federal securities law.

     Any optional repurchase may result in an early repayment of your investment without any prepayment penalty and there can be no assurance that you will be able to invest the early repayment amount at a similar rate of return.

PAY OUT EVENTS

     The revolving period for Series 2002-A will continue through the close of business on June 30, 2004 or a later date resulting from the postponement of the accumulation period, unless a Pay Out Event occurs prior to that date. A "PAY OUT EVENT" for Series 2002-A refers to any of the following events, which are applicable only to Series 2002-A although other series may have similar or identical Pay Out Events:

          (a) failure of the transferor:

           - to make any payment or deposit on the date required under the Pooling and Servicing Agreement on or before the date occurring five business days after the date the payment or deposit is required to be made; or

           - duly to observe or perform in any material respect any other covenants or agreements of the transferor in the Pooling and Servicing Agreement, which failure has a material adverse effect on the Series 2002-A Holders which determination will be made without reference to whether any funds are available pursuant to any credit enhancement and provided that the failure continues unremedied for 60 days after written notice has been given to the transferor by the trustee, or to the transferor and the trustee by Series 2002-A Holders aggregating not less than 50% of the outstanding principal balance of the Series 2002-A Interests;

        (b) any representation or warranty made by the transferor in the Pooling and Servicing Agreement or any information required to be given by the servicer on behalf of the transferor to identify the accounts proves to have been incorrect in any material respect when made or delivered and continues to be incorrect in any material respect for 60 days after written notice has been given to the transferor by the trustee, or to the transferor and the trustee by holders of the certificates aggregating not less than 50% of the outstanding principal balance of the Series 2002-A Certificates and as a result the interests of the certificateholders are materially and adversely affected, which determination shall be made without reference to whether any funds are available pursuant to any credit enhancement; provided, however, that a Pay Out Event shall not be deemed to have occurred under this subparagraph (b) if the transferor has accepted reassignment of the related receivable or all such receivables, if applicable, during the 60 day period after notice, or a longer period if specified by the trustee, in accordance with the provisions of the Pooling and Servicing Agreement;

        (c) with respect to the end of any monthly period:

           - for which the Transferor Amount is less than the Required Transferor Amount, the failure of the transferor to convey receivables in additional accounts to the trust on or prior to the tenth business day following the related determination date so that the Transferor Amount is at least equal to the Required Transferor Amount; or

           - for which the aggregate principal receivables in the trust are less than the Required Principal Balance, the failure of the transferor to convey receivables in additional accounts to the trust on or prior to the tenth business day following the related determination date so that the aggregate principal receivables in the trust are at least equal to the Required Principal Balance;

          (d) the Net Portfolio Yield averaged over three consecutive monthly periods is less than the Base Rate averaged over the same period;

          (e) any servicer default occurs which would have a material adverse effect on the certificateholders, which determination shall be made without reference to whether any funds are available pursuant to any credit enhancement; or

          (f) the Class A Investor Amount is not paid in full on the Class A Expected Final Distribution Date or the Class B Investor Amount is not paid in full on the Class B Expected Final Distribution Date or the Collateral Invested Amount shall not be paid in full on the Collateral Expected Final Distribution Date.

     A Pay Out Event for all series refers to any of the following events, which are applicable to Series 2002-A and other series:

          (g) an insolvency event relating to any transferor or additional transferor or an insolvency event relating to the bank or any additional account owner;

          (h) the trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

          (i) the inability of the transferor or additional transferor for any reason to transfer receivables to the trust in accordance with the provisions of the Pooling and Servicing Agreement or the inability of the bank or any additional account owner for any reason to sell receivables to FCCF in accordance with the provisions of the Receivables Purchase Agreement.

     In the case of any event described in subparagraphs (a), (b) or (e), a Pay Out Event will be deemed to have occurred only if, after any applicable grace period described in these clauses, the trustee or Series 2002-A Holders evidencing undivided interests aggregating more than 50% of the aggregate unpaid principal amount of the Series 2002-A Interests, by written notice to the transferor and the servicer, and to the trustee if given by the Series 2002-A Holders, declare that a Pay Out Event has occurred with respect to Series 2002-A. In the case of any event described in subparagraphs (c), (d), (f), (g),
(h), or (i), a Pay Out Event will be deemed to have occurred immediately upon the occurrence of the event without any notice or other action on the part of the trustee, or the Series 2002-A Holders.

     Upon the occurrence of a Pay Out Event, the rapid amortization period will begin. In this event, distributions of principal to the certificateholders will begin on the first distribution date following the month in which the Pay Out Event occurred.

     The term "NET PORTFOLIO YIELD" for any month, means the annualized percentage equivalent of a fraction:

          (a) the numerator of which is the sum of:

             (1) the amount of collections of finance charge receivables during the month allocable to the Series 2002-A Certificates and to the Collateral Interest, including any other amounts that are to be treated as collections of finance charge receivables under the Pooling and Servicing Agreement, after subtracting therefrom the Investor Default Amount for the related month; plus

             (2) the amount of any net earnings on the principal funding account for the related distribution date; plus

             (3) the amount of funds, if any, to be withdrawn from the reserve account and included in Class A Available Funds for the related distribution date; and

          (b) and the denominator of which is the Investor Amount as of the last day of the prior calendar month.

     For any month, the "BASE RATE" will be equal to the annualized percentage equivalent of a fraction:

          (a) the numerator of which is equal to the sum of the following, each for the related distribution date:

             (1) the Class A Monthly Interest;

             (2) the Class B Monthly Interest;

             (3) the Collateral Minimum Monthly Interest; and

             (4) the Monthly Servicing Fee, and

          (b) the denominator of which is the Investor Amount as of the last day of the preceding month.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The share of the fee payable to the servicer allocable to the Series 2002-A Interests for any distribution date (the "MONTHLY SERVICING FEE") will be equal to one-twelfth of the product of (a) 2% and (b) the Invested Amount as of the last day of the monthly period preceding the distribution date; provided, however, with respect to the first distribution date, the Monthly Servicing Fee
will be $           .

     The share of the Monthly Servicing Fee allocable to the Class A Certificateholders for any distribution date, called the "CLASS A SERVICING FEE," will be one-twelfth of the product of:

          (1) the Class A Floating Percentage;

          (2) 2%; and

          (3) the Invested Amount as of the last day of the monthly period preceding the distribution date;

provided, however, that for the first distribution date, the Class A Servicing
Fee will be $       .

     The share of the Monthly Servicing Fee allocable to the Class B Certificateholders for any distribution date, called the "CLASS B SERVICING FEE," will be equal to one-twelfth of the product of:

          (1) the Class B Floating Percentage;

          (2) 2%; and

          (3) the Invested Amount as of the last day of the monthly period preceding the distribution date;

provided, however, that for the first distribution date, the Class B Servicing
Fee will be $       .

     The share of the Monthly Servicing Fee allocable to the Collateral Interest Holder for any distribution date, called the "Collateral Servicing Fee," will be equal to one-twelfth of the product of:

          (1) the Collateral Floating Percentage;

          (2) 2%; and

          (3) the Invested Amount as of the last day of the monthly period preceding the distribution date;

provided, however, that for the first distribution date, the Collateral
Servicing Fee will be $       .

     The Class A Servicing Fee, the Class B Servicing Fee and the Collateral Servicing Fee shall be payable to the servicer solely to the extent amounts are available for distribution as described under "--Application
Collections--Payment of Interest, Fees and Other Items" and "Excess Spread; Excess Finance Charges" in this prospectus supplement.

                        FEDERAL INCOME TAX CONSEQUENCES

     Based on the application of existing law to the facts as set forth in the Pooling and Servicing Agreement and other relevant documents, special tax counsel to the bank and the transferor, Orrick, Herrington & Sutcliffe LLP, is of the opinion that the certificates will properly be treated as indebtedness for federal income tax purposes. See "Federal Income Tax Consequences" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

GENERAL

     Subject to the considerations described below and in the accompanying prospectus, the Class A Certificates may be purchased by, on behalf of, or with "plan assets" of any employee benefit or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended. Any plan fiduciary that proposes to cause a plan to acquire any of the certificates should consult with its counsel with respect to the potential consequences under ERISA and the Internal Revenue Code of the plan's acquisition and ownership of the certificates. See "ERISA Considerations" in the accompanying prospectus.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit plans from engaging in certain transactions involving "plan assets" with persons that are parties in interest with respect to the plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and Section 4975 of the Internal Revenue Code for these persons, unless a statutory, regulatory or administrative exemption is available. Plans that are governmental plans, as defined in Section 3(32) of ERISA, and some church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements.

CLASS A CERTIFICATES

     The United States Department of Labor has issued an individual exemption, Prohibited Transaction Exemption 99-39 (Exemption Application No. D-10643), 64 Fed. Reg. 53,736 (October 4, 1999), to the bank relating to (1) the initial purchase, the holding and the subsequent resale by plans of senior certificates representing an undivided interest in a credit card trust with respect to which the bank or an affiliate is the sponsor; and (2) the servicing, operation and management of the trust, provided that the general conditions and certain other conditions set forth in this exemption are satisfied. This exemption will apply to the acquisition, holding and resale of the Class A Certificates by, on behalf of, or with "plan assets" of a plan, provided that the conditions specified in the exemption, some of which are described below, are met.

     Among the conditions which must be satisfied for this exemption to apply are the following:

          (1) The acquisition of the Class A Certificates by a plan is on terms, including the price for the Class A Certificates, that are at least as favorable to the investing plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The rights and interests evidenced by the Class A Certificates acquired by the plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

          (3) The Class A Certificates acquired by the plan have received a rating at the time of the acquisition in one of the two highest generic rating categories from a rating agency, provided that, notwithstanding such rating, credit support is provided to the Class A Certificates through a senior-subordinated structure or other form of third-party credit support which, at a minimum, represents 5% of the outstanding principal balance of the Class A Certificates at the time of the acquisition;

          (4) The trustee is not an affiliate of a restricted group including the underwriters, the bank, the transferor, the servicer, any obligor whose receivables constitute more than 0.5% of the fair market value of the aggregate undivided interest in the trust allocated to Series 2002-A, or any of their respective affiliates;

          (5) The sum of all payments made to and retained by the underwriters in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting the Class A Certificates; the consideration received by the transferor as a consequence of the assignment of receivables to the trust, to the extent allocable to the

            Class A Certificates, represents not more than the fair market value of the receivables; and the sum of all payments made to and retained by the servicer, to the extent allocable to the Class A Certificates, represents not more than reasonable compensation for the servicer's services under the agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

          (6) The plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended;

          (7) The trustee is a substantial financial institution or trust company experienced in trust activities, is familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA and, as the legal owner of, or holder of a perfected security interest in, the receivables, enforces all the rights created in favor of the certificateholders, including plans;

          (8) Prior to the issuance of any new series, confirmation is received from the rating agencies that the issuance will not result in the reduction or withdrawal of the then current rating of the Class A Certificates held by any plan pursuant to the Fleet exemption;

          (9) To protect against fraud, chargebacks or other dilution of the receivables, the Pooling and Servicing Agreement and the rating agencies require the transferor to maintain a transferors' interest of not less than 2% of the principal balance of the receivables contained in the trust;

          (10) Each receivable is an eligible receivable, based on criteria of the rating agencies and as specified in the Pooling and Servicing Agreement, and the Pooling and Servicing Agreement requires that any change in the terms of the cardholder agreements must be made applicable to the comparable segment of accounts owned or serviced by the transferor which are part of the same program or have the same or substantially similar characteristics;

          (11) The Pooling and Servicing Agreement limits the number of newly originated accounts to be designated to the trust, unless the rating agencies otherwise consent in writing, to the following:

             (a) with respect to any three-month period commencing in January,
                 April, July and October of each calendar year, 15% of the number of existing accounts designated to the trust as of the first day of the calendar year during which the monthly period commenced; and

             (b) with respect to any calendar year, 20% of the number of existing accounts designated to the trust as of the first day of the calendar year;

          (12) The Pooling and Servicing Agreement requires the transferor to deliver an opinion of counsel confirming the validity and perfection of the transfer of receivables in newly originated accounts to the trust for each interim addition; and

          (13) The Pooling and Servicing Agreement requires the transferor and the trustee to receive confirmation from each rating agency that the rating agency will not reduce or withdraw its then current rating of the Class A Certificates as a result of:

             (a) an addition of accounts that is required to be made because either the Transferor Amount is less than the Required Transferor Amount or the principal receivables are less than the Required Principal Balance, and the addition exceeds the limits set forth in paragraph (11) above; or

             (b) a restricted addition of accounts made at the discretion of the transferor as described in the accompanying prospectus under the caption "Description of the Certificates--Addition of Accounts--Conditions to Required and Restricted Additions."

     The trust also must meet the following requirements:

          (1) The corpus of the trust must consist only of receivables of the type which have been included in other investment pools;

          (2) Certificates evidencing interests in other investment pools have been rated in one of the two highest generic rating categories by at least one of the rating agencies for at least one year prior to the plan's acquisition of the Class A Certificates; and

          (3) Certificates evidencing an interest in such other investment pools have been purchased by investors other than plans for at least one year prior to any plan's acquisition of the Class A Certificates.

     Moreover, the Prohibition Transaction Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a plan fiduciary causes a plan to acquire the Class A Certificates if the fiduciary or its affiliate is an obligor on the receivables held in the trust, provided that, among other requirements:

          (1) in the case of an acquisition in connection with the initial issuance of the Class A Certificates, at least 50% of each class of certificates in which plans have invested is acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the restricted group;

          (2) the fiduciary, or its affiliate, is an obligor with respect to 0.5% or less of the fair market value of the obligations contained in the trust;

          (3) the plan's investment in the Class A Certificates does not exceed 25% of all of the Class A Certificates outstanding after the acquisition; and

          (4) no more than 25% of the asset of the plan are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     The transferor believes that the Fleet exemption will apply to the acquisition and holding of the Class A Certificates by plans and that all conditions of the Fleet exemption, other than those within the control of the investors, will be met.

CLASS B CERTIFICATES

     The U.S. Department of Labor has designated the Fleet exemption an "underwriter exemption." As a result, an insurance company investing solely assets of its general account may be able to acquire and hold the Class B Certificates, provided that:

          (1) Class A Certificates are eligible for relief under the Fleet exemption; and

          (2) the acquisition and holding satisfies the conditions applicable under Sections I and III of U.S. Department of Labor Prohibited Transaction Class Exemption 95-60.

Accordingly, the Class B Certificates may not be acquired or held by, on behalf of, or with "plan assets" of any plan, other than an insurance company investing assets of its general account. By its acceptance of a Class B certificate, each Class B certificateholder will be deemed to have represented and warranted that either:

        (1) it is not and will not be a plan; or

        (2) it is an insurance company, it acquired and will hold the Class B Certificates solely with assets of its general account, and such acquisition and holding satisfies the conditions applicable under Sections I and III of PTCE 95-60. See "--Class A Certificates" above and "ERISA Considerations" in the accompanying prospectus.

CONSULTATION WITH COUNSEL

     In light of the foregoing, fiduciaries or other persons contemplating purchasing the certificates on behalf of or with "plan assets" of any plan should consult their own counsel regarding whether the trust assets represented by the certificates would be considered "plan assets," the consequences that would apply if the trust's assets were considered "plan assets," and the availability of exemptive relief from the prohibited transaction rules, in the case of the Class A Certificates, under the Fleet exemption or, in the case of the Class B Certificates and only with respect to an insurance company general account investor, the Fleet exemption and Sections I and III of PTCE 95-60.

     Finally, plan fiduciaries and other plan investors should consider the fiduciary standards under ERISA or other applicable law in the context of the plan's particular circumstances before authorizing an investment of a portion of the plan's assets in the certificates. Accordingly, among other factors, plan fiduciaries and other plan investors should consider whether the investment:

        (1) satisfies the diversification requirement of ERISA or other applicable law;

        (2) is in accordance with the plan's governing instruments; and

        (3) is prudent in light of the "Risk Factors" and other factors discussed in the accompanying prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement relating to the Class A Certificates and the Class B Certificates, the transferor has agreed to sell to the underwriters named below and each of the "CLASS A UNDERWRITERS" has agreed to purchase from the transferor, the principal amount of Class A Certificates set forth opposite its name below:

                                                               PRINCIPAL
                                                               AMOUNT OF
                                                                CLASS A
CLASS A UNDERWRITERS                                          CERTIFICATES
--------------------                                          ------------
Lehman Brothers Inc. .......................................  $
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated...................................  $
Banc of America Securities LLC..............................  $
Barclays Capital Inc. ......................................  $
Fleet Securities, Inc. .....................................  $
J.P. Morgan Securities Inc. ................................  $
Salomon Smith Barney Inc. ..................................  $
                                                              ------------
Total.......................................................  $
                                                              ============

     The transferor has been advised by the Class A Underwriters that the Class A Underwriters propose initially to offer the Class A Certificates to the public at the price set forth on the cover page of this prospectus supplement and to
certain dealers at such price less a concession not in excess of      % of the
principal amount of the Class A Certificates. The Class A Underwriters may allow
and the dealers may reallow a concession not in excess of      % of the
principal amount of the Class A Certificates to certain other dealers. After the initial public offering, the public offering price and the concessions may be changed.

     Subject to the terms and conditions set forth in the underwriting agreement, the transferor has agreed to sell to the "CLASS B UNDERWRITERS" named below and each of the Class B Underwriters has agreed to purchase from the transferor, the principal amount of Class B Certificates set forth opposite its name below:

                                                               PRINCIPAL
                                                               AMOUNT OF
                                                                CLASS B
CLASS B UNDERWRITERS                                          CERTIFICATES
--------------------                                          ------------
Lehman Brothers Inc. .......................................  $
Merrill Lynch, Pierce, Fenner & Smith Incorporated..........  $
                                                              -----------
Total.......................................................  $
                                                              ===========

     The transferor has been advised by the Class B Underwriters that the Class B Underwriters propose initially to offer the Class B Certificates to the public at the price set forth on the cover page of this prospectus supplement and to
certain dealers at this price less a concession not in excess of      % of the
principal amount of the Class B Certificates. The Class B Underwriters may allow
and the dealers may reallow a concession not in excess of      % of the
principal amount of the Class B Certificates to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed.

     The underwriters will be compensated as set forth in the following table:

                                                UNDERWRITERS'       AMOUNT
                                                DISCOUNTS AND     PER $1,000
                                                 COMMISSIONS     OF PRINCIPAL    TOTAL AMOUNT
                                                -------------    ------------    ------------
$         of the Class A Certificates.........           %          $             $
$         of the Class B Certificates.........           %          $             $
                                                                                  ----------
                                                                                  $
                                                                                  ==========

     Additional offering expenses are estimated to be $       .

     The transferor and the bank have agreed that they will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect thereof.

     Each underwriter has represented and agreed that:

          (a) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 ("FSMA") and the Public Offers of Securities Regulations 1995 (the "REGULATIONS") with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom;

          (b) it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received by it in connection with the issue or sale of any certificates in circumstances in which section 21(1) of the FSMA does not apply to the transferor or the bank; and

          (c) it has not offered or sold and, prior to the date which is six months after the date of issue of the certificates will not offer or sell any certificate to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for purposes of the Regulations.

     The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the certificates in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the certificates so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the certificates originally sold by such syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the certificates to be higher than they would otherwise be in the absence of the transactions. Neither the transferor nor the underwriters represents that the underwriters will engage in any such transactions or that these transactions, once commenced, will not be discontinued without notice at any time.

     This prospectus supplement and the accompanying prospectus, may be used by Fleet Securities, Inc. or another affiliate of the transferor, in connection with offers and sales of an indeterminate amount of the certificates in market-making transactions. In these transactions, Fleet Securities, Inc. or another affiliate may act as a principal or an agent and the sales will be at negotiated prices related to prevailing market prices at the time of the sale.

                                 LEGAL MATTERS

     Certain legal matters relating to the issuance of the certificates will be passed upon for the transferor and the bank by Linda Morris, Esq., Vice President, Secretary and General Counsel, Fleet Credit Card Funding Trust and Executive Vice President, Secretary and General Counsel, Fleet Bank (RI), National Association, and by Orrick, Herrington & Sutcliffe LLP, Washington, D.C., special counsel to the transferor and the bank. Certain legal matters, including matters related to Delaware law, will be passed upon for the transferor by Richards, Layton & Finger, P.A. In addition, certain legal matters, including matters related to Rhode Island law, will be passed upon for the transferor by Edwards & Angell, Boston, Massachusetts. Certain legal matters relating to the federal tax consequences of such issuance will be passed upon for the transferor and the bank by Orrick, Herrington & Sutcliffe LLP, Washington, D.C. Certain matters relating to the issuance of the certificates will be passed upon for the underwriters by Mayer, Brown, Rowe & Maw, Chicago, Illinois.

                            INDEX OF PRINCIPAL TERMS

                      A
accumulation period...............     S-15
Available Investor Principal
  Collections.....................     S-23
Available Reserve Account
  Amount..........................     S-38
                      B
bank..............................     S-9
Base Rate.........................     S-42
business day......................     S-20
                      C
Certificate Owner.................     S-20
Class A Additional Interest.......     S-33
Class A Available Funds...........     S-21
Class A Certificate Rate..........     S-20
Class A Certificateholders........     S-9
Class A Certificates..............     S-9
Class A Expected Final
  Distribution Date...............  S-15, S-23
Class A Floating Percentage.......     S-26
Class A Initial Invested Amount...     S-28
Class A Invested Amount...........     S-28
Class A Investor Amount...........     S-29
Class A Investor Charge-Off.......     S-40
Class A Investor Default Amount...     S-39
Class A Monthly Interest..........     S-21
Class A Monthly Principal.........     S-24
Class A Principal Percentage......     S-27
Class A Required Amount...........     S-29
Class A Servicing Fee.............     S-43
Class A Underwriters..............     S-47
Class B Additional Interest.......     S-33
Class B Available Funds...........     S-22
Class B Certificate Rate..........     S-20
Class B Certificateholders........     S-9
Class B Certificates..............     S-9
Class B Expected Final
  Distribution Date...............  S-15, S-23
Class B Floating Percentage.......     S-26
Class B Initial Invested Amount...     S-28
Class B Invested Amount...........     S-28
Class B Investor Amount...........     S-29
Class B Investor Charge-Off.......     S-40
Class B Investor Default Amount...     S-39
Class B Monthly Interest..........     S-22
Class B Monthly Principal.........     S-24
Class B Principal Percentage......     S-27
Class B Required Amount...........     S-30
Class B Servicing Fee.............     S-43
Class B Underwriters..............     S-47
Collateral Additional Interest....     S-35
Collateral Available Funds........     S-22
Collateral Default Amount.........  S-29, S-39
Collateral Expected Final
  Distribution Date...............     S-36
Collateral Floating Percentage....     S-26
Collateral Initial Invested
  Amount..........................     S-29
Collateral Interest...............     S-9
Collateral Interest Holder........     S-9
Collateral Invested Amount........     S-29
Collateral Minimum Interest
  Rate............................     S-23
Collateral Minimum Monthly
  Interest........................     S-22
Collateral Monthly Principal......     S-24
Collateral Principal Percentage...     S-28
Controlled Accumulation Amount....     S-24
Controlled Deposit Amount.........     S-25
                      D
Deficit Controlled Accumulation
  Amount..........................     S-24
definitive certificate............     S-20
Designated Maturity...............     S-21
distribution dates................     S-20
                      E
Excess Finance Charges............     S-23
Excess Spread.....................     S-34
                      F
FCCF..............................     S-9
Fleet.............................     S-9
Fleet Credit Card Portfolio.......     S-10
Floating Allocation Percentage....     S-26
FSMA..............................     S-48
                      G
Group One.........................     S-39
                      I
Initial Invested Amount...........  S-18, S-29
interest period...................     S-20
Invested Amount...................     S-29
Investor Amount...................     S-29
Investor Default Amount...........     S-39
                      L
LIBOR.............................     S-21
LIBOR determination date..........     S-20

                      M
Master Pooling and Servicing
  Agreement.......................     S-9
monthly period....................     S-20
Monthly Servicing Fee.............     S-43
                      N
Net Portfolio Yield...............     S-42
                      P
paired series.....................     S-38
Pay Out Event.....................     S-41
Percentage Allocation.............     S-32
Pooling and Servicing Agreement...     S-10
Principal Allocation Percentage...     S-26
principal funding account.........     S-36
principal funding account
  investment proceeds.............     S-36
                      R
rapid amortization period.........     S-16
Reallocated Principal
  Collections.....................     S-30
Receivables Purchase Agreement....     S-9
record date.......................     S-20
Reference Banks...................     S-21
Regulations.......................     S-48
Required Reserve Account Amount...     S-37
reserve account...................     S-36
reserve account funding date......     S-37
                      S
Series 2002-A.....................     S-10
Series 2002-A Certificates........     S-9
Series 2002-A Holders.............     S-9
Series 2002-A Interests...........     S-9
Series 2002-A Termination Date....     S-19
Series Investor Amount............     S-29
Series Percentage.................     S-18
servicer..........................     S-9
Shared Principal Collections......     S-38
substitution date.................     S-9
                      T
Telerate Page 3750................     S-21
transferor........................     S-9
Transferor Amount.................     S-19
transferors' interest.............     S-19
trust.............................     S-9

                                                                         ANNEX I

                              OTHER SERIES ISSUED

     The certificates will be the thirtieth series to be issued by the trust. The table below sets forth the principal characteristics of the fifteen other series heretofore issued by the trust and outstanding as of March 31, 2002. Fifteen series including Series 2002-A, but not including Series 1999-A, will be outstanding on the date of issuance of the Series 2002-A Certificates. The series outstanding as of March 31, 2002 were the Series 1995-C Certificates, the Series 1996-A Certificates, the Series 1996-B Certificates, the Series 1996-D Certificates, the Series 1999-A Certificates, the Series 1999-B Certificates, the Series 1999-C Certificates, the Series 1999-D Certificates, the Series 2000-A Certificates, the Series 2000-B Certificates, the Series 2000-C Certificates, the Series 2000-D Certificates, the Series 2001-A Certificates, the Series 2001-B Certificates and the Series 2001-C Certificates. Solely for purposes of this Annex I, "LIBOR" shall mean London interbank offered quotations for United States dollar deposits determined as set forth in the related series supplements.

SERIES 1995-C
Initial Invested Amount..............................    $375,000,000
Initial Pre-Funded Amount............................    $200,000,000
Investor Amount as of March 31, 2002.................    $575,000,000
Class A Certificate Rate.............................    Three Month LIBOR plus 0.20% per annum
Class B Certificate Rate.............................    Three Month LIBOR plus 0.34% per annum
Collateral Rate......................................    No higher than One Month LIBOR
                                                           plus 1.00% per annum
Initial Enhancement Amount...........................    $60,375,000
Series Servicing Fee Rate............................    2% per annum
Stated Series 1995-C Termination Date................    January 1, 2005
Series Issuance Date.................................    April 27, 1995

SERIES 1996-A
Initial Invested Amount..............................    $400,000,000
Initial Pre-Funded Amount............................    $100,000,000
Investor Amount as of March 31, 2002.................    $500,000,000
Class A-1 Certificate Rate...........................    6.0% per annum
Class A-2 Certificate Rate...........................    One Month LIBOR plus 0.23% per annum
Class B Certificate Rate.............................    One Month LIBOR plus 0.35% per annum
Collateral Rate......................................    No higher than One Month LIBOR
                                                           plus 1.00% per annum
Initial Enhancement Amount...........................    $43,750,000
Series Servicing Fee Rate............................    2% per annum
Series 1996-A Termination Date.......................    November 2005 Distribution Date
Series Issuance Date.................................    January 18, 1996

SERIES 1996-B
Initial Invested Amount..............................    $750,000,000
Investor Amount as of March 31, 2002.................    $750,000,000
Class A Certificate Rate.............................    Three Month LIBOR plus 0.230% per annum
Class B Certificate Rate.............................    Three Month LIBOR plus 0.375% per annum
Collateral Rate......................................    No higher than One Month LIBOR
                                                           plus 1.00% per annum
Initial Enhancement Amount...........................    $75,000,000
Series Servicing Fee Rate............................    2% per annum
Series 1996-B Termination Date.......................    January 2007 Distribution Date
Series Issuance Date.................................    March 26, 1996

SERIES 1996-D
Initial Invested Amount...............................  $575,000,000
Initial Pre-Funded Amount.............................  $125,000,000
Investor Amount as of March 31, 2002..................  $700,000,000
Class A Certificate Rate..............................  One Month LIBOR plus 0.15% per annum
Class B Certificate Rate..............................  One Month LIBOR plus 0.30% per annum
Collateral Rate.......................................  No higher than One Month LIBOR plus 1.00% per annum
Initial Enhancement Amount............................  $70,000,000
Series Servicing Fee Rate.............................  2% per annum
Series 1996-D Termination Date........................  June 2005 Distribution Date
Series Issuance Date..................................  June 18, 1996

SERIES 1999-A
Initial Invested Amount...............................  $600,000,000
Investor Amount as of March 31, 2002..................  $57,000,000
Class A Certificate Rate..............................  One Month LIBOR plus 0.11% per annum
Class B Certificate Rate..............................  One Month LIBOR plus 0.33% per annum
Class C Interest......................................  No higher than One Month LIBOR plus 2.00% per annum
Initial Enhancement Amount............................  $66,000,000
Series Servicing Fee Rate.............................  2% per annum
Series 1999-A Termination Date........................  September 2004 Distribution Date
Series Issuance Date..................................  March 23, 1999

SERIES 1999-B
Initial Invested Amount...............................  $500,000,000
Investor Amount as of March 31, 2002..................  $500,000,000
Class A Certificate Rate..............................  One Month LIBOR plus 0.20% per annum
Class B Certificate Rate..............................  One Month LIBOR plus 0.39% per annum
Collateral Rate.......................................  No higher than One Month LIBOR plus 2.00% per annum
Initial Enhancement Amount............................  $55,000,000
Series Servicing Fee Rate.............................  2% per annum
Series 1999-B Termination Date........................  January 2007 Distribution Date
Series Issuance Date..................................  July 22, 1999

SERIES 1999-C
Initial Invested Amount...............................  $300,000,000
Investor Amount as of March 31, 2002..................  $300,000,000
Class A Certificate Rate..............................  6.90% per annum
Class B Certificate Rate..............................  7.20% per annum
Collateral Minimum Interest Rate......................  No higher than One Month LIBOR plus 2.00% per annum
Initial Enhancement Amount............................  $27,000,000
Series Servicing Fee Rate.............................  2% per annum
Series 1999-C Termination Date........................  April 2007 Distribution Date
Series Issuance Date..................................  November 3, 1999

SERIES 1999-D
Initial Invested Amount...............................  $600,000,000
Investor Amount as of March 31, 2002..................  $600,000,000
Class A Certificate Rate..............................  One Month LIBOR plus 0.22% per annum
Class B Certificate Rate..............................  One Month LIBOR plus 0.50% per annum
Collateral Minimum Interest Rate......................  Not to exceed 9.5% per annum
Initial Enhancement Amount............................  $66,000,000

Series Servicing Fee Rate.............................  2% per annum
Series 1999-D Termination Date........................  April 2007 Distribution Date
Series Issuance Date..................................  November 3, 1999

SERIES 2000-A
Initial Invested Amount...............................  $750,000,000
Investor Amount as of March 31, 2002..................  $750,000,000
Class A Certificate Rate..............................  One Month LIBOR plus 0.13% per annum
Class B Certificate Rate..............................  One Month LIBOR plus 0.33% per annum
Collateral Minimum Interest Rate......................  Not to exceed 9.5% per annum
Initial Enhancement Amount............................  $82,500,000
Series Servicing Fee Rate.............................  2% per annum
Series 2000-A Termination Date........................  July 2005 Distribution Date
Series Issuance Date..................................  February 2, 2000

SERIES 2000-B
Initial Invested Amount...............................  $650,000,000
Investor Amount as of March 31, 2002..................  $650,000,000
Class A Certificate Rate..............................  One Month LIBOR plus 0.11% per annum
Class B Certificate Rate..............................  One Month LIBOR plus 0.31% per annum
Collateral Minimum Interest Rate......................  No higher than One Month LIBOR plus 2.00%
                                                          per annum
Initial Enhancement Amount............................  $71,500,000
Series Servicing Fee Rate.............................  2% per annum
Series 2000-B Termination Date........................  September 2005 Distribution Date
Series Issuance Date..................................  April 4, 2000

SERIES 2000-C
Initial Invested Amount...............................  $650,000,000
Investor Amount as of March 31, 2002..................  $650,000,000
Class A Certificate Rate..............................  7.02% per annum
Class B Certificate Rate..............................  One Month LIBOR plus 0.39% per annum
Collateral Minimum Interest Rate......................  No higher than One Month LIBOR plus 2.00%
                                                          per annum
Initial Enhancement Amount............................  $71,500,000
Series Servicing Fee Rate.............................  2% per annum
Series 2000-C Termination Date........................  February 2008 Distribution Date
Series Issuance Date..................................  August 25, 2000

SERIES 2000-D
Initial Invested Amount...............................  $900,000,000
Investor Amount as of March 31, 2002..................  $900,000,000
Class A Certificate Rate..............................  One Month LIBOR plus 0.14% per annum
Class B Certificate Rate..............................  One Month LIBOR plus 0.38% per annum
Collateral Minimum Interest Rate......................  No higher than One Month LIBOR plus 2.00%
                                                          per annum
Initial Enhancement Amount............................  $99,000,000
Series Servicing Fee Rate.............................  2% per annum
Series 2000-D Termination Date........................  May 2008 Distribution Date
Series Issuance Date..................................  November 15, 2000

SERIES 2001-A
Initial Invested Amount..............................    $950,000,000
Investor Amount as of March 31, 2002.................    $950,000,000
Class A Certificate Rate.............................    One Month LIBOR plus 0.15% per annum
Class B Certificate Rate.............................    No higher than One Month LIBOR plus 0.50%
                                                           per annum
Collateral Minimum Interest Rate.....................    No higher than One Month LIBOR plus 2.00%
                                                           per annum
Initial Enhancement Amount...........................    $99,750,000
Series Servicing Fee Rate............................    2% per annum
Series 2001-A Termination Date.......................    August 2008 Distribution Date
Series Issuance Date.................................    February 23, 2001

SERIES 2001-B
Initial Invested Amount..............................    $800,000,000
Investor Amount as of March 31, 2002.................    $800,000,000
Class A Certificate Rate.............................    5.60% per annum
Class B Certificate Rate.............................    5.90% per annum
Collateral Minimum Interest Rate.....................    No higher than One Month LIBOR plus 2.00%
                                                           per annum
Initial Enhancement Amount...........................    $68,000,000
Series Servicing Fee Rate............................    2% per annum
Series 2001-B Termination Date.......................    December 2008 Distribution Date
Series Issuance Date.................................    June 27, 2001

SERIES 2001-C
Initial Invested Amount..............................    $800,000,000
Investor Amount as of March 31, 2002.................    $800,000,000
Class A Certificate Rate.............................    3.86% per annum
Class B Certificate Rate.............................    4.19% per annum
Collateral Minimum Interest Rate.....................    No higher than One Month LIBOR plus 2.00%
                                                           per annum
Initial Enhancement Amount...........................    $68,000,000
Series Servicing Fee Rate............................    2% per annum
Series 2001-C Termination Date.......................    March 2007 Distribution Date
Series Issuance Date.................................    October 23, 2001

                                                                        ANNEX II

                       RECEIVABLES IN ADDITIONAL ACCOUNTS
                            CONVEYED TO THE TRUSTEE

                                                           NUMBER OF     RECEIVABLES
ASSIGNMENT        DATE OF                                 ADDITIONAL    IN ADDITIONAL
  NUMBER          ADDITION        RELEVANT CUT-OFF DATE   ACCOUNTS(1)    ACCOUNTS(1)
----------   ------------------   ---------------------   -----------   --------------
     1       May 16, 1994         March 31, 1994            276,371     $  367,091,261
     2       July 1, 1994         May 31, 1994              157,629     $  202,859,562
     3       August 17, 1994      July 31, 1994             226,342     $  351,961,171
     4       September 23, 1994   August 31, 1994           192,815     $  299,924,106
     5       November 18, 1994    October 31, 1994          332,866     $  406,625,727
     6       January 6, 1995      November 30, 1994         217,320     $  316,458,944
     7       March 15, 1995       February 28, 1995         291,057     $  348,693,399
     8       April 18, 1995       March 31, 1995            143,714     $  168,739,171
     9       May 23, 1995         April 30, 1995             98,330     $  137,485,579
    10       July 18, 1995        June 30, 1995             322,271     $  432,984,240
    11       August 15, 1995      July 31, 1995             126,338     $  188,302,827
    12       August 31, 1995      August 11, 1995            67,968     $   94,548,321
    13       November 21, 1995    October 25, 1995          285,122     $  491,863,655
    14       December 15, 1995    November 26, 1995         265,376     $  369,389,253
    15       January 18, 1996     December 26, 1995         182,985     $  330,263,251
    16       February 19, 1996    January 31, 1996          269,467     $  560,543,656
    17       March 26, 1996       February 29, 1996         150,460     $  330,531,723
    18       May 1, 1996          March 31, 1996             68,056     $  251,797,517
    19       May 13, 1996         March 31, 1996            219,150     $  499,241,938
    20       June 18, 1996        April 30, 1996            244,770     $  636,632,670
    21       June 30, 1996        May 31, 1996               73,771     $  200,155,226
    22       September 1, 1996    July 31, 1996             217,130     $  640,152,919
    23       November 1, 1996     September 30, 1996        151,051     $  500,113,079
    24       November 1, 1996     September 30, 1996         30,631     $  100,564,456
    25       November 15, 1996    October 31, 1996          100,603     $  250,370,356
    26       January 17, 1997     December 31, 1996         118,232     $  368,278,729
    27       February 14, 1997    January 31, 1997          111,777     $  307,635,708
    28       March 14, 1997       February 28, 1997         169,598     $  400,826,266
    29       April 18, 1997       March 31, 1997            204,546     $  450,500,767
    30       May 14, 1997         April 30, 1997            155,299     $  450,053,037
    31       June 13, 1997        May 31, 1997              148,940     $  241,091,790
    32       June 29, 1997        May 31, 1997                5,757     $   10,065,454
    33       September 12, 1997   August 31, 1997           250,570     $  499,607,860
    34       September 30, 1997   August 31, 1997           218,401     $  301,830,170
    35       November 14, 1997    October 31, 1997          167,351     $  322,443,973
    36       December 12, 1997    November 30, 1997         228,234     $  203,845,007
    37       January 30, 1998     December 31, 1997         492,821     $  729,961,299
    38       February 13, 1998    January 31, 1998          246,990     $  363,909,199
    39       April 14, 1998       March 31, 1998            227,285     $  907,447,235
    40       May 14, 1998         April 30, 1998            249,490     $  602,772,032
    41       July 1, 1998         May 31, 1998              284,855     $  582,539,789

                                                           NUMBER OF     RECEIVABLES
ASSIGNMENT        DATE OF                                 ADDITIONAL    IN ADDITIONAL
  NUMBER          ADDITION        RELEVANT CUT-OFF DATE   ACCOUNTS(1)    ACCOUNTS(1)
----------   ------------------   ---------------------   -----------   --------------
    42       September 1, 1998    July 31, 1998             209,559     $  500,442,550
    43       October 1, 1998      August 31, 1998           126,098     $  364,789,653
    44       November 13, 1998    October 31, 1998          276,577     $  648,197,959
    45       December 14, 1998    November 30, 1998          65,326     $  166,800,025
    46       December 31, 1998    November 30, 1998          79,855     $  210,815,757
    47       January 28, 1999     December 31, 1998          77,427     $  197,913,305
    48       January 31, 1999     December 31, 1998         312,662     $  704,718,352
    49       February 16, 1999    January 31, 1999          189,409     $  393,818,299
    50       March 10, 1999       January 31, 1999          145,162     $  248,815,264
    51       March 24, 1999       February 28, 1999         152,894     $  206,886,377
    52       April 14, 1999       March 31, 1999             56,776     $  105,666,192
    53       April 16, 1999       March 31, 1999            124,643     $  304,064,904
    54       May 14, 1999         April 30, 1999             95,437     $  123,248,542
    55       June 1, 1999         April 30, 1999            400,682     $  925,598,651
    56       July 19, 1999        May 31, 1999               89,208     $  118,401,838
    57       July 23, 1999        June 30, 1999             182,395     $  332,801,715
    58       September 21, 1999   August 31, 1999           399,265     $  920,892,601
    59       October 15, 1999     September 30, 1999        147,493     $  300,519,356
    60       January 17, 2000     December 31, 1999         495,186     $1,345,216,825
    61       April 17, 2000       March 31, 2000            203,644     $  586,536,013
    62       June 22, 2000        May 31, 2000               58,635     $  184,408,447
    63       July 7, 2000         May 31, 2000              219,294     $  675,770,391
    64       August 14, 2000      July 31, 2000             241,291     $  685,961,799
    65       November 1, 2000     September 30, 2000        196,306     $  631,241,897
    66       November 16, 2000    October 31, 2000          128,811     $  401,480,403
    67       March 9, 2001        January 31, 2001          108,228     $  328,911,152
    68       April 13, 2001       February 28, 2001         132,424     $  360,469,883
    69       June 1, 2001         April 30, 2001            271,087     $  728,787,323
    70       August 7, 2001       June 30, 2001             192,146     $  552,660,620
    71       October 1, 2001      August 31, 2001           411,668     $1,233,299,682
    72       November 9, 2001     October 31, 2001           40,953     $   97,718,518
    73       February 12, 2002    December 31, 2001         402,113     $1,043,635,310
    74       May   , 2002         March 31, 2002            433,991     $1,231,750,794

------------
(1) The amounts shown are as of the relevant Cut-Off Date.

                                   Prospectus

                                  [FLEET LOGO]

                       FLEET CREDIT CARD MASTER TRUST II
                                     ISSUER

                        FLEET CREDIT CARD FUNDING TRUST
                                   TRANSFEROR

                     FLEET BANK (RI), NATIONAL ASSOCIATION
                                    SERVICER

                           ASSET-BACKED CERTIFICATES

THE TRUST--

- may periodically issue asset-backed certificates in one or more series with one or more classes; and
- will own--
     - receivables in a portfolio of revolving credit card accounts;
     - payments due on those receivables; and
     - other property described in this prospectus and in the accompanying prospectus supplement.

THE CERTIFICATES--

- will represent interests in the trust and will be paid only from the trust assets;
- offered with this prospectus will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;
- may have one or more forms of enhancement; and
- will be issued as part of a designated series which may include one or more classes of certificates and enhancement.

THE CERTIFICATEHOLDERS--

- will receive interest and principal payments from a varying percentage of credit card account collections.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 8 IN THIS PROSPECTUS.

A certificate is not a deposit and neither the certificates nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The certificates will represent interests in the trust only and will not represent interests in or obligations of Fleet Bank (RI), National Association, Fleet Credit Card Funding Trust, or any of their affiliates.

This prospectus may be used to offer and sell certificates of a series only if accompanied by the prospectus supplement for that series.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 APRIL 22, 2002

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including:

     - the terms, including interest rates, for each class;
     - the timing of interest and principal payments;
     - information about the receivables;
     - information about credit enhancement, if any, for each class; and
     - the method for selling the certificates.

     IF THE DESCRIPTION OF THE TERMS OF A PARTICULAR SERIES OF CERTIFICATES VARIES BETWEEN THE DESCRIPTION CONTAINED IN THIS PROSPECTUS AND THE DESCRIPTION IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

     We include cross references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

     You can find a listing of the pages where terms used in this prospectus are defined under the caption "Index of Principal Terms," on page 79 in this prospectus.

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
Prospectus Summary......................   5
  The Trust.............................   5
  Trust Assets..........................   5
  Transferor............................   5
  Servicer..............................   6
  Allocation of Trust Assets............   6
  Interest Payments on the
     Certificates.......................   6
  Principal Payments on the
       Certificates.....................   6
     Revolving Period...................   6
     Accumulation and Amortization
       Periods..........................   6
     Effect of Pay Out Event............   7
  Shared Excess Finance Charge
     Collections........................   7
  Shared Principal Collections..........   7
  Credit Enhancement....................   7
  Certificate Ratings...................   7

Risk Factors............................   8
  Competition in the Credit Card
     Industry Could Lead to Early
     Payment of Your Certificates.......   8
  A Change in the Terms of the
     Receivables May Adversely Affect
     the Amount or Timing of Collections
     and May Cause an Early Payment of
     Your Certificates or a Downgrade...   8
  Some Interests May Be Given Priority
     Over Your Certificates Which Could
     Cause Your Receipt of Payments to
     be Delayed or Reduced..............   8
  Conservatorship, Receivership or
     Bankruptcy Could Result in
     Accelerated, Delayed or Reduced
     Payments to You....................   9
  Consumer Protection Laws May Restrict
     the Bank's Ability to Collect
     Receivables and Maintain Yield on
     the Portfolio and May Lead to an
     Early Pay Out or Inability to Pay
     Certificates in Full...............  12
  Principal May Be Paid Earlier Than
     Expected Creating a Reinvestment
     Risk to Certificateholders or Later
     Than Expected Resulting in a
     Failure to Receive Payment When
     Expected...........................  13
  Social, Economic and Geographic
     Factors Affect Credit Card Payments
     and Are Unpredictable and May Cause
     a Delay or Default in Payment......  14
  Acts of Terrorism and Resulting
     Political and Military Actions and
     the Economic Impact May Adversely
     Affect Originations and Collections
     of Credit Card Receivables.........  14

                                         PAGE
                                         ----
  Credit Ratings Assigned to Your
     Certificates Are Limited in
     Nature.............................  14
  Credit Quality of Trust Assets May Be
     Eroded By the Addition of New
     Assets.............................  15
  Credit Card Rates May Decline or
     Certificate Rates May Increase
     Without a Corresponding Change in
     Amounts Needed to Pay
     Certificates.......................  15
  Issuance of Additional Series by the
     Trust May Adversely Affect Your
     Payments or Rights.................  15
  If Optional Repurchase Occurs, It May
     Result in an Early Return of
     Principal and a Reinvestment
     Risk...............................  16
  If Credit Card Account Holders Are
     Concentrated in One State or
     Geographic Location, Laws, Economic
     Downturn or Natural Disasters in
     that Area May Adversely Affect
     Collections of Receivables.........  16
  If the Transferor Elects to Treat a
     Portion of Principal Receivables as
     Finance Charge Receivables,
     Principal Payments Could Be
     Delayed............................  16
  Amounts In Prefunding Account Not
     Invested in Receivables May Result
     in Early Return of Principal and
     Reinvestment Risk..................  17
  You Will Not Be Recognized as the
     Owner of Certificates on the
     Records of the Trustee and Will Not
     Be Able to Exercise Rights Directly
     as a Certificateholder.............  17
  Trust Assets May Be Allocated to One
     or More Specific Series or Groups
     and Not Be Available to Your
     Series.............................  17

The Trust...............................  18
  Formation.............................  18
  Original Transfer to the Bank.........  18
  Two-Step Transfers....................  18
  Trust Assets..........................  19
  Interests in the Trust................  20
  Limited Activities....................  20
The Bank's Credit Card Activities.......  20
  General...............................  20
  Rights Agreement......................  21
  Credit Card Services..................  21
  Supplemental Information..............  21
  Acquisition and Use of Credit Cards...  21
  Billing and Payments..................  23

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                         PAGE
                                         ----
  Description of First Data Resources,
     Inc................................  23
  Delinquencies.........................  24
  Interchange...........................  25

Use of Proceeds.........................  25

Fleet Credit Card Funding Trust.........  25

The Bank and FleetBoston Financial
  Corporation...........................  26

Material Legal Aspects of the
  Receivables...........................  26
  Matters Relating to the Transfer of
     the Receivables....................  26
  Matters Relating to Conservatorship
     and Receivership...................  27
  Consumer Protection Laws..............  29
  Soldiers' and Sailors' Civil Relief
     Act of 1940........................  29

Description of the Certificates.........  30
  General...............................  30
  Book-Entry Registration...............  33
  Definitive Certificates...............  35
  The Base Certificate; Additional
     Transferors........................  36
  Additional Account Owners.............  37
  Interest Payments.....................  38
  Principal Payments....................  38
  Shared Principal Collections..........  39
  Sharing of Excess Finance Charge
     Collections........................  39
  Companion Series......................  39
  New Issuances.........................  40
  Transfer and Assignment of
     Receivables........................  41
  Liquidation of Receivables............  42
  Representations, Warranties and
     Covenants..........................  43
  Addition of Accounts..................  47
  Acquisition of Participation
     Interest...........................  49
  Automatic Account Additions...........  49
  Removal of Accounts...................  51
  Servicing Procedures..................  52
  Discount Option.......................  52
  Trust Accounts........................  53
  Series Percentage and Transferor
     Percentage.........................  54
  Application of Collections............  54
  Operation of Excess Funding Account...  54
  Defaulted Receivables; Rebates and
     Fraudulent Charges.................  55
  Final Payment of Principal and
     Interest; Termination..............  56
  Trust Pay Out Events..................  56

                                         PAGE
                                         ----
  Servicing Compensation and Payment of
     Expenses...........................  57
  Matters Regarding the Servicer........  58
  Indemnification.......................  59
  Servicer Default......................  60
  Report to Certificateholders..........  61
  Evidence as to Compliance.............  61
  Amendments............................  62
  Defeasance............................  63
  List of Certificateholders............  63
  The Trustee...........................  64
The Receivables Purchase Agreement......  64
  Sale of Receivables...................  64
  Representations and Warranties........  65
  Amendments............................  66
  Termination...........................  66
Enhancement.............................  66
  General...............................  66
  Subordination.........................  67
  Letter of Credit......................  67
  Cash Collateral Guaranty or Account...  67
  Collateral Interest...................  68
  Swap Agreements.......................  68
  Surety Bond or Insurance Policy.......  68
  Spread Account........................  68
Certificate Rating......................  68
Federal Income Tax Consequences.........  69
  General...............................  69
  Treatment of the Certificates as
     Debt...............................  69
  Treatment of the Trust................  70
  Taxation of Interest Income of U.S.
     Certificate Owners.................  72
  Sale or Exchange of Certificates......  72
  Foreign Certificate Owners............  73
  Backup Withholding and Information
     Reporting..........................  74
  State and Local Taxation..............  74
ERISA Considerations....................  74
Plan of Distribution....................  76
Underwriting............................  77
Legal Matters...........................  77
Reports to Certificateholders...........  77
Where You Can Find More Information.....  77
Index of Principal Terms................  79
Global Clearance, Settlement and Tax
  Documentation Procedures.............. A-1

                               PROSPECTUS SUMMARY

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the certificates, read carefully this entire document and the accompanying prospectus supplement.

This summary provides an overview of the trust assets including, in particular, the receivables and how these receivables will be allocated and other information to aid your understanding and is qualified by the full description of such information in this prospectus and the accompanying prospectus supplement.

THE TRUST

Fleet Credit Card Master Trust II was formed in 1993 pursuant to a pooling and servicing agreement. The pooling and servicing agreement, as amended, is among Fleet Credit Card Funding Trust, as transferor, Fleet Bank (RI), National Association, as servicer, and Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company, as trustee.

- The trust is a master trust in which multiple series of certificates may be issued. Each series is issued pursuant to a supplement to the pooling and servicing agreement. The terms of a series are described in the series supplement.

- Some classes or series may not be offered by this prospectus; for example, they may be offered in a private placement.

See "The Trust--Formation" in this prospectus.

TRUST ASSETS

The transferor and previous sellers have transferred to the trustee the receivables in designated VISA(R) and MasterCard(R)((1)) revolving credit card accounts. The accounts are owned by the bank. Pursuant to the receivables purchase agreement, the bank sells receivables in the designated accounts to Fleet Credit Card Funding Trust. Fleet Credit Card Funding Trust transfers the receivables to the trustee pursuant to the pooling and servicing agreement. The receivables transferred to the trustee are the primary trust assets. The bank, at the request of the transferor will periodically designate additional accounts and sell the receivables in the accounts to Fleet Credit Card Funding Trust. Fleet Credit Card Funding Trust will transfer the receivables in these additional accounts to the trustee and new receivables generated in the new accounts will be transferred automatically to the trustee. The total amount of receivables in the trust will fluctuate daily as new receivables are generated and payments are received on accounts. Additional assets may be transferred to the trust.

See "The Bank's Credit Card Activities" and "Description of the
Certificates--Addition of Accounts" in this prospectus.

Additional trust assets may include:

- monies and investments in the trust's bank accounts;

- revolving credit card accounts affiliated with programs other than VISA and MasterCard or credit card accounts in programs created for a specific company;

- participations in other pools of revolving credit card receivables or consumer loan receivables, secured and unsecured arising as a result of advances made on bank cards, private label cards, corporate cards and unsecured revolving lines of credit; and

- instruments and rights providing credit enhancement to a series or class.

TRANSFEROR

The transferor is Fleet Credit Card Funding Trust, Fleet Credit Card Funding Trust is a Delaware business trust. It was formed as a Delaware limited liability company on November 15, 2001 and converted to a business trust on March 28, 2002. The transferor is an indirect subsidiary of the bank. The transferor's address is 300 North Wakefield Drive, Suite DE EH 60002 P, Newark, Delaware 19702 and telephone is (302) 266-5004.

------------

(1) VISA(R) and MasterCard(R) are federally registered servicemarks of VISA U.S.A., Inc. and MasterCard International Inc., respectively.

SERVICER

The bank services the receivables under the terms of the pooling and servicing agreement. In limited cases, the bank may resign or be removed and either the trustee or a third party may be appointed as the new servicer. The servicer receives a servicing fee from the trust. Each series is obligated to pay a portion of the servicing fee.

See "Description of the Certificates--Servicing Compensation and Payment of Expenses" and "--Matters Regarding the Servicer" in this prospectus.

ALLOCATION OF TRUST ASSETS

The trust assets are allocated among the series of certificates outstanding and the interest of the transferor, as holder of the transferors' interest. The interest in the assets of the trust not represented by the certificates and other interests issued by the trust to investors is called the transferors' interest.

Certificateholders are only entitled to amounts allocated to their series and only to the extent of interest and principal payments due on their certificates.

See "Description of the Certificates--Series Percentage and Transferor Percentage" in this prospectus.

INTEREST PAYMENTS ON THE CERTIFICATES

Each certificate of a series will represent the right to receive payments of interest as described in the prospectus supplement for that series. If a series of certificates consists of more than one class, each class may differ in, among other things, priority of payments, payment dates, interest rates, method for computing interest and rights to credit enhancement.

Each class of certificates may have fixed, floating or any other type of interest rate. Generally, interest will be paid monthly, quarterly or on other scheduled dates over the life of the certificates.

See "Description of the Certificates--Interest Payments" and "Enhancement" in this prospectus.

PRINCIPAL PAYMENTS ON THE CERTIFICATES

Each certificate of a series will represent the right to receive payments of principal as described in the prospectus supplement prepared for that series. If a series of certificates consists of more than one class, each class may differ in, among other things, the amounts allocated for principal payments, priority of payments, payment dates, maturity, and rights to series enhancement.

  REVOLVING PERIOD

Each series of certificates will begin with a period during which the trust will not pay or accumulate principal for payment to the certificateholders. The period when no principal is paid or accumulated is known as the revolving period. The trust, during the revolving period, will usually pay available principal to the holder of the transferors' interest, but may pay amounts due to holders of certificates of other series.

  ACCUMULATION AND AMORTIZATION PERIODS

Following the revolving period, each class of certificates will have one or a combination of the following periods in which:

- principal is accumulated in specified amounts per month and paid on a scheduled date;

- principal is paid in fixed amounts at scheduled intervals;

- principal is paid in varying amounts at scheduled intervals;

- principal is paid, at the option of the transferor, in amounts and on dates designated by the transferor;

- principal is accumulated in varying amounts each month based on the amount of principal receivables collected following a pay out event; or

- principal is paid in varying amounts each month based on the amount of principal receivables collected following a pay out event.

The time at which principal payments or principal accumulation will begin and the period over which principal payments or principal accumulation will occur will vary from one series to another and within a series from one class to another. The principal payment provisions for each series and class will be included in the prospectus supplement prepared for the related series.

  EFFECT OF PAY OUT EVENT

If any pay out event occurs, then for each affected series, the revolving period will end and either a rapid amortization period or a rapid accumulation period will begin. Within a series, the rapid amortization period may apply to one or more classes of the series and a rapid accumulation period may apply to another class or classes of the series. In a rapid amortization period, the trust will pay all available principal to the certificateholders of that series or class on each distribution date. In a rapid accumulation period, the trust will place all available principal for that series or class into an account to be held until the expected final distribution date for that series or class. Principal accumulated during a rapid accumulation period will, in most cases, be paid to the certificateholders of the series or class for which it was accumulated on the expected final distribution date. For both a rapid amortization period and a rapid accumulation period, if the series has more than one class, then each class may have a different priority for payment or accumulation.

A pay out event may affect one or more series.

See "Description of Certificates--Trust Pay Out Events" in this prospectus for a discussion of the events that might lead to a rapid amortization period.

SHARED EXCESS FINANCE CHARGE COLLECTIONS

Any series may be included in a group of series. If specified in the related prospectus supplement, amounts designated as excess spread for a series and not needed for that series, will be excess finance collections which may be applied to cover shortfalls of other series in the same group.

See "Description of the Certificates--Sharing of Excess Finance Charge Collections" "--Application of Collections" and "--Defaulted Receivables; Rebates and Fraudulent Charges" in this prospectus.

SHARED PRINCIPAL COLLECTIONS

If specified in the accompanying prospectus supplement, collections of principal receivables allocated to a series and not needed for that series, may be applied to cover principal needs for other series in the same group.

See "Description of the Certificates--Shared Principal Collections" in this prospectus.

CREDIT ENHANCEMENT

Each class of a series may be entitled to credit enhancement.

Credit enhancement for the certificates of any class may take the form of one or more of the following:

- subordination
- collateral interest
- insurance policy
- cash collateral guaranty or account
- letter of credit
- surety bond
- spread account
- reserve account
- swap arrangements

The type, characteristics and amount of any credit enhancement will be:

- based on several factors, including the characteristics of the receivables and accounts at the time a series of certificates is issued and the structure of the series; and

- established based on the requirements of the rating agencies.

See "Enhancement" in this prospectus.

CERTIFICATE RATINGS

Any certificate offered by this prospectus and an accompanying prospectus supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating organization.

A rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning agency. Each rating should be evaluated independently of any other rating.

See "Risk Factors--Credit Ratings Assigned to Your Certificates Are Limited in Nature" in this prospectus.

                                  RISK FACTORS

You should consider the following factors before you decide whether or not to purchase the certificates.

COMPETITION IN THE CREDIT
CARD INDUSTRY COULD LEAD
TO EARLY PAYMENT OF
YOUR CERTIFICATES              The bank credit card industry is highly
                               competitive. As the bank's competitors strive to expand their market share, the bank's use of effective advertising, target marketing and pricing strategies becomes extremely important.
                               The bank has remained competitive by offering low rate balance transfer options, lower fixed annual percentage rate cards, no-annual-fee cards, and other cards that offer savings or other rewards to the borrower.

                               In light of recent mergers and consolidations of banking and financial services companies, there are fewer card issuers with greater economies of scale and brand recognition. Also, the use of debit cards associated with the VISA or MasterCard logo competes with traditional credit card usage.

                               The increase in competition and the use of lower annual percentage rate offers may lead to a reduction in yield on the bank's portfolio. The lower rates also may reduce the amount of finance charge collections available to pay interest on the certificates. Increased competition resulting from consolidations and mergers may also impact the bank's ability to originate new accounts and generate new receivables. If the origination of new accounts or the generation of new receivables decreases significantly, the transferor may not be able to designate additional accounts to the trust when required and a pay out event and early amortization may occur. If your series provides for rapid amortization upon the occurrence of a series pay out event, these events may cause your principal to be paid back earlier than expected.

A CHANGE IN THE TERMS OF THE
RECEIVABLES MAY ADVERSELY
AFFECT THE AMOUNT OR TIMING
OF COLLECTIONS AND MAY CAUSE
AN EARLY PAYMENT OF YOUR
CERTIFICATES OR A DOWNGRADE    As owner of the accounts, the bank retains the
                               right to change various account terms including finance charges, other fees and the required monthly minimum payment. The changes may be voluntary on the part of the bank or may be forced by law or market conditions. Changes in interest and fees could decrease the effective yield on the accounts. If your series provides for rapid amortization upon the occurrence of a series pay out event, this could result in an early amortization of your certificates. Changes could also cause a reduction in the credit ratings of your certificates.

                               See "Description of the
                               Certificates--Representations, Warranties and
                               Covenants" in this prospectus.

SOME INTERESTS MAY BE GIVEN
PRIORITY OVER YOUR
CERTIFICATES WHICH COULD
CAUSE YOUR RECEIPT OF
PAYMENTS TO BE DELAYED
OR REDUCED                     Prior to the substitution of Fleet Credit Card
                               Funding Trust for the bank as transferor under the pooling and servicing agreement, the bank represented and warranted that its transfer of receivables to the trustee was either (i) an absolute sale of those receivables or (ii) the grant of a security interest in those receivables. After the substitution of Fleet
                               Credit Card Funding Trust as transferor, the bank represents and warrants that its transfer of receivables to the transferor under the receivables purchase agreement is an absolute sale of those receivables, and the transferor represents and warrants that its transfer of receivables to the trustee is either (i) an absolute sale of those receivables or (ii) the grant of a security interest in those receivables.

                               Prior to the substitution of Fleet Credit Card Funding Trust for the bank as transferor under the pooling and servicing agreement, the bank took steps under the UCC to perfect the trustee's interest in the receivables. After the substitution date, the bank takes steps under the UCC to perfect the transferor's interest in the receivables, and the transferor takes steps under the UCC to perfect the trustee's interest in the receivables. If the UCC does not govern these transfers, however, payments to you could be delayed or reduced if some other action is required under applicable law and has not been taken.

                               Prior to the substitution date, the bank represented, warranted, and covenanted that its transfer of receivables was perfected and free and clear of the lien or interest of any other entity (other than liens permitted by the pooling and servicing agreement). After the substitution date, the bank and the transferor each represents, warrants, and covenants that its transfer of receivables is perfected and free and clear of the lien or interest of any other entity (other than liens permitted by the pooling and servicing agreement and the receivables purchase agreement). If any of these representations, warranties, or covenants is not true, however, the interest of the trustee in the receivables could be impaired, and payments to you could be delayed or reduced. For instance,

                                    - a prior or subsequent transferee of
                                      receivables could have an interest in the receivables superior to the interest of the trustee;

                                    - a tax, governmental, or other
                                      nonconsensual lien that attaches to the
                                      property of the bank or the transferor
                                      could have priority over the interest of the trustee in the receivables;

                                    - the administrative expenses of a
                                      conservator, receiver, or bankruptcy
                                      trustee for the bank or Fleet Credit Card
                                      Services, L.P. could be paid from
                                      collections on the receivables before
                                      certificateholders receive any payments;
                                      and

                                    - if insolvency proceedings were commenced
                                      by or against the bank, or if certain time periods were to pass, the trustee may lose any perfected interest in collections held by the bank and commingled with other funds.

CONSERVATORSHIP, RECEIVERSHIP
OR BANKRUPTCY COULD RESULT
IN ACCELERATED, DELAYED OR
REDUCED PAYMENTS TO YOU        The bank is chartered as a national banking
                               association and is regulated and supervised by the Office of the Comptroller of the Currency, which is authorized to appoint the Federal
                               Deposit Insurance Corporation as conservator or receiver for the bank if certain events occur relating to the bank's financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for the bank.

                               Prior to the substitution date, the bank treated its transfer of receivables to the trustee as a sale for accounting purposes. After the substitution date, the bank treats its transfer of receivables to the transferor under the receivables purchase agreement as a sale under general applicable law. Arguments may be made, however, that any of these transfers constitutes the grant of security interests under general applicable law. Nevertheless, the FDIC has issued regulations surrendering certain rights under the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, to reclaim, recover, or recharacterize a financial institution's transfer of financial assets such as the receivables if
                               (i) the transfer involved a securitization of the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles, (ii) the financial institution received adequate consideration for the transfer,
                               (iii) the parties intended that the transfer constitute a sale for accounting purposes, and
                               (iv) the financial assets were not transferred fraudulently, in contemplation of the financial institution's insolvency, or with the intent to hinder, delay, or defraud the financial institution or its creditors. The bank's transfer of the receivables, and the agreements under which the bank made and makes those transfers, are intended to satisfy all of these conditions.

                               If a condition required under the FDIC's regulations were found not to have been met, however, the FDIC could reclaim, recover, or recharacterize the bank's transfer of the receivables. If the FDIC were successful, the FDIA would limit any damages to "actual direct compensatory damages" determined as of the date that the FDIC was appointed as conservator or receiver for the bank. The FDIC, moreover, could delay its decision whether to reclaim, recover, or recharacterize the bank's transfer of the receivables for a reasonable period following its appointment as conservator or receiver for the bank. Therefore, if the FDIC were to reclaim, recover, or recharacterize the bank's transfer of the receivables, payments to you could be delayed or reduced.

                               Even if the conditions set forth in the
                               regulations were satisfied and the FDIC did not reclaim, recover, or recharacterize the bank's transfer of the receivables, you could suffer a loss on your investment if:

                               - the receivables purchase agreement, the pooling
                                 and servicing agreement, or the bank's transfer of the receivables were found to violate the regulatory requirements of the FDIA,

                               - the transferor or the trustee were required to
                                 comply with the claims process established under the FDIA in order to collect payments on the receivables,

                               - the FDIC were to request a stay of any action
                                 by the transferor or the trustee to enforce the receivables purchase agreement, the pooling and servicing agreement, or the certificates, or

                               - the FDIC were to repudiate other parts of the
                                 receivables purchase agreement, the pooling and servicing agreement, or the administration agreement, such as any obligation to collect payments on or otherwise service the receivables or to manage the transferor.

                               Fleet Credit Card Funding Trust is an indirect subsidiary of the bank. Certain provisions of the FDIA and regulations issued by banking authorities may apply not only to the bank but to its subsidiaries as well. If Fleet Credit Card Funding Trust were found to have violated any of these provisions or regulations, payments to you could be delayed or reduced. Arguments also may be made that the FDIC's rights and powers under the FDIA extend to Fleet Credit Card Funding Trust and that, as a consequence, the FDIC could repudiate or otherwise directly affect the rights of certificateholders under the pooling and servicing agreement. If the FDIC were to take this position, payments to you could be delayed or reduced. In addition, if the bank entered conservatorship or receivership or if Fleet Credit Card Services, L.P. or any of its affiliates were to become a debtor in a bankruptcy case, the FDIC or the court could exercise control over the receivables or the other assets of Fleet Credit Card Funding Trust on an interim or a permanent basis. Although steps have been taken to minimize this risk, the arguments could be made that--

                               - the assets of Fleet Credit Card Funding Trust
                                 (including the receivables) constitute assets of the bank available for liquidation and distribution by a conservator or receiver for the bank;

                               - Fleet Credit Card Funding Trust and its assets
                                 (including the receivables) should be
                                 substantively consolidated with the bank and its assets or with the bankruptcy estate of Fleet Credit Card Services, L.P. or any of its affiliates; or

                               - the FDIC's control over the receivables is
                                 necessary for the bank to reorganize or to protect the public interest, or the receivables are necessary for Fleet Credit Card Services, L.P. or any of its affiliates to reorganize.

                               If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced. If Fleet Credit Card Services, L.P. or any of its affiliates were to enter bankruptcy, moreover, the trustee and the certificateholders could be prohibited from taking any action to enforce the receivables purchase agreement or the pooling and servicing agreement without the permission of the bankruptcy court.

                               Furthermore, regardless of any decision made by the FDIC or ruling made by a court, the fact that the bank has entered conservatorship or receivership or that a bankruptcy case has been commenced by or against Fleet Credit Card Services, L.P. or its affiliates could have an adverse effect on the liquidity and value of the certificates.

                               In addition, regardless of the terms of the receivables purchase agreement or the pooling and servicing agreement, and regardless of the instructions of those authorized to direct the transferor's and the trustee's actions, the FDIC as conservator or receiver for the bank or a court overseeing the bankruptcy case of Fleet Credit Card Services, L.P. or any of its affiliates may have the power:

                               - to prevent or require the commencement of an
                                 early amortization period or early accumulation period,

                               - to prevent, limit, or require the early
                                 liquidation of receivables and termination of the trust, or

                               - to require, prohibit, or limit the continued
                                 transfer of receivables.

                               Furthermore, regardless of the terms of the pooling and servicing agreement or the administration agreement, the FDIC or a court:

                               - could prevent the appointment of a successor
                                 servicer or another manager for the transferor, or

                               - could authorize the bank to stop servicing the
                                 receivables or managing the transferor.

                               If any of these events were to occur, payments to you could be delayed or reduced.

CONSUMER PROTECTION LAWS MAY
RESTRICT THE BANK'S ABILITY
TO COLLECT RECEIVABLES AND
MAINTAIN YIELD ON THE
PORTFOLIO AND MAY LEAD TO AN
EARLY PAY OUT OR INABILITY
TO PAY CERTIFICATES IN FULL    Federal and state consumer protection laws
                               regulate the creation and enforcement of consumer loans, including credit card accounts and receivables. New legislation and regulatory changes affecting consumer loans and, in many cases, specifically aimed at the credit card industry, are always under consideration both at the federal and state levels.

                               If implemented, some of the legislative changes which have been proposed would:

                               - limit the bank's ability to increase finance
                                 charges;

                               - restrict or cap interest rates on credit card
                                 accounts;

                               - limit the bank's ability to impose or increase
                                 fees; and

                               - require increased disclosure and reporting to
                                 cardholders and applicants for credit cards.

                               It is not clear whether any of these proposals will become law or, if enacted, what form they would take. However, you should be aware that legislative and regulatory changes can be expected from time to time. These changes may make it more difficult for the servicer to collect the receivables or may restrict the finance charges and fees that the bank can charge.

                               If, as a result of legislative or regulatory changes, the bank were required to reduce its finance charges and fees, or, if the bank were not permitted to increase finance charges and fees when needed, this could cause a pay out event to occur.

                               The bank makes representations and warranties relating to compliance with the requirements of law. The bank also makes representations and warranties in the receivables purchase agreement relating to the validity and enforceability of the accounts and the receivables. The transferor makes similar representations and warranties in the pooling and servicing agreement and agrees to indemnify the trust for, among other things, any liability arising from the violation of laws. However, the trustee will not make any examination of the receivables or the records relating to the receivables for the purpose of establishing the presence or absence of defects, compliance with the representations and warranties, or for any other purpose. If a representation or warranty is breached, the only remedy is that the transferor or the servicer must accept the transfer and reassignment of receivables affected by the violation.

                               See "Description of the
                               Certificates--Representation, Warranties and
                               Covenants" and "Material Legal Aspects of the Receivables--Consumer Protection Laws" in this prospectus.

PRINCIPAL MAY BE PAID EARLIER
THAN EXPECTED CREATING A
REINVESTMENT RISK TO
CERTIFICATEHOLDERS OR LATER
THAN EXPECTED RESULTING IN
A FAILURE TO RECEIVE
PAYMENT WHEN EXPECTED          The receivables in the trust may be paid at any
                               time and there is no assurance that new
                               receivables will be generated or will be generated at levels needed to maintain the trust.
                               To prevent the occurrence of a pay out event, new receivables must be generated and added to the trust. The trust is required to maintain a certain minimum amount of receivables. The generation of new receivables is affected in part, by the bank's ability to compete in the current industry environment and by customers' changing borrowing and payment patterns. If there is a decline in the generation of new receivables you may be repaid your principal prior to the expected date.

                               One development which affects the level of finance charge collections is the increased convenience use of credit cards. Convenience use means that the customers pay their account balances in full on or prior to the due date. The customer, therefore, avoids all finance charges on his account. This decreases the effective yield on the accounts and could cause the occurrence of a pay out event. Convenience use is more common among cardholders who are not assessed an annual fee than among those who pay these fees. A substantial majority of the cardholders on the accounts designated to the trust are not charged an annual cardholder fee.

                               The pooling and servicing agreement requires that the balance of principal receivables in the trust not fall below a specified level. If the level of principal receivables does fall below the required level, a pay out event will occur. To maintain the level of principal receivables in the trust, the transferor periodically adds receivables through the designation of additional accounts for inclusion in the trust. If the transferor is not able to add additional accounts when required, a pay out event will occur.

                               See "Description of the Certificates--Trust Pay Out Events" in this prospectus and "Description of the Certificates--Pay Out Events" in the accompanying prospectus supplement.

                               Changes in finance charges also will affect payment patterns on the receivables and thus may result in a decline in yield. During the amortization periods, this may adversely affect the repayment of principal.

                               See "Receivable Yield Considerations" in the accompanying prospectus supplement.

SOCIAL, ECONOMIC AND
GEOGRAPHIC FACTORS AFFECT
CREDIT CARD PAYMENTS AND
ARE UNPREDICTABLE AND MAY
CAUSE A DELAY OR
DEFAULT IN PAYMENT             Changes in credit card use, payment patterns and
                               the rate of defaults by cardholders may result from a variety of social, economic and geographic factors. Social factors include changes in consumer confidence levels and attitude toward incurring debt, the public's perception of the use of credit cards and changing attitudes regarding the stigma of personal bankruptcy.
                               Economic factors include the rate of inflation, the unemployment rates and relative interest rates offered for various types of loans.
                               Moreover, adverse changes in economic conditions in states where cardholders are located could have a direct impact on the timing and amount of payments on the certificates of any series.

                               See "The Bank's Credit Card Activities" in this prospectus and the accompanying prospectus supplement.

ACTS OF TERRORISM AND
RESULTING POLITICAL AND
MILITARY ACTIONS AND THE
ECONOMIC IMPACT MAY
ADVERSELY AFFECT ORIGINATIONS
AND COLLECTIONS OF
CREDIT CARD RECEIVABLES        The acts of terrorism which occurred in the
                               United States on September 11, 2001 had an immediate impact on commercial operations in the United States, including consumers' use of credit cards and payment of credit card bills in the first few days after the attack. Additional acts of terrorism are possible in the future and if they occur, such acts and any resulting political and military action may also have an impact on consumers' use of credit cards and the payment of credit card bills and upon general economic conditions, consumer confidence and general market liquidity. In addition, existing and future legislation may impact the incurrence of consumer debt and payment of credit card balances. In particular, under the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, members of the military, including reservists, on active duty who have entered into obligations, such as incurring consumer credit card debt, before being called to active duty may be entitled to reductions in interest rates to a cap of 6% and a stay of collection efforts.

                               We cannot predict how any of these or other factors will affect repayment patterns or card use and, consequently, the timing and amount of payments on your series. Any reductions in the amount or timing of interest or principal payments will reduce the amount available for distribution on the securities.

CREDIT RATINGS ASSIGNED TO
YOUR CERTIFICATES ARE
LIMITED IN NATURE              Each credit rating assigned to your certificates
                               reflects the rating agency's assessment only of the likelihood that interest and principal will be paid when required under the pooling and servicing agreement, not when expected. These ratings are based on the rating agencies' determination of the value of receivables in the trust and the availability of any credit enhancement.

                               The ratings do not address the following:

                               - the likelihood that the principal or interest
                                 on your certificate will be prepaid, paid on a scheduled date or paid on any particular date before the termination date of your series;

                               - the possibility that your certificates will be
                                 paid early or the possibility of the imposition of United States withholding tax for non-U.S. Certificateholders;

                               - the marketability of the certificates, or any
                                 market price; or

                               - that an investment in the certificates is a
                                 suitable investment for you.

                               A rating is not a recommendation to purchase, hold or sell certificates of a series or class of a series.

CREDIT QUALITY OF TRUST
ASSETS MAY BE ERODED
BY THE ADDITION OF
NEW ASSETS                     The transferor expects that it will periodically
                               add additional accounts to the trust and may at times be obligated to add additional accounts.
                               Additional accounts may include accounts which were originated using criteria that are different than those applicable to the accounts currently designated to the trust. There are many reasons which could cause these differences, including the fact that the additional accounts were originated at a different date or were acquired from an institution which used different underwriting standards or procedures.
                               Consequently, there is no assurance that future additional accounts will have the same credit quality as those currently designated to the trust.

                               In addition, the pooling and servicing agreement allows the transferor to add participation interests in other assets to the trust. The addition of these participation interests and of additional accounts will be subject to the satisfaction of conditions described in this prospectus under "Description of the Certificates--Addition of Accounts" and "--Automatic Account Additions."

CREDIT CARD RATES MAY DECLINE
OR CERTIFICATE RATES MAY
INCREASE WITHOUT A
CORRESPONDING CHANGE
IN AMOUNTS NEEDED TO
PAY CERTIFICATES               Some accounts have floating rate finance charges
                               set at a rate above the London interbank offered rate or at a rate above the prime rate. Other accounts have finance charges set at rates established from time to time by the bank.

                               Certificates may bear interest at a fixed rate or a floating rate based on a specified index. For certificates which bear interest at a floating rate, the specified index may be different from the index on the floating rate accounts.

                               If the London interbank offered rate or other specified rate on the accounts declines, finance charge collections will decline; however, there may not be a corresponding decrease in the interest rates on the certificates. The effect of lower finance charges without a corresponding reduction in the rates on the certificates could be the occurrence of a pay out event which could cause your certificates to be paid early.

                               Similarly, with respect to finance charges on those accounts which have a rate established by the bank from time to time, if there is an increase in interest rates on the certificates, there will not be a corresponding increase in the amount of finance charge collections on those accounts unless and until we can reset the rates on those accounts. The effect of higher interest rates on the certificates without a corresponding increase in the rates on the accounts could cause a pay out event to occur which may cause your certificates to be paid early.

ISSUANCE OF ADDITIONAL SERIES
BY THE TRUST MAY
ADVERSELY AFFECT YOUR
PAYMENTS OR RIGHTS             The trust is a master trust and has issued other
                               series of certificates and is expected to issue additional series from time to time. All certificates are payable from the receivables in the trust. The trust may issue additional series with terms that are different from your series without the prior review or consent of any certificateholders. It is a condition to the issuance of each new series that each rating agency that has rated an outstanding series, confirms in writing that the issuance of the new series will not result in a reduction or withdrawal of its rating. However, the terms of a new series could affect the timing and amounts of payments on any other outstanding series, including your series. The owners of the certificates of any new series will have voting rights which will reduce the percentage interest represented by your series. The affected voting rights may relate to the ability to approve waivers and give consents. The actions which may be affected include directing the appointment of a successor servicer following a servicer default, amending the pooling and servicing agreement and directing a reassignment of the entire portfolio of accounts.

                               See "Description of the Certificates--New
                               Issuances" in this prospectus.

IF OPTIONAL REPURCHASE
OCCURS, IT MAY RESULT IN AN
EARLY RETURN OF PRINCIPAL
AND A REINVESTMENT RISK        When the amount of certificates of a series is
                               reduced to a stated percentage of that series' original amount, the transferor may repurchase the remaining certificates of the series. It is possible, if so provided in the applicable series supplement, that the repurchase option could be exercised when 10% or more of the principal amount of the series remains outstanding. A repurchase may result in an early return of your investment. It is not expected that any premium will be paid in the event of the exercise of the repurchase option and there can be no assurance that you will be able to invest any early repayment amount at a similar rate of return.

IF CREDIT CARD ACCOUNT
HOLDERS ARE CONCENTRATED
IN ONE STATE OR GEOGRAPHIC
LOCATION, LAWS, ECONOMIC
DOWNTURN OR NATURAL
DISASTERS IN THAT AREA MAY
ADVERSELY AFFECT COLLECTIONS
OF RECEIVABLES                 If the trust contains a high concentration of
                               receivables relating to cardholders located within a single state or region of the United
                               States, events in that state or region may have a magnified effect on the trust due to the concentration. The prospectus supplement of a series will contain a then-current detailed geographic breakdown of the number of accounts and the amount of receivables relating to cardholders with addresses in each applicable state.

                               See "The Receivables--Geographic Distribution of Accounts and Receivables" in the accompanying prospectus supplement.

                               Neither the bank, nor the transferor has any way of predicting how a future geographic event or a change in the geographic distribution of the receivables may affect the certificates.

IF THE TRANSFEROR ELECTS TO
TREAT A PORTION OF PRINCIPAL
RECEIVABLES AS FINANCE CHARGE
RECEIVABLES, PRINCIPAL
PAYMENTS COULD BE DELAYED      The documents relating to the certificates permit
                               the transferor to cause a percentage of principal receivables to be discounted as principal receivables and treated as finance charge receivables. The transferor may elect to use the discount and may decide, without notice to or the consent of any holders of certificates, to reduce the discount or discontinue the use of the discount. Any election by the transferor to discount the principal receivables will result in an increase in the amount of finance charge receivables and a reduction in the amount of principal receivables and the collection of principal receivables from that which would otherwise occur. This may result in delayed principal payments on the certificates. Use of the discount will also reduce the transferors' interest in the trust, thereby making pay out events based in part on the amount of collections of finance charge receivables less likely to occur and increasing the likelihood that the transferor will have to designate more accounts to the trust or that a pay out event will occur based on the transferors' interest or the amount of principal receivables in the trust.
                               Any subsequent reduction or withdrawal of the percent used in discounting the principal receivables would have the opposite effect.

                               See "Description of the Certificates--Discount Option" in this prospectus.

AMOUNTS IN PREFUNDING ACCOUNT
NOT INVESTED IN RECEIVABLES
MAY RESULT IN EARLY RETURN
OF PRINCIPAL AND
REINVESTMENT RISK              The transferor may, in connection with any
                               series, create a prefunding account and deposit a portion of the proceeds of the series into the account. Moneys in the account will be invested in additional principal receivables. However, any money in the prefunding account not used by a specific date must be paid to the holders of the certificates of that series. This will result in an early return of principal. The transferor does not expect to pay a prepayment penalty or premium in that event. If you receive an early payment you may not be able to reinvest at a rate equivalent to the rate on the certificates which were paid early.

YOU WILL NOT BE RECOGNIZED AS
THE OWNER OF CERTIFICATES
ON THE RECORDS OF THE TRUSTEE
AND WILL NOT BE ABLE TO
EXERCISE RIGHTS DIRECTLY
AS A CERTIFICATEHOLDER         If so stated in the accompanying prospectus
                               supplement, the certificates of that series initially will be represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the certificate owners or their nominees. Unless definitive certificates are issued for a series, certificate owners of that series will not be recognized by the trustee as certificateholders, as that term is used in the governing documents. As a result you will only be able to exercise the rights of certificateholders indirectly through DTC, Clearstream or Euroclear and their participating organizations.

                               See "Description of Certificates--Book-Entry
                               Registration" and "--Definitive Certificates" in this prospectus.

TRUST ASSETS MAY BE ALLOCATED
TO ONE OR MORE SPECIFIC
SERIES OR GROUPS AND NOT BE
AVAILABLE TO YOUR SERIES       A series supplement or an amendment to the
                               pooling and servicing agreement may provide that portions of the receivables or participation interests in the trust be allocated to one or more series or groups. If such an allocation were to occur, and if the allocation was not to your series or a group in which your series is included, your series would not be able to benefit from such receivables or participation interests. Such an allocation is dependent upon:

                               - written confirmation, from each rating agency
                                 rating any outstanding series, that the
                                 allocation will not result in that rating agency reducing or withdrawing its rating of any outstanding series or class of certificates, and

                               - delivering an officer's certificate to the
                                 trustee by the servicer that states that the servicer reasonably believes that the allocation will not have an adverse effect.

                                   THE TRUST

FORMATION

     Fleet Credit Card Master Trust II (the "TRUST") was formed, in accordance with the laws of the State of New York, pursuant to a master Pooling and Servicing Agreement dated as of December 1, 1993. That Pooling and Servicing Agreement has been amended numerous times and was most recently amended and restated as of January 1, 2002. The Pooling and Servicing Agreement as so amended and restated is among Fleet Credit Card Funding Trust ("FCCF") as transferor, Fleet Bank (RI), National Association (the "BANK"), as servicer, and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee. The Pooling and Servicing Agreement, as originally executed, was between Colonial National Bank USA and the trustee. Colonial National Bank USA subsequently became Advanta National Bank. The trust, when formed in 1993, was known as ADVANTA Credit Card Master Trust II.

     All references to the "trust" in this prospectus and in the accompanying prospectus supplement are to Fleet Credit Card Master Trust II and not to FCCF.

     The Pooling and Servicing Agreement (as amended from time to time) is the "POOLING AND SERVICING AGREEMENT."

     The trust, from time to time, issues series of asset-backed securities. Each series is issued pursuant to the terms of a series supplement to the Pooling and Servicing Agreement and the Pooling and Servicing Agreement together with any series supplement are sometimes collectively referred to in this prospectus as the "POOLING AND SERVICING AGREEMENT."

ORIGINAL TRANSFER TO THE BANK

     On February 20, 1998, under the terms of an assignment and assumption agreement, Advanta National Bank transferred to the bank the ownership interest in substantially all of the accounts in the Advanta consumer credit card portfolio including those that were then designated to the trust, and the bank replaced Advanta National Bank as seller and servicer under the Pooling and Servicing Agreement. At the same time, by amendment to the Pooling and Servicing Agreement, the name of the trust was changed to Fleet Credit Card Master Trust II.

TWO-STEP TRANSFERS

     Under the Pooling and Servicing Agreement, the bank was both seller and servicer from the time of its assumption of those obligations on February 20, 1998 until January 1, 2002.

     In the capacity as seller, the bank and its predecessors sold receivables directly to the trustee. As of January 1, 2002, the Pooling and Servicing Agreement was amended and restated to remove the bank as the direct seller to the trustee and substitute FCCF as the transferor of receivables to the trustee. As described below, as of January 1, 2002, the bank entered into a Receivables Purchase Agreement with FCCF. Under that agreement FCCF purchases receivables from the bank for transfer to the trustee. These changes were made to comply with changes in financial accounting standards which became applicable to the bank for transfers of receivables occurring after December 31, 2001. The change from a one-step transfer of assets to the trustee to a two-step transfer of assets resulted in a change in the terminology used in the Pooling and Servicing Agreement. Prior to the January 1, 2002 amendments, the bank and its predecessors as the entities transferring receivables to the trustee were referred to as the "seller" or "sellers." Following the January 1, 2002 amendments, FCCF and any additional transferors to the trustee are referred to as the "transferor" or "transferors."

     As used in this prospectus, the term "TRANSFEROR" or "TRANSFERORS" means FCCF and any additional transferors and, where appropriate, the seller or sellers to the trust prior to January 1, 2002.

     January 1, 2002 is referred to in this prospectus as the "SUBSTITUTION
DATE."

     In addition to its role as servicer, the bank is the owner of revolving credit card accounts. Under a receivables purchase agreement dated as of January 1, 2002 between the bank and the transferor (as amended from time to time, the "RECEIVABLES PURCHASE AGREEMENT"), the bank sells the receivables from designated accounts to the transferor, and under the Pooling and Servicing Agreement, the transferor transfers those receivables to the trustee.

TRUST ASSETS

     All of the asset-backed securities that have been issued and that will be issued under the Pooling and Servicing Agreement represent undivided interests in the assets of the Fleet Credit Card Master Trust II. The assets of the trust consist primarily of receivables in consumer revolving credit card accounts designated to the trust. The "RECEIVABLES" represent the amounts outstanding on the accounts and owed by the credit card holders.

     When the trust was created in 1993, the original seller designated the initial accounts to the trust and transferred to the trustee the receivables in those initial accounts, including future receivables arising in those accounts after the designation. Since the initial designation, the sellers or transferors under the Pooling and Servicing Agreement have, from time to time, designated additional accounts and transferred to the trustee the receivables in the additional accounts and the receivables arising in the accounts after the designation.

     Whenever in this prospectus or in the prospectus supplement reference is made to the transfer or other conveyance of receivables or assets to the trustee, each such reference means that the receivables or other assets are transferred to the trustee, not in its individual capacity, but as trustee under the Pooling and Servicing Agreement for the benefit of the certificateholders.

     The receivables include principal receivables and finance charge receivables.

     The "PRINCIPAL RECEIVABLES" are the amounts charged by cardholders for merchandise, services and cash advances. The "FINANCE CHARGE RECEIVABLES" are the periodic finance charges, annual membership fees and annual service charges, late fees, overlimit fees, cash advances fees, all other fees and charges for an account designated by the transferor to be included as finance charge receivables. Finance charge receivables also include amounts recovered as a result of efforts to collect amounts which were owed as receivables and which were charged-off as defaulted receivables.

     The trust assets consist of and will consist of:

     - the receivables in those accounts designated to the trust;

     - all monies due or to become due on the receivables and all amounts received as collections of the receivables and all proceeds of the receivables;

     - "RECOVERIES," which are the net amounts subsequently recovered with respect to receivables after the receivables have been charged-off;

     - the right to a portion of the allocated interchange; the "ALLOCATED INTERCHANGE" is the amount of interchange allocated to FCCF under the Receivables Purchase Agreement; "INTERCHANGE" means the fees received by the bank as a creditor participating in the VISA and MasterCard International associations as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing, attributed to charges for merchandise and services in the accounts; the amount of the allocated interchange included in the trust assets for a series will be designated in the related series supplement;

     - proceeds of credit insurance policies relating to the receivables;

     - all monies and other property constituting eligible investments in bank accounts of the trust;

     - all of the transferor's rights, remedies, powers, privileges and claims under the Receivables Purchase Agreement; and

     - the benefits of any series enhancements issued for any series; the series enhancement will, however, only be available to certificateholders of the series for which it is provided.

     The trust assets may also include participations, including 100% participations, representing undivided interests in a pool of assets consisting of revolving credit card receivables or consumer loan receivables, secured or unsecured, arising as a result of advances made on bank cards, private label cards, corporate cards and unsecured revolving lines of credit.

INTERESTS IN THE TRUST

     The investor certificates and interests in the trust which are treated as investor certificates, including the certificates offered by this prospectus and the accompanying prospectus supplement, represent undivided interests in the trust. Certificates of a series represent the right to receive, to the extent necessary to make the required payments on the certificates, the following:

     - a portion of collections allocable to the certificateholders of that series;

     - funds on deposit in the collection account and in the excess funding account allocable to certificateholders of that series;

     - funds on deposit in any deposit, trust, escrow or similar account maintained for the benefit of that series or any class of that series; and

     - funds available pursuant to any enhancement for that series.

     The rights and interests of the certificateholders listed above for all series are collectively the "CERTIFICATEHOLDERS' INTEREST."

     "CERTIFICATEHOLDERS" are the registered owners of the certificates or the bearer of any certificates in bearer form. See "Description of the Certificates" in this prospectus.

LIMITED ACTIVITIES

     The trust has not and will not engage in any activity other than acquiring and holding the receivables, issuing and making payments on certificates and certain uncertificated interests with respect to each series issued by the trust and the transferors' interest, obtaining series enhancement applicable to any series and other related activities. As a consequence, the trust is not expected to have any need for, or sources of, capital resources other than the assets of the trust.

                       THE BANK'S CREDIT CARD ACTIVITIES

GENERAL

     The bank owns the accounts, and the bank is the servicer under the Pooling and Servicing Agreement.

     The bank was the survivor of a merger on November 14, 1997 between the bank and Fleet Bank (Delaware), National Association. The bank's credit card portfolio at that time consisted of credit card accounts originated or acquired by the bank or its predecessor. On February 20, 1998, Advanta National Bank transferred to the bank the ownership interest in substantially all of the accounts in the Advanta consumer credit card portfolio. This Advanta consumer credit card portfolio and the accounts owned by the bank prior to the February 20, 1998 transfer, in addition to originations or acquisitions made since the transfer, constitute the "FLEET CREDIT CARD PORTFOLIO."

     The accounts in the Fleet Credit Card Portfolio include premium and standard accounts with either VISA or MasterCard affiliation. Both premium and standard accounts undergo the same credit analysis, but premium accounts have higher initial credit limits because of the higher incomes and better credit quality of the cardholders. In addition, premium accounts generally offer a wider variety of services to the cardholders and charge a higher annual fee.

     Servicing of the Fleet Credit Card Portfolio is performed primarily by the bank through its subsidiary Fleet Credit Card Services, L.P. However, certain data processing and administrative functions associated with the servicing of the Fleet Credit Card Portfolio are currently performed on behalf of the bank by First Data Resources, Inc. See "--Description of First Data Resources, Inc." in this prospectus.

RIGHTS AGREEMENT

     In connection with the transfer of certain assets and liabilities from Advanta Corp. and its subsidiaries to the bank on February 20, 1998, the bank entered into a rights agreement with Fleet Credit Card, LLC. Fleet Credit Card, LLC subsequently was converted into and became Fleet Credit Card Services, L.P. ("CREDIT CARD SERVICES"). Under the rights agreement, the bank assigned and transferred to Credit Card Services all economic rights and interests in the assets of the bank acquired as a result of the transfer from Advanta Corp. and its subsidiaries. Also under the rights agreement, the bank transferred to Credit Card Services an economic interest in all liabilities assumed by the bank as a result of the transfer. The rights agreement states that the economic interests transferred thereby are contractual rights between the bank and Credit Card Services to receive payments or to pay obligations. The rights agreement states that it does not create an ownership interest in or a lien on any of the assets of FCCF or the trust. The rights agreement, as amended, states that the transfer of economic interest is subject to any and all rights, liens and security interests granted to the trustee pursuant to the Pooling and Servicing Agreement and to any and all rights, liens and security interests granted to FCCF pursuant to the Receivables Purchase Agreement. As a result of the rights agreement, the bank from time to time transfers assets and liabilities to Credit Card Services. The rights agreement, as amended, states that with respect to any assets or interests in assets which have been transferred by the bank to Credit Card Services or in which an economic interest has been transferred to Credit Card Services and which assets the bank then sells, transfers or assigns to FCCF or to the trust, Credit Card Services, immediately prior to the sale, transfer or assignment by the bank to FCCF or the trust, transfers to the bank any interest which Credit Card Services may have in those assets.

CREDIT CARD SERVICES

     Fleet Credit Card Services, L.P. is a Rhode Island limited partnership which was created in connection with the transfer of certain assets and liabilities from Advanta Corp. and its subsidiaries to the bank. Fleet Credit Card Holdings, Inc., a Delaware corporation is the general partner of Credit Card Services. Fleet Credit Card Holdings, Inc. is a wholly-owned subsidiary of the bank. Fleet Credit Card Holdings, Inc. also owns a majority of the limited partnership interests in Credit Card Services.

     The bank contracts with Credit Card Services to provide servicing for the bank's credit card business.

     FCCF is a wholly-owned subsidiary of Credit Card Services.

SUPPLEMENTAL INFORMATION

     Information relating to the credit card activities of the bank is described in this prospectus. In addition, the accompanying prospectus supplement may update or supplement this information.

     To the extent the trust assets include any participation interests or receivables other than those of the type described in this prospectus, the accompanying prospectus supplement will describe the nature and characteristics of these participation interests or receivables.

ACQUISITION AND USE OF CREDIT CARDS

     Growth Strategy and Origination. The bank acquires credit card accounts through several programs. The programs include balance transfer programs, partnership programs, value added programs and the acquisition of credit card portfolios from other financial institutions. These programs target desirable consumers based on pre-established criteria and use national direct mail, telemarketing and the internet as channels to market the bank's products. The bank carefully targets consumers through various data-mining methods and targeting models in its direct mail and telemarketing solicitations. The bank aligns the product offering with the target customer segment along with the number and sequence of offers in order to maximize market penetration, response rates and usage while controlling for risk.

     Management of the bank believes that these account origination programs and varied products help to create and maintain a balanced portfolio and provide a process to sustain growth for the bank.

     Substantially all new accounts are generated through direct mail, the internet, bank branches and telemarketing solicitation of potential cardholders. Solicitations are either prequalified or non-prequalified. Substantially all of the credit cards originated are unsecured. For prequalified solicitations, the bank engages a third-party service to identify those individuals who meet the bank's credit and demographic criteria. Once a list of these individuals is obtained, the bank delivers the list to third party vendors who prepare the solicitation materials. If an individual responds to a prequalified solicitation, the bank obtains a second credit bureau report and offers a credit card to the applicant only if that report confirms the applicant's eligibility. For responses to non-prequalified solicitations, credit bureau reports are obtained for all applicants.

     Underwriting Procedures. The bank uses internally developed credit scoring models as well as proprietary scoring models developed by Fair, Isaac and Co., Inc., an independent firm experienced in developing credit scoring models, in evaluating the credit risk of each applicant. Credit scoring models are developed by statistically evaluating common characteristics and their correlation with credit risk. Application of a credit scoring system is intended to provide a general indication, based on the information available, of an applicant's willingness and ability to repay his or her obligations, and an estimate of the credit risk associated with the applicant. The bank uses proprietary scoring models as a supplement to the credit scoring models.

     Most applications are scored on the basis of information received from independent credit reporting agencies. In some cases, in accordance with criteria established by bank management, employment and earnings are verified by telephone. Credit limits are determined from various credit and profitability models.

     For prequalified solicitations, the bank generally purchases the names of potential cardholders who meet established credit criteria from credit bureaus. These lists of potential cardholders are matched against internal and external sources and edited to ensure optimal quality and accuracy. The bank then mails prequalified solicitation packages requiring only the signature and brief amount of information from the potential cardholder. Notwithstanding the prequalifications, some applications are rejected upon receipt of information from the applicant and the results of the applicant's most recent credit scores.

     For non-prequalified solicitations, the bank purchases the names of potential cardholders from a variety of sources and then edits the list using internal and external sources to ensure quality and accuracy. The potential cardholders on the final list are mailed solicitation packages which include applications. Respondents to these solicitations are approved or declined based on criteria which are substantially similar to the criteria used to approve or decline respondents to prequalified solicitations.

     Cardholders must meet credit standards established by the bank to receive a specific credit limit. Cardholders not meeting the minimum standards for the initial product offering are offered a reduced credit limit for which they qualify. The bank generally offers an initial credit line of $3,500 for standard cards and $7,500 for premium cards although higher and lower limits are also offered for these cards. Generally, platinum card accounts have credit lines which are not significantly different than the credit lines offered on other premium accounts with similar credit quality.

     Cardholders may request to have their credit line increased. After review of account performance data and credit bureau data, the bank decides whether to extend additional credit. Also, the bank may initiate credit line increases for cardholders meeting minimum standards for usage and payment history established by the bank. Credit line increases are granted to accountholders who have demonstrated good credit behavior and appropriate usage patterns. Credit line decreases are also imposed on accountholders who have demonstrated deteriorating credit behavior.

     Accounts are opened with an initial term of one to two years. At the anniversary date, accounts which meet certain criteria for usage and payment history are reissued for one- to three-year terms.

     Terms and Uses of Credit Cards. Each cardholder is subject to an agreement governing the terms and conditions of the related VISA or MasterCard account. Under the agreements with cardholders, the bank reserves the right, upon advance notice to the cardholder, to change or terminate any terms, conditions, services or features of the cardholder's VISA or MasterCard account. Changes may include increasing or decreasing finance charges, other fees and charges and minimum payment terms. The agreement with each cardholder provides that the bank may apply changes, when applicable, to current outstanding balances as well as to future transactions. See "Risk Factors--Consumer Protection Laws May Restrict the Bank's Ability to Collect Receivables and Maintain Yield on the Portfolio and May Lead to an Early Pay Out or Inability to Pay Certificates in Full" and "Material Legal Aspects of the Receivables--Consumer Protection Laws" in this prospectus.

     A cardholder may use the credit card for purchases, balance transfers and cash advances. Cardholders make purchases when using the credit card to buy goods or services. Balance transfers result when cardholders request to move balances from other credit cards or loans to the credit card account held with the bank. A cash advance is made when a credit card is used to obtain cash from a financial institution or an automated teller machine or when the cardholder uses special drafts issued by the bank to draw against the cardholder's credit line. The bank generally limits the amount of credit available for cash advances on new accounts to 30% to 50% of the total credit line.

     Numerous factors affect the acquisition and use of credit cards. Some of these factors are discussed in "Risk Factors--Social, Economic and Geographic Factors Affect Credit Card Payments and Are Unpredictable and May Cause a Delay or Default in Payment" and "Acts of Terrorism and Resulting Political and Military Actions and the Economic Impact May Adversely Affect Originations and Collections of Credit Card Receivables" in this prospectus.

BILLING AND PAYMENTS

     The bank, using First Data Resources, Inc., as its service bureau, generates and mails to cardholders monthly statements summarizing account activity. For the majority of accounts, cardholders receive a 25-day grace period on purchases. Currently, a majority of the cardholders are required to make a monthly payment equal to 2% of their total balance with a minimum payment of $10.

     All fees, charges and credit insurance premiums assessed by the bank are automatically charged to an account and are included in the account balance at the end of each billing cycle. The accrued and unpaid periodic finance charges assessed by the bank are calculated by multiplying the average daily balances of purchases and cash advances on an account by the applicable daily periodic rate, then multiplying the resulting product by the number of days in the billing cycle. Most accounts are also subject to daily compounding of interest. Finance charges are not assessed in most circumstances on purchases if all balances shown in the billing statement are paid by the due date and there was no previous balance. Under certain conditions related to customer performance, the bank may immediately convert the annual percentage rate applicable to existing and future balances to a higher or lower rate.

     The bank primarily offers cards to customers without an annual fee. The bank assesses miscellaneous transaction fees, including cash advance and draft fees, late and overlimit charges, and returned check, returned draft, draft stop payment charges and balance transfer fees. Prior to June 1997, miscellaneous fees did not constitute a material portion of finance charge receivables. However, since June 1997, these fees have represented a greater portion of finance charge receivables.

DESCRIPTION OF FIRST DATA RESOURCES, INC.

     Certain data processing and administrative functions associated with the servicing of the Fleet Credit Card Portfolio are currently being performed on behalf of the bank by First Data Resources, Inc. First Data Resources, Inc. was established in 1969 as the data processing unit of Mid-America Bankcard

Association. In 1980, American Express acquired First Data Resources, Inc. and in 1992, First Data Resources, Inc. became an independent company as a subsidiary of First Data Corp. According to First Data Resources, Inc., it is a leading global provider of comprehensive transaction processing products and services to credit, debit, commercial, private label and oil card issuers.

     First Data Resources, Inc.'s home office in the United States is located in Omaha, Nebraska.

DELINQUENCIES

     The following discussion regarding delinquencies relates to the policies currently in effect for accounts designated to the trust. The bank may, from time to time, further revise its policies relating to the accounts including its policies concerning delinquencies.

     Currently, for accounts designated to the trust, each account is billed monthly on or about the same day of the month. An account is "contractually delinquent" if the minimum payment indicated on the cardholder's statement is not received by the due date. For purposes of determining the delinquency of an account, the period from one monthly billing statement to the next (a "CYCLE") is considered a period of 30 days, regardless of the actual number of days elapsed.

     Efforts to collect contractually delinquent credit card receivables currently are made by the bank's service center personnel or the bank's designees. Collections activities include statement messages, formal collection letters and telephone calls. The intensity at which collection activity is pursued depends on the risk the account presents to the bank, which is determined by behavioral scoring and adaptive control techniques. In the event that initial contact fails to resolve the delinquency, the bank continues to contact the cardholder by telephone and by mail. Although these arrangements are made infrequently, the bank may also enter into arrangements with cardholders to extend or otherwise change payment schedules due to hardship situations. Delinquency levels are monitored by management of both the collections and credit policy departments of the bank and information is reported daily to senior management.

     Under the bank's charge-off policy for delinquent accounts, an account is charged-off no later than the end of the month in which the account becomes 180 days contractually delinquent unless the obligor makes a payment prior to the end of that month.

     Under the bank's charge-off policy for accounts of bankrupt cardholders, an account is charged-off at the earlier of (a) the end of the month in which the account becomes 180 days contractually delinquent unless the obligor makes a payment prior to the end of that month or (b) 60 days after notice.

     When accounts are charged-off as delinquent, the charged-off accounts which are non-bankrupt accounts are generally sold or outsourced to third parties.

     Accounts are also charged-off due to the death of the accountholder or fraud in the account. The accounts of deceased accountholders are charged-off when the loss is determined, but not later than the normal charge-off policy requires. Accounts which are charged-off due to fraud are charged-off within a 90-day investigative period following notice of fraudulent activity in the account.

     The credit evaluation, servicing and charge-off policies and collection practices of the bank have changed from time to time and may change from time to time in the future in accordance with the bank's business judgment and applicable laws and regulations.

     Information concerning the delinquency and loss experience of the Fleet Credit Card Portfolio is contained in the accompanying prospectus supplement. This information shows delinquencies grouped by the number of days the receivables are delinquent and the percentage of the portfolio which is delinquent. The loss experience information shows the receivables outstanding, the charge-offs in dollars and as a percentage of the receivables outstanding. In addition, the accompanying prospectus supplement will include information on the composition of the trust portfolio by period of delinquency.

INTERCHANGE

     Creditors, including the bank, participating in the VISA and MasterCard International associations receive fees, called "INTERCHANGE," as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard International systems, a portion of the interchange attributed to cardholder charges for merchandise and services is passed from banks which clear the transactions for merchants to credit card-issuing banks. Interchange ranges from 1.0% to 2.0% of the transaction amount. VISA and MasterCard International may from time to time change the amount of interchange reimbursed to banks issuing their credit cards. Collections of finance charge receivables will be deemed to include interchange attributed to the cardholder charges for merchandise and services in the accounts, as calculated pursuant to the related series supplement for any series.

                                USE OF PROCEEDS

     The net proceeds from the sale of each series offered by this prospectus and the related prospectus supplement will be paid to the transferor. The transferor will use these proceeds to purchase additional receivables from the bank or for its general company purposes, including repayment of loans made from time to time by the bank to FCCF.

     The transferor will not receive any of the proceeds from the sale of certificates in market-making transactions by Fleet Securities, Inc. or any other affiliate of the transferor.

                        FLEET CREDIT CARD FUNDING TRUST

     The transferor, Fleet Credit Card Funding Trust, is a Delaware business trust. FCCF was originally formed as a Delaware limited liability company on November 15, 2001 and was converted, under Delaware law, to a Delaware business trust on March 28, 2002. Credit Card Services is the sole beneficial owner of FCCF. FCCF was formed for the limited purpose of purchasing receivables from the bank, holding, owning and transferring receivables to the trust and related activities.

                 THE BANK AND FLEETBOSTON FINANCIAL CORPORATION

     The bank is the surviving bank of a merger consummated on November 14, 1997, between the bank and Fleet Bank (Delaware), National Association. The bank is a limited purpose credit card bank chartered under the laws of the United States. The bank is a wholly-owned subsidiary of Fleet National Bank. Fleet National Bank is a wholly-owned subsidiary of FleetBoston Financial Corporation ("FLEET"). Fleet is the bank holding company which came into existence on October 1, 1999 as a result of the merger of Fleet Financial Group, Inc. and BankBoston Corporation. Prior to the merger of Fleet Financial Group, Inc. and the BankBoston Corporation, the bank was an indirect wholly-owned subsidiary of Fleet Financial Group, Inc.

     The bank is subject to the supervision and regulation of the Office of the Comptroller of the Currency. The bank's deposits are insured by FDIC and the bank is a member of the Federal Reserve Bank of Boston.

     Fleet is the seventh largest financial holding company in the United States. A diversified financial services company with assets of $192 billion, Fleet offers a comprehensive array of innovative financial solutions to 20 million customers in more than 20 countries and territories. Among Fleet's key lines of business are: retail banking, with nearly 1,700 branches and more than 3,800 ATMs in the northeastern portion of the United States; corporate banking, including capital markets/investment banking and commercial finance; investment services, including nationwide brokerage and full-service banking through more than 250 offices in Latin America. Fleet is headquartered in Boston and listed on the New York Stock Exchange (NYSE: FBF) and the Boston Stock Exchange
(BSE: FBF).

     The principal executive office of the bank is located at 111 Westminster Street, Providence, Rhode Island 02093.

                   MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

MATTERS RELATING TO THE TRANSFER OF THE RECEIVABLES

     Prior to the substitution of FCCF for the bank as transferor under the Pooling and Servicing Agreement, the bank represented and warranted that its transfer of receivables to the trustee was either (i) an absolute sale of those receivables or (ii) the grant of a security interest in those receivables. After the substitution of FCCF as transferor, the bank represents and warrants that its transfer of receivables to the transferor under the Receivables Purchase Agreement is an absolute sale of those receivables, and the transferor represents and warrants that its transfer of receivables to the trustee is either (i) an absolute sale of those receivables or (ii) the grant of a security interest in those receivables. For a description of the trust's rights if these representations and warranties are not true, see "Description of the Certificates--Representations, Warranties and Covenants" in this prospectus.

     Prior to the substitution of FCCF for the bank as transferor under the Pooling and Servicing Agreement, the bank took steps under the UCC to perfect the trustee's interest in the receivables. After the substitution date, the bank takes steps under the UCC to perfect the transferor's interest in the receivables, and the transferor takes steps under the UCC to perfect the trustee's interest in the receivables. If the UCC does not govern these transfers or if some other action is required under applicable law and has not been taken, payments to you could be delayed or reduced.

     Prior to the substitution date, the bank represented, warranted, and covenanted that its transfer of receivables was perfected and free and clear of the lien or interest of any other entity (other than liens permitted by the Pooling and Servicing Agreement). After the substitution date, the bank and the transferor each represents, warrants and covenants that its transfer of receivables is perfected and free and clear of the lien or interest of any other entity (other than liens permitted by the Receivables Purchase Agreement and the Pooling and Servicing Agreement). If any of these representations, warranties, or covenants is not true, however, the trustee's interest in the receivables could be impaired, and payments to you could be delayed or reduced. For instance,

     - a prior or subsequent transferee of receivables could have an interest in the receivables superior to the interest of the trustee;

     - a tax, governmental, or other nonconsensual lien that attaches to the property of the bank or the transferor could have priority over the interest of the trustee in the receivables;

     - the administrative expenses of a conservator, receiver or bankruptcy trustee receiver for the bank or Credit Card Services could be paid from collections on the receivables before certificateholders receive any payments; and

     - if insolvency proceedings were commenced by or against the bank, or if certain time periods were to pass, the trustee may lose any perfected interest in collections held by the bank and commingled with other funds.

MATTERS RELATING TO CONSERVATORSHIP AND RECEIVERSHIP

     The bank is chartered as a national banking association and is regulated and supervised by the Office of the Comptroller of the Currency, which is authorized to appoint the Federal Deposit Insurance Corporation as conservator or receiver for the bank if certain events occur relating to the bank's financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for the bank.

     Prior to the substitution date, the bank treated its transfer of receivables to the trust as a sale for accounting purposes. After the substitution date, the bank treats its transfer of receivables to the transferor under the Receivables Purchase Agreement as a sale under general applicable law. Arguments may be made, however, that any of these transfers constitutes the grant of security interest under general applicable law. Nevertheless, the FDIC has issued regulations surrendering certain rights under the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (the "FDIA"), to reclaim, recover, or recharacterize a financial institution's transfer of financial assets such as the receivables if:

     - the transfer involved a securitization of the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles,

     - the financial institution received adequate consideration for the transfer,

     - the parties intended that the transfer constitute a sale for accounting purposes, and

     - the financial assets were not transferred fraudulently, in contemplation of the financial institution's insolvency, or with the intent to hinder, delay, or defraud the financial institution or its creditors.

The bank's transfer of the receivables and the agreements under which the bank makes those transfers, are intended to satisfy all of these conditions.

     If a condition required under the FDIC's regulations were found not to have been met, however, the FDIC could reclaim, recover, or recharacterize the bank's transfer of the receivables. If the FDIC were successful, the FDIA would limit any damages to "actual direct compensatory damages" determined as of the date that the FDIC was appointed as conservator or receiver for the bank. The FDIC, moreover, could delay its decision whether to reclaim, recover, or recharacterize the bank's transfer of the receivables for a reasonable period following its appointment as conservator or receiver for the bank. Therefore, if the FDIC were to reclaim, recover, or recharacterize the bank's transfer of the receivables, payments to you could be delayed or reduced.

     Even if the conditions set forth in the regulations were satisfied and the FDIC did not reclaim, recover, or recharacterize the bank's transfer of the receivables, you could suffer a loss on your investment if:

     - the Receivables Purchase Agreement, the Pooling and Servicing Agreement or the bank's transfer of the receivables were found to violate the regulatory requirements of the FDIA,

     - the transferor or the trustee were required to comply with the claims process established under the FDIA in order to collect payments on the receivables,

     - the FDIC were to request a stay of any action by the transferor or the trustee to enforce the Receivables Purchase Agreement, the Pooling and Servicing Agreement, or the certificates, or

     - the FDIC were to repudiate other parts of the Receivables Purchase Agreement, the Pooling and Servicing Agreement, or the administration agreement, such as any obligation to collect payments on or otherwise service the receivables or to manage the transferor.

     FCCF is an indirect subsidiary of the bank. Certain provisions of the FDIA and regulations issued by banking authorities may apply not only to the bank but to its subsidiaries as well. If FCCF were found to have violated any of these provisions or regulations, payments to you could be delayed or reduced. Arguments also may be made that the FDIC's rights and powers under the FDIA extend to FCCF and that, as a consequence, the FDIC could repudiate or otherwise directly affect the rights of certificateholders under the Pooling and Servicing Agreement. If the FDIC were to take this position, payments to you could be delayed or reduced. In addition, if the bank entered conservatorship or receivership, or if Credit Card Services or any of its affiliates were to become a debtor in a bankruptcy case the FDIC could exercise control over the receivables or the other assets of FCCF on an interim or a permanent basis. Although steps have been taken to minimize this risk, arguments could be made that--

     - the assets of FCCF (including the receivables) constitute assets of the bank available for liquidation and distribution by a conservator or receiver for the bank;

     - FCCF and its assets (including the receivables) should be substantively consolidated with the bank and its assets or with the bankruptcy estate of Credit Card Services or any of its affiliates; or

     - the FDIC's control over the receivables is necessary for the bank to reorganize or to protect the public interest, or the receivables are necessary for Credit Card Services or any of its affiliates to reorganize.

If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced. If Credit Card Services or any of its affiliates were to enter bankruptcy, moreover, the trustee and the certificateholders could be prohibited from taking any action to enforce the receivables purchase agreement or the pooling and servicing agreement without the permission of the bankruptcy court.

     Furthermore, regardless of any decision made by the FDIC, or ruling made by a court, the fact that the bank has entered conservatorship or receivership or that a bankruptcy case has been commenced by or against Credit Card Services or its affiliates could have an adverse effect on the liquidity and value of the certificates.

     In addition, regardless of the terms of the Receivables Purchase Agreement and the Pooling and Servicing Agreement, and regardless of the instructions of those authorized to direct the transferor's or the trustee's actions, the FDIC as conservator or receiver for the bank or a court overseeing the bankruptcy case of Credit Card Services or any of its affiliates may have the power:

     - to prevent or require the commencement of an early amortization period or early accumulation period,

     - to prevent, limit, or require the early liquidation of receivables and termination of the trust, or

     - to require, prohibit, or limit the continued transfer of receivables.

     Furthermore, regardless of the terms of the Pooling and Servicing Agreement or the administration agreement, the FDIC:

     - could prevent the appointment of a successor servicer or another manager for the transferor or

     - could authorize the bank to stop servicing the receivables or managing the transferor.

If any of these events were to occur, payments to you could be delayed or reduced.

CONSUMER PROTECTION LAWS

     The relationship of the cardholder and credit card issuer is extensively regulated by Federal and state consumer protection laws. With respect to credit cards issued by the bank, the most significant of these laws include the Federal Truth-in-Lending Act, Equal Credit Opportunity Act, Fair Credit Reporting Act, Fair Debt Collection Practice Act, Electronic Funds Transfer Act and National Bank Act, as well as any relevant Rhode Island laws and comparable statutes in the states in which cardholders reside. These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly billing cycles, upon account renewal for accounts on which annual fees are assessed and at year end. The statutes also limit cardholder liability for unauthorized use, prohibit specified discriminatory practices in extending credit and impose limitations on the type of account-related charges that may be assessed. Federal legislation requires credit card issuers to disclose to consumers the interest rates, annual cardholder fees, grace periods and balance calculation methods associated with their credit card accounts. Cardholders are entitled under current law to have payments and credits applied to the credit card account promptly, to receive prescribed notices and to have billing errors resolved promptly.

     The trust may be liable for certain violations of consumer protection laws that apply to the receivables, either as assignee of the transferor with respect to obligations arising before transfer of the receivables to the trust or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert these violations by way of set-off against his obligation to pay the amount of receivables owing. The transferor covenants in the Pooling and Servicing Agreement to accept the transfer of all receivables in an account, under certain circumstances, if any receivable in the account has not been created in compliance with the requirements of the consumer protection laws. The transferor has also agreed in the Pooling and Servicing Agreement to indemnify the trust for, among other things, any liability arising from these violations. See "Description of the Certificates--Representations, Warranties and Covenants" in this prospectus.

     Some jurisdictions may attempt to require out-of-state credit card issuers to comply with the local jurisdiction's consumer protection laws including laws limiting the charges imposed by credit card issuers in connection with their operations in the jurisdiction. A successful challenge by a state or local jurisdiction could have an adverse impact on the bank's credit card operations or the yield on the trust portfolio.

     Application of federal and state bankruptcy and debtor relief laws would adversely affect the interests of the certificateholders if these laws result in any receivables being charged-off as uncollectible. See "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges" and "Risk Factors--Consumer Protection Laws May Restrict the Bank's Ability to Collect Receivables and Maintain Yield on the Portfolio and May Lead to an Early Pay Out or Inability to Pay Certificates in Full" in this prospectus.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a person who enters military service after the origination of a loan (including a person who was in reserve status and is called to active duty after origination of the loan), such as the incurrence of a credit card debt, may be entitled to:
          (a) a reduction in the interest rate on such obligation and a cap at 6% per annum for the duration of the military service on such obligation;
          (b) a stay of proceedings aimed at collecting such debt when delinquent; and

          (c) an extension of the maturity date of the loan, or to have the payments lowered and the payment schedule adjusted.

     The Soldiers' and Sailors' Civil Relief Act applies to members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Application of the Soldiers' and Sailors' Civil Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect the full amounts of interest and principal on certain delinquent account balances during the obligor's period of active duty status, and, under certain circumstances, after active duty status has been completed.

                        DESCRIPTION OF THE CERTIFICATES

     The certificates will be issued in series pursuant to the Pooling and Servicing Agreement and series supplements to the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the transferor may execute further series supplements among the transferor, the servicer and the trustee in order to issue additional series. See "--New Issuances" in this prospectus. The trustee will provide a copy of the Pooling and Servicing Agreement, without exhibits or schedules, including any series supplement for a series, to certificateholders of that series without charge upon written request. A copy of the Pooling and Servicing Agreement as amended and restated as of January 1, 2002 has been filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is a part.

     The following summaries describe provisions common to all series of certificates. Information specific to a series will be contained in the related prospectus supplement.

GENERAL

     There is no limit to the amount of certificates that can be issued under the Pooling and Servicing Agreement. The aggregate principal amount of each series of certificates issued by the trust will be described by the series supplement for that series.

     Each series of certificates may consist of one or more classes, one or more of which may be floating or fixed rate certificates or other type of certificates as specified in the related prospectus supplement. A series may include a class or classes which are subordinated in right of payment of principal and/or interest to another class or other classes in the same series or in any other series. Each series will be issued in the minimum denominations for each class specified in the related prospectus supplement.

     For each series, the investor certificates issued by the trust represent the right to receive, to the extent necessary to make payments on the certificates of that series:

     - the portion of the collections allocable to that series;

     - funds and other property constituting eligible investments in the collection account and the excess funding account allocable to that series;

     - funds and other property constituting eligible investments in any deposit, trust, escrow or similar account maintained for the benefit of that series; and

     - funds available pursuant to any related series enhancement.

     The collections of receivables will be allocated to each series on the basis of the percentages described in the related prospectus supplement.

     The trust assets will be allocated among:

     - the certificateholders' interest of each series, including providers of series enhancement holding uncertificated subordinated interests; and

     - the transferors' interest.

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

     The transferors' interest represents the right to the assets of the trust not allocated to the certificateholders' interest. The term "TRANSFEROR AMOUNT" refers to an amount equal to:

     - the aggregate amount of principal receivables in the trust at the time of determination; plus

     - the principal amount on deposit in the excess funding account at the same time, minus

     - the sum of the amount of principal receivables and the amount on deposit in the excess funding account allocated to each outstanding series.

     The Transferor Amount will fluctuate as the amount of principal receivables in the trust changes from time to time.

     The term "INVESTOR AMOUNT" for a series, as described in that series supplement and the related prospectus supplement, generally refers to the principal amount of the certificateholders' interest in the assets of the trust. The term "INVESTED AMOUNT" for a series, as described in that series supplement and the related prospectus supplement, generally refers to the investor amount less, to the extent provided in the series supplement, amounts held in a principal funding account, prefunding account or other account specified in the series supplement.

     Each series will commence with a period of time called a "REVOLVING PERIOD" which begins on the date that series is issued and continues to the day immediately preceding the commencement of an amortization period for that series. During the revolving period, no principal will be paid on the certificates of that series and no amounts will be accumulated to pay principal on that series. The revolving period for a series shall end, and an amortization period shall begin, either as scheduled or upon the occurrence of a "PAY OUT EVENT," meaning a trust Pay Out Event or a series Pay Out Event for that series.

     The term "AMORTIZATION PERIOD" refers to the period during which collections of principal receivables are to be used to pay principal on the certificates of any series or are to be accumulated in an account to be used at a future date to pay principal on the certificates of that series. An amortization period includes an accumulation period as well as any controlled amortization period, principal amortization period, rapid amortization period, optional amortization period, limited amortization period or, for a series, any other amortization period provided in the related series supplement.

     An "ACCUMULATION PERIOD" is a period during which collections of principal receivables are deposited into an account to be used at a future date to make payments on the certificates.

     A "RAPID AMORTIZATION PERIOD" begins upon the occurrence of a Pay Out Event and means the resulting period during which available collections of principal receivables are used, on a monthly basis, to pay principal on the certificates of those series affected by the Pay Out Event. A rapid amortization period continues until the earlier of the payment in full of the certificates of the series affected by the Pay Out Event or the occurrence of the series termination date.

     A "RAPID ACCUMULATION PERIOD" means a period during which available collections of principal receivables are, on a monthly basis, placed in a principal funding account and accumulated to be used to pay the certificates of the affected class or series on their expected final distribution date. A rapid accumulation period is not a feature of all series. For those series in which a rapid accumulation period may occur, it may occur for one or more classes only or for all classes of the series. If a series or a class is subject to the occurrence of a rapid accumulation period, that feature of the series will be described in the applicable prospectus supplement. A rapid accumulation period occurs in lieu of a rapid amortization period and begins upon the occurrence of a Pay Out Event. During the rapid accumulation period, the funds in the principal funding account may be invested in permitted investments, subject to a guaranteed rate agreement or placed in some other arrangement that assures a minimum return on the investment of the funds. Investment earnings on the funds in the principal funding account may be used to pay the interest on the related series certificates. On the expected final distribution date of the affected class or series, distributions of principal from the principal funding account will be made to the certificateholders in the manner described in the related prospectus supplement. In order to enhance the likelihood of payment in full of principal at the end of the rapid accumulation period for a series, the series may be subject to a principal guaranty or some other similar arrangement.

     A "SCHEDULED AMORTIZATION DATE" means, for any series, the date on which principal payments on the certificates are scheduled to begin or the date on which deposits are scheduled to begin to be made into an account to be accumulated and used to pay principal on the certificates in the future.

     During the revolving period for any series, the invested amount for that series will generally remain constant except in certain limited circumstances or unless otherwise specified in the related prospectus supplement. See "--Defaulted Receivables; Rebates and Fraudulent Charges" in this prospectus. The amount of principal receivables, however, will vary each day as new principal receivables are created and others are paid. The Transferor Amount will fluctuate daily to reflect the changes in the amount of the principal receivables.

     When a series is amortizing, the invested amount for the series will generally decline for each monthly period as principal receivables allocated to the series are collected and distributed to the certificateholders or deposited in a series account for the benefit of the series or a class of the series for payment to the applicable certificateholders when due. As a result, the Transferor Amount will generally increase each month to reflect the reductions in the invested amount of a series and will also change to reflect the variations in the amount of principal receivables.

     Interest on the certificates for each interest period for a series will be distributed as set forth in the related prospectus supplement. Interest payments of a series will generally be funded from the portion of finance charge receivables collected during the related monthly period allocable to a series and, if necessary and if specified in the related prospectus supplement, from any series enhancement available for that series. The terms "INTEREST PERIOD" and "MONTHLY PERIOD" for a series have the meanings specified in the related prospectus supplement. See "--Interest Payments" in this prospectus.

     If referred to in the related prospectus supplement, certificates of that series initially will be represented by certificates registered in the name of the nominee of The Depository Trust Company, or any other depository or any successor depository selected by the transferor. The Depository Trust Company or any other depository selected for a series by the transferor is a "DEPOSITORY." If referred to in the related prospectus supplement, beneficial interests in the certificates of that series will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only.

     The transferor has been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, Cede is expected to be the holder of record of each series of certificates and will therefore, be the only certificateholder for purposes of the Pooling and Servicing Agreement. Those entities, including most or all investors in the certificates, will acquire only a beneficial interest in the certificates and will not be the registered holders of the certificates. A beneficial owner is called a "CERTIFICATE OWNER." You, as a beneficial owner, will not be entitled to receive a certificate representing your interest in the certificates.

     Unless and until, under the limited circumstances described in this prospectus, certificates in fully registered, certificated form are issued:

     - all references in this prospectus to actions by certificateholders shall refer to actions taken by DTC upon instructions from its participants; and

     - the trustee will not consider a Certificate Owner to be a certificateholder, as defined in the Pooling and Servicing Agreement, and all references in this prospectus to distributions, notices, reports and statements to certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedure.

See "--Book-Entry Registration" and "--Definitive Certificates" in this prospectus. Distributions will be made to DTC in immediately available funds.

     If so specified in the related prospectus supplement application will be made to list the certificates of the related series, or all or a portion of any class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

BOOK-ENTRY REGISTRATION

     If specified in the related prospectus supplement, certificateholders of a series may hold their certificates through DTC, in the United States, or Clearstream or Euroclear, in Europe, if they are participants of these systems.

     Cede, as nominee for DTC, will hold the global certificates. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream customers and the Euroclear participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, collectively, the "DEPOSITARIES," which in turn will hold these positions in customers' securities accounts in the depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, who may include the underwriters of any series of certificates, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with participants either directly or indirectly.

     Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, other than Clearstream customers and Euroclear participants, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within its established European time deadline. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to the depositaries.

     Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and these credits or any transactions in the securities settled during this processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, certificates may do so only through participants and indirect participants. In addition, Certificate Owners of a series will receive all distributions of principal of and interest on the certificates from the paying agent through the participants who in turn will receive them from DTC. Under a book-entry system, Certificate Owners of a series may experience some delay in their receipt of payments, since these payments will be forwarded by the trustee to Cede, as nominee for DTC. DTC will forward these payments to its participants, who, afterwards, will forward the payments to indirect participants or Certificate Owners of the related series.

     It is anticipated that the only certificateholder of any series will be Cede, as nominee of DTC. Certificate Owners of a series will not be recognized by the trustee as certificateholders of that series for purposes of the Pooling and Servicing Agreement. Certificate Owners of a series will only be permitted to exercise the rights of certificateholders indirectly through DTC and its participants, who in turn will exercise the rights of certificateholders through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the certificates of a series and is required to receive and transmit distributions of principal of and interest on the certificates of the series. Participants and indirect participants with which Certificate Owners of a series have accounts similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, Certificate Owners will receive payments and will be able to transfer their interests.

     Because DTC may only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a Certificate Owner to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the certificates, may be limited due to the lack of a physical certificate for the certificates.

     DTC has advised the servicer that it will take any action permitted to be taken by a certificateholder of a series under the Pooling and Servicing Agreement only at the direction of one or more participants to whose account with DTC the certificates are credited. Additionally, DTC has advised the servicer that DTC will take these actions with respect to specified percentages of the applicable investor amount only at the direction of and on behalf of participants whose holdings include undivided interests that constitute these specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of participants whose holdings include these undivided interests.

     Clearstream Banking, societe anonyme is incorporated under the laws of Luxembourg. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of Securities. Clearstream's U.S. Customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream and Euroclear.

     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in more than 25 countries generally similar to the arrangements for cross-market transfers with DTC described above.

     Euroclear Bank S.A./N.V. is the Euroclear operator of the Euroclear System. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of certificates. Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences" in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Pooling and Servicing Agreement on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect these actions on its behalf through DTC.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures and may discontinue the procedures at any time.

     See Annex I for additional information concerning global clearance, settlement and tax documentation procedures. Annex I is hereby incorporated into this prospectus by reference.

     In the event that any of DTC, Clearstream or Euroclear should discontinue its services, the transferor would seek an alternative depository, if available, or cause the issuance of definitive certificates to Certificate Owners or their nominees in the manner described under "--Definitive Certificates" in this prospectus.

DEFINITIVE CERTIFICATES

     We refer to certificates issued in fully registered, certificated form as "DEFINITIVE CERTIFICATES." Definitive certificates will be issued to you as a Certificate Owner or your nominee rather than to DTC or its nominee, only if:

          (1) the transferor advises the trustee in writing that DTC is no longer willing or able properly to discharge its responsibilities as depository for the certificates of your series or your class, and the trustee or the transferor is unable to locate a qualified successor;

          (2) the transferor, at its option, advises the trustee that it elects to terminate the book-entry system with respect to your series or class through DTC; or

          (3) after the occurrence of a Servicer Default, Certificate Owners of your series or class evidencing more than 50% of the aggregate unpaid principal amount of your series or class advise the trustee and DTC through participants in writing that the continuation of a book-entry system through DTC, or its successor, is no longer in the best interest of the Certificate Owners of the certificates.

     Upon the occurrence of any of the events described in clauses (1), (2) or
(3) above, DTC is required to notify all participants of the availability through DTC of definitive certificates of the affected series. Upon surrender by DTC of the definitive certificates and instructions for re-registration, the transferor will execute and the trustee will authenticate and deliver the definitive certificates to the Certificate Owners. Subsequently, the trustee will recognize the holders of the definitive certificates as holders under the Pooling and Servicing Agreement.

     If definitive certificates have been issued to you and you are recognized by the trustee as a register certificateholder, then distributions of principal and interest on the definitive certificates will be made by the paying agent directly to you in accordance with the procedures described in this prospectus and in the Pooling and Servicing Agreement. Interest payments and any principal payments on each distribution date will be made to holders in whose names the definitive certificates were registered at the close of business on the related record date. If you hold a definitive certificate, distributions will be made by check mailed to your address as it appears on the register maintained by the trustee. However, the final payment on any definitive certificate, will be made only upon presentation and surrender of the certificate at the office or agency specified in the notice of final distribution to respective certificateholders. The trustee will provide this notice to registered certificateholders of the series not later than the fifth day of the month of the related final distribution.

     Definitive certificates will be transferable and exchangeable at the offices of the transfer agent and registrar for the related series. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar of the series may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

THE BASE CERTIFICATE; ADDITIONAL TRANSFERORS

     The transferors' interest in the trust is, as of the date of this prospectus, held by FCCF. At the discretion of the transferor, the transferor may hold its interest in the transferors' interest either in uncertificated form or in certificated form. If the transferor holds its interest in certificated form, it will be held in one certificate and known as the "BASE CERTIFICATE." The transferor may transfer a portion of the transferors' interest to another entity, in which case any interest in the transferors' interest not held by the transferor will be represented by a certificate known as a "SUPPLEMENTAL CERTIFICATE." The Base Certificate together with any Supplemental Certificates are, collectively, the "TRANSFEROR CERTIFICATES."

     If the transferor holds its interest in the form of the Base Certificate, then the transferor may transfer interests in the transferors' interest by surrender of the Base Certificate to the trustee in exchange for a newly issued Base Certificate and one or more Supplemental Certificates.

     If the transferor elects to have its interest in the transferors' interest be in uncertificated form, then the transferor may transfer interests in the transferors' interest by assigning a portion of the transferors' interest to another entity and directing the trustee, with respect to the interest transferred, to issue one or more Supplemental Certificates.

     If any transferor elects to exchange all or a portion of its interest in the transferors' interest for a Supplemental Certificate, the following conditions must be satisfied:

          (1) the transferor shall have given written notice to each rating agency of the exchange;

          (2) the Transferor Amount, excluding the interest represented by any Supplemental Certificate, shall not be less than 2% of the total amount of principal receivables in the trust as of the date of, and after giving effect to, the exchange; and

          (3) if any series of certificates are outstanding that were characterized as debt at the time of their issuance, the transferor shall deliver to the trustee and each rating agency a tax opinion addressing matters specified in the Pooling and Servicing Agreement.

Any subsequent transfer or exchange of a Supplemental Certificate is subject to the conditions set forth in clauses (2) and (3) above.

     The Base Certificate, any interest in the Base Certificate, the uncertificated interest of the transferor in the transferors' interest or any interest in the uncertificated interest of the transferor in the transferors' interest, may be transferred to an entity that is a member of the "affiliated group" of which Fleet is the "common parent," as these terms are defined in
Section 1504(a) of the Internal Revenue Code of 1986; provided, that:

     - if any series of certificates are outstanding that were characterized as debt at their time of issuance, the transferor shall have delivered to the trustee and each rating agency a tax opinion to the effect that the transfer will not adversely affect the tax characterization of any certificates which were characterized as debt; and

     - any transferee will be deemed to be a "transferor" for purposes of the provisions of the Pooling and Servicing Agreement regarding the transferor indemnification and liquidation of the receivables upon the occurrence of an insolvency event.

See "--Liquidation of Receivables" and "--Indemnification" in this prospectus.

     FCCF may designate affiliates of FCCF to be included as transferors, called "ADDITIONAL TRANSFERORS," under the Pooling and Servicing Agreement by means of an amendment to the Pooling and Servicing Agreement. An amendment made to name an additional transferor will not require the consent of any certificateholder. See "--Amendments" in this prospectus. In connection with the designation of an additional transferor, the following conditions shall apply:

     - if any series of certificates are outstanding that were characterized as debt at the time of their issuance, the transferor shall deliver to the trustee and each rating agency a tax opinion to the effect that the transfer will not adversely affect the tax characterization of any certificates which were characterized as debt; and

     - any applicable conditions described in "--Addition of Accounts" in this prospectus shall have been satisfied with respect to the transfer of receivables or participation interests by any additional transferor to the trust.

     Following the inclusion of an additional transferor, the additional transferor will be treated in the same manner as the transferor and will have the same obligations and rights as the transferor.

ADDITIONAL ACCOUNT OWNERS

     In addition to the Receivables Purchase Agreement, FCCF, as transferor, or an additional transferor may enter into one or more additional receivables purchase agreements and may purchase receivables which constitute Eligible Receivables and related assets from the bank or another affiliate of FCCF. Any account owner, other than the bank, from which Eligible Receivables are purchased is an "ADDITIONAL ACCOUNT OWNER." The transferor or an additional transferor may enter into a receivables purchase agreement with an additional account owner if

     - the account owner is an affiliate of FCCF,

     - the account owner is the owner of consumer revolving credit card accounts and/or other revolving credit accounts,

     - the transferor has received written confirmation from each rating agency that the addition of the additional account owner and the execution and delivery of the related receivables purchase agreement will not result in the reduction or withdrawal of the ratings for any securities issued out of the trust; and

     - a tax opinion is delivered to the trustee including an opinion, among others, to the effect that the addition of the additional account owner and the execution and delivery of the additional receivables purchase agreement will not adversely affect the tax characterization of any certificates which were characterized as debt.

INTEREST PAYMENTS

     Each class of a series will accrue interest at the rate per annum specified in, or in the manner described in, the related prospectus supplement. Interest on all certificates will be due and payable on the distribution dates. The "DISTRIBUTION DATE" for a series will be the fifteenth day of each month or, if the fifteenth is not a business day, the next business day, or another date specified in the series supplement for the series. If so specified in the related prospectus supplement, interest for a class of a series will be calculated based on the outstanding principal amount of the class at the end of the rate determination period preceding the applicable distribution date.

     To the extent provided in the related prospectus supplement, a series may include one or more classes of floating rate certificates. The interest rate on floating rate certificates will be a variable or adjustable rate. It is the transferor's present intention, subject to changing market conditions, that the floating interest rate formula or index be based on an established financial index in the national or international financial markets. The distribution dates for floating rate certificates will be set forth in the related prospectus supplement and need not be the same as the distribution dates for the other certificates of the related series, but may be either more or less frequent. For each class of floating rate certificates, the related prospectus supplement will describe:

     - the initial floating rate certificate interest rate, or the method of determining it;

     - the dates or the method of determining the dates on which the floating rate certificate interest rate is adjusted; and

     - the formula, index or other method by which the interest rate is determined.

PRINCIPAL PAYMENTS

     The revolving period for a series of certificates begins on the date of issuance of the series, and ends on the day before an amortization period begins for that series. On each distribution date for the revolving period, collections of principal receivables allocable to the certificateholders' interest of a series will, subject to permitted uses provided in the series supplement, be paid to the holders of the transferors' interest or to amortizing or accumulating series or deposited in the excess funding account. See "Description of the Certificates--Principal Payments" in the accompanying prospectus supplement.

     After an amortization period, which term includes any applicable accumulation period, begins for any class of a series, collections of principal receivables allocable to the class will no longer be paid to the holders of the transferors' interest, to other amortizing or accumulating series or deposited in the excess funding account. When an amortization period begins for a class, collections of principal receivables allocable to the class will generally either be deposited in the collection account or a series account to be distributed to certificateholders on a date or dates specified in the related prospectus supplement or paid to the certificateholders on the distribution dates specified in the related prospectus supplement.

     To the extent that collections of principal receivables are available, subject to any controlled distribution amount or controlled deposit amount or other limitation set forth in the related prospectus supplement, payments of principal will be paid to certificateholders of a class until the investor amount of the related class has been paid in full or accumulated in an account until the full amount of the investor amount is on deposit in that account. However, if one or more classes is subordinated in right of payment of principal to another class or classes, payment to or accumulation of accounts for payment to certificateholders of the subordinated class or classes will occur only after the investor amount of the senior class or classes has been paid in part or in full or has been accumulated. The extent of subordination of a class of subordinated certificates may be limited as described in the related prospectus supplement.

     Funds on deposit in the collection account, series account including any principal funding account or other accumulation account, may be subject to a guaranteed rate agreement or guaranteed investment contract or other mechanism specified in the related prospectus supplement intended to assure a minimum rate of return on the investment of these funds. In order to enhance the likelihood of the payment in full of the principal amount of a class of certificates at the end of an accumulation period, the related class of certificates may be subject to a maturity guaranty or other similar mechanism specified in the applicable prospectus supplement.

SHARED PRINCIPAL COLLECTIONS

     Each series may include provisions which allow collections of principal receivables allocated to that series but not needed for that series to be shared with other series. Each series may also contain provisions for determining if a principal shortfall exists for that series. On each distribution date the shared principal collections from all series will be combined and used to cover principal shortfalls or otherwise distributed as described in the following provisions.

     On each distribution date:

     - the servicer will allocate shared principal collections among the series entitled to shared principal collections, pro rata, in proportion to the principal shortfalls, if any, of each series; and

     - the servicer will withdraw from the collection account and pay to the holders of the transferors' interest the amount of the shared principal collections not used to cover principal shortfalls;

provided however, that if on any distribution date the Transferor Amount is less than or equal to the Required Transferor Amount, the servicer will not distribute any shared principal collections to the holders of the transferors' interest, but will deposit these funds in the excess funding account.

SHARING OF EXCESS FINANCE CHARGE COLLECTIONS

     Collections of finance charge receivables allocable to any series in a group in excess of the amounts necessary to make required payments on that series may, if specified in the related series supplement, be applied to cover shortfalls in amounts payable from collections of finance charge receivables allocable to any other series in the group.

COMPANION SERIES

     If specified in the prospectus supplement relating to a series, one series of certificates may be paired with one or more other series or a portion of one or more other series previously issued by the trust, so that a reduction in the invested amount of one series results in an increase in the invested amount of the other series. In general, a series may be issued as a paired series or companion series to an existing prior series to enable the trust to fund the amount by which the prior series has amortized and will amortize in the future.

     If a Pay Out Event occurs which affects the prior series or the new series issued as the companion series when the prior series is in an amortization period, the series percentage for the allocation of collections of principal receivables for the prior series may be reset to a lower percentage and the amortization period for the prior series may be lengthened. The full extent by which the amortization period for the prior series may be lengthened will be dependent on a variety of factors and will not be readily determinable by the extent by which the series percentage has been changed. See "Risk Factors-- Principal May Be Paid Earlier Than Expected Creating a Reinvestment Risk to Certificateholders or Later Than Expected Resulting in a Failure to Receive Payment When Expected" in this prospectus and "Maturity Assumptions" in the accompanying prospectus supplement for a discussion of these factors.

NEW ISSUANCES

     The Pooling and Servicing Agreement authorizes three types of certificates or interests:

     - one or more series of investor certificates and interests which are treated as investor certificates which are transferable and have the characteristics described below;

     - a Base Certificate or an uncertificated interest registered to the transferor and in either case, evidencing the transferors' interest, which will initially be held by FCCF and which is transferable in certain circumstances to members of the affiliated group of which Fleet is the common parent; and

     - Supplemental Certificates delivered to an entity other than a transferor but representing a portion of the transferors' interest.

     The ownership interest in the remainder of the trust assets not allocated pursuant to the Pooling and Servicing Agreement to the certificateholders' interest is the "TRANSFERORS' INTEREST."

     For each new series, the series supplement for that series will specify:

     - the name or designation of the series;

     - the initial investor amount and series investor amount, or method for calculating these amounts;

     - the certificate rate, or method for its determination;

     - the payment date or dates and the date or dates from which interest shall accrue;

     - the method for allocating collections to certificateholders of the series;

     - the designation of any series accounts to be used by the series and the terms governing the operation of any of these series accounts;

     - the method of calculating the servicing fee;

     - the terms of any form of series enhancement;

     - the terms on which the certificates of the series may be exchanged for certificates of another series, repurchased by the transferor or remarketed to other investors;

     - the stated series termination date of the series;

     - the number of classes of the series and, if the series consists of more than one class, the rights and priorities of each class;

     - the extent to which the certificates of the series will be issuable in temporary or permanent global form and the depositary for any global certificate or certificates, the terms and conditions, if any, upon which the global certificate may be exchanged, in whole or in part, for definitive certificates, and the manner in which any interest payable on a temporary or global certificate will be paid;

     - whether the certificates may be issued as bearer certificates and any limitations imposed on them;

     - the priority of the series with respect to any other series;

     - the group, if any, to which the series belongs;

     - whether or not the series is a principal sharing series; and

     - any other terms of the series.

     Neither the transferor, the servicer, the trustee nor the trust is required or intends to obtain the consent of any certificateholder of any outstanding series to issue any additional series.

     The transferor may offer any series under a prospectus or other disclosure document in transactions either registered under the Securities Act of 1933, as amended, or exempt from registration thereunder, directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. A series may be issued in fully registered or book-entry form in minimum denominations determined by the transferor.

     The Pooling and Servicing Agreement permits each new series to have a period during which amortization or accumulation of the principal amount is intended to occur but which may have a different length and begin on a different date than periods for any other series. Further, one or more series may be in an amortization period while other series are not. Thus, certain series may not be amortizing or accumulating, while other series are amortizing or accumulating. Moreover, one or more series, or classes of a series, may have the benefits of series enhancement different from the forms of series enhancement available to another class or classes of any other series. Under the Pooling and Servicing Agreement, the trustee will hold any form of series enhancement only on behalf of the certificateholders of the series, or class, to which it relates.

     Collections allocated to finance charge receivables not used to pay interest on the certificates of a series will be allocated as provided in the related series supplement.

     There is no limit to the number of new issuances that the transferor may perform under the Pooling and Servicing Agreement. The trust will terminate only as provided in the Pooling and Servicing Agreement.

     The following are conditions to the issuance of a new series:

          (1) on or before the fifth day immediately preceding the relevant closing date, the transferor shall give the trustee and the servicer notice of a new issuance and its date; and on or before the tenth day immediately preceding the relevant closing date, the transferor shall give each rating agency notice of a new issuance and its date; and

          (2) the transferor shall deliver to the trustee:

             - a related series supplement specifying the principal terms of the new series;

             - any agreement relating to series enhancement for the series;

             - written confirmation from each rating agency rating any
               outstanding series that the new issuance will not result in that rating agency reducing or withdrawing its rating of any outstanding series or class of certificates;

             - an officer's certificate from the transferor stating that the transferor reasonably believes that a new issuance will not cause a Pay Out Event to occur for any series; and

             - if any series of certificates are outstanding that were
               characterized as debt at the time of their issuance, an opinion of counsel to the effect that for federal tax purposes, the new issuance will not adversely affect that characterization and that the trust will not be deemed to be an association or publicly traded partnership taxable as a corporation and that the new issuance will not cause an event in which gain or loss would be recognized by any certificateholders.

TRANSFER AND ASSIGNMENT OF RECEIVABLES

     The bank has designated accounts the receivables in which have been and will be transferred to the trustee. Prior to January 1, 2002, the receivables in the accounts were transferred directly by the bank to the trustee. Beginning on January 1, 2002, receivables in the designated accounts are sold by the bank to FCCF and FCCF transfers the receivables to the trustee.

     In connection with a transfer of the receivables to the trustee, the bank annotates and indicates in its records that the receivables have been conveyed to the transferor for transfer to the trustee and the transferor indicates in its records that the receivables have been transferred to the trustee for the benefit of the certificateholders. In addition, the bank provides to the transferor and the transferor provides to the trustee a computer file or a microfiche list containing a true and complete list of all accounts designated to the trust. The list specifies for each account, its account number, the aggregate amount outstanding and the aggregate amount of principal receivables outstanding as of the cut-off date selected by the transferor. Neither the bank nor the transferor will deliver to the trustee any other records or agreements relating to the accounts or the receivables.

     The records and agreements maintained by the bank, the transferor or servicer relating to the accounts designated to the trust and the receivables in the trust will not be segregated by the bank, the transferor or the servicer from other documents and agreements relating to other credit card accounts and receivables and will not be stamped or marked to reflect the transfer of the receivables to the trustee. Each of the bank and the transferor has filed and will file UCC financing statements meeting the requirements of applicable state law with respect to the receivables. See "Material Legal Aspects of the Receivables" in this prospectus.

LIQUIDATION OF RECEIVABLES

     If an insolvency event occurs which involves the bank, the Receivables Purchase Agreement requires that the bank immediately cease selling principal receivables to the transferor and notify the trustee and the transferor. If an insolvency event occurs which involves the transferor, the Pooling and Servicing Agreement requires that the transferor immediately cease transferring principal receivables to the trustee and promptly notify the trustee. Notwithstanding any cessation of the transfer of additional principal receivables to the trustee, principal receivables transferred to the trustee prior to the occurrence of the insolvency event, collections of the principal receivables transferred prior to the insolvency event and collections of finance charge receivables whenever created, accrued in respect of the principal receivables in the trust, shall continue to be a part of the trust. Within 15 days after receipt of the notice by the trustee of the occurrence of the insolvency event relating to the transferor, the trustee shall:

     - publish a notice in an authorized newspaper that an insolvency event has occurred and that the trustee intends to liquidate the receivables; and

     - give notice to the certificateholders and request instructions from the certificateholders.

     The trustee shall promptly liquidate the receivables in a commercially reasonable manner and on commercially reasonable terms, unless the trustee has received instructions within 90 days from the date notice is first published:

     - from certificateholders evidencing more than 50% of the investor amount of each series or, for any series with two or more classes, of each class, to the effect that the certificateholders disapprove of the liquidation of the receivables and wish to continue having principal receivables transferred to the trust; and

     - if at that time there is more than one transferor, from any transferor which is not the subject of the insolvency event, and from any holder of a Supplemental Certificate and any other parties specified in the series supplements, also disapproving the liquidation.

     The trustee may obtain a prior determination from any applicable conservator, receiver or liquidator that the terms and manner of any proposed liquidation are commercially reasonable.

     If a conservator or receiver or bankruptcy trustee is appointed for the bank or the transferor and no Pay Out Event other than the conservatorship or receivership or insolvency or bankruptcy of the bank or the transferor exists, the conservator or receiver or bankruptcy trustee may have the power to prevent the early liquidation of the receivables.

     The proceeds from the liquidation of the receivables shall be immediately deposited in the collection account. The trustee shall determine conclusively the amount of the proceeds which are deemed to be finance charge receivables and which are deemed to be principal receivables.

     The proceeds shall be allocated and distributed to certificateholders in accordance with the terms of each series supplement, and the trust shall then terminate immediately.

REPRESENTATIONS, WARRANTIES AND COVENANTS

     Each transferor, being the bank prior to the substitution date and being FCCF and any additional transferor on and after the substitution date, represents and warrants as to itself only as of each date on which certificates are issued and, with respect to receivables in additional accounts, as of the related addition date, to the effect, among other things, that:

        (1) the Receivables Purchase Agreement, the Pooling and Servicing Agreement, each series supplement and, in the case of additional accounts, the related assignment document, to which that transferor is a party, each constitutes a legal, valid and binding obligation of that transferor enforceable against that transferor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting the enforcement of creditors' rights in general and except as this enforceability may be limited by general principles of equity, whether considered in a suit at law or in equity;

        (2) the schedule of accounts referred to in the Pooling and Servicing Agreement is an accurate and complete listing in all material respects of the accounts designated to the trust as of the related cut-off date and the information contained in the schedule concerning the identity of these accounts and the receivables existing in the accounts is true and correct in all material respects as of the related cut-off date;

        (3) each receivable conveyed to the trustee by that transferor has been conveyed to the trustee free and clear of any lien other than liens permitted by the Pooling and Servicing Agreement;

        (4) all authorizations, consents, orders or approvals of or registrations or declarations with any governmental authority required to be obtained, effected or given by that transferor in connection with the conveyance by that transferor of receivables to the trustee have been duly obtained, effected or given and are in full force and effect;

        (5) either the Pooling and Servicing Agreement or, in the case of additional accounts, the related assignment document, constitutes a valid transfer and assignment to the trustee of all right, title and interest of that transferor in the receivables conveyed to the trustee by that transferor and the proceeds thereof or, if the Pooling and Servicing Agreement or the related assignment document does not constitute an absolute transfer of the property, it constitutes a grant of a "security interest," as defined in the UCC, in the property to the trustee, which, in the case of receivables then existing and the proceeds of the receivables, is enforceable upon execution and delivery of the Pooling and Servicing Agreement or the related assignment document as of the applicable date and which will be enforceable with respect to receivables created in future accounts in the future and the related future proceeds and that upon the filing of financing statements required by the Pooling and Servicing Agreement, the trustee shall have a first priority perfected security or ownership interest in the property and proceeds except for:

            - liens permitted under the Pooling and Servicing Agreement;

            - the interest of the transferor or any holder of any Supplemental
              Certificate; and

            - the transferor's right to receive interest accruing on and investment earnings, if any, in respect of the collection account or any series account, as provided in the Pooling and Servicing Agreement or the related series supplement;

        (6) except as otherwise expressly provided in the Pooling and Servicing Agreement or the related series supplement, neither the transferor nor any person claiming through or under the transferor has any claim to or interest in the collection account, the excess funding account, any series account or any series enhancement;

        (7) as of the related cut-off date, each initial account or additional account is an Eligible Account;

        (8) as of the related cut-off date, each receivable contained in the accounts being added to the trust is an Eligible Receivable;

        (9) as of the date of the creation of any new receivable in an account designated to the trust, the new receivable is an Eligible Receivable; and

        (10) no selection procedure has been used by the bank or that transferor which that transferor reasonably believes would result in the selection of an account that would be materially adverse to the interests of certificateholders of any series.

     The transferor shall accept reassignment of the receivable in the event:

        (a) any representation or warranty of the transferor contained in clause
            (2), (3), (4), (7), (8), (9) or (10) above is not true and correct in any material respect as of the specified date with respect to any receivable transferred to the trustee or an account and, as a result of the breach, any receivables in the related account become defaulted receivables, or the trustee's rights in, to or under the receivables or the proceeds of the receivable are impaired or the proceeds are for any reason not available to the trustee free and clear of any lien, unless the breach is cured within 60 days or a longer period not in excess of 150 days agreed to by the trustee after the earlier to occur of the discovery of the breach by the transferor or receipt by the transferor of notice of the breach given by the trustee; or

        (b) a receivable in the trust is determined to be ineligible because it is evidenced by an instrument or chattel paper.

     In the Pooling and Servicing Agreement the bank, as transferor prior to the substitution date agrees that it will continue to be liable for all representations and warranties and covenants it made in its capacity as seller prior to the substitution date. The bank also agrees that if any representation or warranty made by the bank as seller under the Pooling and Servicing Agreement prior to the substitution date was not true and correct and, as a result receivables transferred to the trustee are reassigned as described below, the bank will be obligated to accept the reassignment and make a deposit into the collection account in the amount of the reassigned receivables.

     The receivables subject to reassignment will be "INELIGIBLE RECEIVABLES." The receivables will not, however, be deemed ineligible receivables and will not be reassigned to the transferor if, on any day prior to the end of the 60-day or longer cure period:

        (1) either (A) in the case of an event described in clause (a) above the relevant representation and warranty shall be true and correct in all material respects as if made on that day or (B) in the case of an event described in clause (b) above the circumstances causing the receivable to become an ineligible receivable shall no longer exist; and

        (2) the transferor shall have delivered to the trustee an officer's certificate describing the nature of the breach and the manner in which the relevant representation and warranty became true and correct.

     Ineligible receivables which are to be removed from the trust shall be automatically removed from the trust by the servicer deducting the portion of the ineligible receivables reassigned to the transferor which are principal receivables from the aggregate amount of principal receivables used to calculate the Transferor Amount, the series percentages and any other percentage used to allocate within or among series. If following the exclusion of the principal receivables from the calculation of the Transferor Amount, the Transferor Amount would be less than the Required Transferor Amount, then on the first distribution date following the monthly period in which the reassignment obligation arises, the transferor shall make a deposit into the excess funding account. The amount deposited shall be an amount equal to the amount by which the Transferor Amount would be reduced below the Required Transferor Amount, but, not in an amount greater than the amount of the principal receivables reassigned to the transferor.

     Upon the deposit, if any, required to be made to the excess funding account and the reassignment of ineligible receivables, the trustee shall automatically be deemed to convey to the transferor or its designee, without recourse, representation or warranty, all the right, title and interest of the trustee in and to the ineligible receivables, all moneys due or to become due and all amounts and proceeds received.

     The obligation of the transferor to accept reassignment of any ineligible receivables, and to make the deposits, if any, required to be made to the excess funding account shall constitute the sole remedy respecting the event giving rise to the obligation available to certificateholders, or the trustee on behalf of the certificateholders. The obligations of the transferor or any additional transferor to accept reassignment of the receivables will be several and not joint with respect to the receivables transferred by the transferor to the trustee.

     The transferor also makes representations and warranties to the trust to the effect, among other things, that as of each date on which certificates are issued:

        (1) it is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization;

        (2) it is duly qualified or is exempt from the requirements to do business and is in good standing and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would render any receivable transferred to the trustee by it unenforceable by the transferor, the servicer or the trustee or would have a material adverse effect on the certificateholders of any series;

        (3) the execution and delivery of the Pooling and Servicing Agreement and each series supplement by the transferor and the execution and delivery to the trustee of the certificates by the transferor and the consummation by the transferor of the transactions provided for in the Pooling and Servicing Agreement and each series supplement have been duly authorized by the transferor;

        (4) the execution and delivery by the transferor of the Pooling and Servicing Agreement, each series supplement and the certificates, the performance by the transferor of the transactions contemplated by the Pooling and Servicing Agreement and each series supplement and the fulfillment by the transferor of their terms, will not conflict with, result in any breach of any of the material terms and provisions of any instrument to which the transferor is a party or by which it or any of its properties are bound;

        (5) the execution and delivery by the transferor of the Pooling and Servicing Agreement, each series supplement and the certificates, the performance by the transferor of the transactions contemplated by the Pooling and Servicing Agreement and each series supplement and the fulfillment by the transferor of their terms will not conflict with or violate any requirements of law applicable to the transferor;

        (6) there are no proceedings or investigations, pending or, to the best knowledge of the transferor, threatened against it, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality seeking any determination or ruling that, in the reasonable judgment of the transferor, would materially and adversely affect the performance by it of its obligations with respect to any series under the Pooling and Servicing Agreement or any series supplement;

        (7) no insolvency event with respect to the transferor has occurred and the transfer of the receivables by the transferor to the trustee has not been made in contemplation of the occurrence of an insolvency event; and

        (8) the transferor is either an insured institution for purposes of the FDIC or is a bankruptcy-remote entity.

     Upon discovery by the transferor, the servicer or the trustee of a breach of any of the representations and warranties by the transferor described above, the party discovering the breach will give prompt written notice to the others and the transferor will cooperate with the servicer and the trustee in attempting to cure the breach.

     An "ELIGIBLE ACCOUNT" is defined in the Pooling and Servicing Agreement to mean a revolving credit card account owned by the bank or any additional account owner and which as of the related cut-off date has the following characteristics:

     - is in existence and maintained by the bank or its predecessors or an additional account owner;

     - is payable in United States dollars;

     - except as provided below, has not been identified as an account the credit card or cards with respect to which have been reported as having been lost or stolen;

     - the obligor of which has provided as his or her billing address an address located in the United States, or its territories or possessions or a military address;

     - the obligor of which has not been identified as an employee of the bank or any affiliate of the bank;

     - except as provided below, does not include any receivables which are defaulted receivables; and

     - except as provided below, does not include any receivables which have been identified as having been incurred as a result of fraudulent use of a credit card.

     The Pooling and Servicing Agreement provides that an Eligible Account may include receivables which have been charged-off, or may be an account with an obligor which the bank or the servicer believes is bankrupt, or may include accounts containing receivables that have been identified by the obligor as having been incurred as a result of fraudulent use of a credit card, or as to which any credit cards have been reported as lost or stolen, in each case as of the related cut-off date; provided, that:

     - the balance of all receivables included in those accounts is reflected on the books and records of the transferor, and is treated for purposes of the Pooling and Servicing Agreement, as "zero"; and

     - charging privileges with respect to those accounts have been canceled.

     An "ELIGIBLE RECEIVABLE" is defined in the Pooling and Servicing Agreement to mean each receivable:

     - which has arisen under an Eligible Account;

     - which was created in compliance with all requirements of law applicable to the bank, the failure to comply with which would have a material adverse effect upon certificateholders, and under a credit card agreement which complies with all requirements of law applicable to the bank, the failure to comply with which would have a material adverse effect upon certificateholders;

     - with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained or given by the bank in connection with the creation of such receivable or the execution, delivery and performance by the bank of its obligations, if any, under the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of creation of the receivable;

     - as to which, at the time of its transfer to the trustee, the transferor or the trustee will have good and marketable title, free and clear of all liens, encumbrances, charges and security interests, except for certain tax liens permitted by the Pooling and Servicing Agreement;

     - which has been the subject of either:

      (a) a valid transfer and assignment from the transferor to the trustee of all of the transferor's right, title and interest in the receivable; or

      (b) the grant of a first priority perfected security interest in the receivable and in the proceeds of the receivable;

     - which at and after the time of transfer to the trustee is the legal, valid and binding payment obligation of the obligor thereon, legally enforceable against the obligor in accordance with its terms, except as the enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and except as the enforceability may be limited by general principles of equity;

     - which constitutes an "account" as defined in Article 9 of the UCC;

     - which, at the time of its transfer to the trustee, has not been waived or modified except as permitted in accordance with the credit card guidelines and which waiver or modification is reflected in the bank's computer file of revolving credit card accounts;

     - which, at the time of its transfer to the trustee, is not subject to any right of rescission, setoff, counterclaim or any other defense of the obligor, including the defense of usury, other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and except as the enforceability may be limited by general principles of equity, or as to which the servicer is required by the Pooling and Servicing Agreement to make an adjustment;

     - as to which, at the time of its transfer to the trustee, the bank and the transferor have satisfied all obligations to be fulfilled by the bank or the transferor at that time; and

     - as to which, at the time of its transfer to the trustee, neither the bank nor the transferor has taken any action which, or failed to take any action the omission of which, would, at the time of its transfer to the trustee, impair the rights of the trust or the certificateholders.

     The trustee will not make any initial or periodic general examination of the receivables or any records relating to the receivables for the purpose of establishing the presence or absence of defects, compliance with the transferor's representations and warranties or for any other purpose. The servicer, however, has agreed to deliver to the trustee on or before May 31 of each year an opinion of counsel with respect to the validity of the security interest of the trust in and to the receivables and other matters related to the trust.

     The transferor, in the Pooling and Servicing Agreement, assigns to the trustee, the transferor's rights, remedies, powers and privileges in and under the Receivables Purchase Agreement, including its rights to enforce the Receivables Purchase Agreement.

ADDITION OF ACCOUNTS

     The transferor may from time to time designate additional accounts to the trust. Also, if specified tests are not met, the transferor will be required to designate additional accounts. In each case, the transferor will convey to the trustee all receivables in the additional accounts, whether these receivables are then existing or later created. The date on which additional accounts are transferred to the trustee is an "ADDITION DATE."

     Each additional account must be an Eligible Account as of the related cut-off date. No selection procedures believed by the transferor to be adverse to the interests of the certificateholders are to be used in selecting additional accounts from the available Eligible Accounts in the Fleet Credit Card Portfolio. Nevertheless, there is no assurance that additional accounts will be of the same credit quality as the accounts in the trust as of the date of this prospectus. Additional accounts may have been originated at a different time or using different credit criteria or may have been acquired from another credit card issuer that had different credit criteria.

     FCCF does not own any credit card accounts. If FCCF is required to designate accounts to the trust, FCCF may give notice to the bank of the required addition and, under the Receivables Purchase Agreement, the bank will be obligated to designated accounts as requested. In addition, the bank may, at the request of FCCF, designate accounts to be included as additional accounts and sell the receivables in those accounts to FCCF. See "The Receivables Purchase Agreement" in this prospectus.

     Required Additions. Generally, the transferor will be required to designate additional Eligible Accounts to the trust in a sufficient amount so that, after giving effect to the addition, the Transferor Amount is at least equal to the Required Transferor Amount and the aggregate amount of principal receivables in the trust exceeds the Required Principal Balance, if either:

        (1) the Transferor Amount is less than the Required Transferor Amount;
            or

        (2) the aggregate amount of principal receivables in the trust is less than the Required Principal Balance.

     In lieu of, or in addition to, designating additional accounts, the transferor may, subject to the conditions specified below and in the Pooling and Servicing Agreement, convey to the trust participations, including 100% participations, representing undivided interests in a pool of assets consisting of revolving credit card receivables or consumer secured and unsecured loan receivables arising as a result of advances made on bank cards, private label cards, corporate cards, and unsecured revolving lines of credit, and any interests in the receivables.

     "REQUIRED TRANSFEROR AMOUNT" means, as of any date, the product of the Required Transferor Percentage and the aggregate amount of principal receivables in the trust.

     "REQUIRED TRANSFEROR PERCENTAGE" currently means 5%; however, the Required Transferor Percentage may be reduced to as low as 2% if the transferor delivers an officer's certificate stating that the reduction will not result in the occurrence of a Pay Out Event or materially adversely affect the amount or timing of distributions to be made to any series or class and the rating agencies have notified the transferor that the reduction will not result in a reduction or withdrawal of any outstanding rating on a series or class of certificates.

     "REQUIRED PRINCIPAL BALANCE" means, as of any date, the sum of the Series Investor Amounts for all series minus the amount on deposit in the excess funding account.

     "SERIES INVESTOR AMOUNT" means, for any series, the amount stated in the related series supplement and, in the prospectus supplement for that series, but, generally, will be an amount equal to the numerator used in the calculation of the Series Percentage used in allocating collections of principal receivables to that series.

     Restricted Additions. The transferor may from time to time, at its sole discretion, subject to the conditions specified below, designate additional Eligible Accounts to the trust or designate participation interests to be included as trust assets.

     Conditions to Required and Restricted Additions. The following are conditions to the addition of accounts or participation interests to the trust under the required addition provisions and the restricted addition provisions:

        (1) on or before the tenth business day immediately preceding the addition date, the transferor shall give the trustee, the servicer and each rating agency written notice of the addition;

        (2) the transferor shall deliver to the trustee copies of UCC financing statements covering the additional accounts, if necessary to perfect the trustee's interest in the receivables;

        (3) as of each of the related cut-off date and the addition date, no insolvency event affecting the bank or the transferor shall have occurred nor shall the transfer to the trustee be made in contemplation of the occurrence of an insolvency event;

        (4) except in the case of a limited amount of required additions, the rating agencies have notified the transferor that the addition will not result in a reduction or withdrawal of any outstanding rating in a series or class of certificates;

        (5) the transferor shall deliver to the trustee an officer's certificate, dated the addition date, stating that:

           (a) as of the applicable related cut-off, any additional accounts are Eligible Accounts;

           (b) to the extent applicable, the conditions set forth in clauses (2) through (4) above have been satisfied; and

           (c) the transferor reasonably believes that:

               - the addition of the receivables arising in the additional accounts to the trust or of the interests in the trust participations will not, based on the facts known to the officer at the time of the addition, then or in the future cause a Pay Out Event to occur with respect to any series; and

               - no procedure was used in selecting additional accounts that would be materially adverse to the interests of the certificateholders of any series as of the addition date;

        (6) the transferor shall deliver to the trustee and each rating agency an opinion of counsel stating the validity and perfection of the transfer of the receivables created in the additional accounts to the trustee;

        (7) in the case of designation of additional accounts, the transferor shall deliver to the trustee:

           (a) the computer file or microfiche list containing a true and complete list of the additional accounts; and

           (b) a duly executed, written assignment; and

        (8) unless each rating agency otherwise consents, the number of additional accounts designated as required additions during any of the three consecutive monthly periods commencing in January, April, July and October of each calendar year, shall not exceed 15% of the number of accounts designated to the trust as of the first day of the calendar year during which the monthly periods begin and the number of additional accounts designated as required additions during any calendar year shall not exceed 20% of the number of accounts designated to the trust as of the first day of the calendar year.

ACQUISITION OF PARTICIPATION INTEREST

     If the transferor designates a participation interest to be included in the trust and these interests are issued by an entity other than the transferor or any affiliate of the transferor, then these interests:

          (1) will either:

             (a) have been previously registered under the Securities Act of 1933, as amended; or

             (b) be eligible for sale under Rule 144(k); and

          (2) will be acquired in bona fide secondary market transactions not from the transferor or an affiliate.

AUTOMATIC ACCOUNT ADDITIONS

        (1) The transferor may from time to time, at its sole discretion, subject to and in compliance with the limitations specified in clause (2) below and the applicable conditions specified in clauses
            (3) through (7) below, designate additional Eligible Accounts to the trust without meeting some of the conditions applicable to other additions. These additions are "AUTOMATIC

            ADDITIONS." Under the automatic addition provisions, accounts to be added will be deemed to be Eligible Accounts only if the accounts are consumer revolving credit card accounts originated by the bank or any affiliate of the bank.

        (2) Unless each rating agency then rating any series of certificates otherwise consents, the number of accounts designated under the automatic addition provisions shall be limited as follows:

           - in any three consecutive monthly periods commencing in January, April, July and October of a calendar year, the number of accounts added shall not exceed 15% of the number of accounts as of the first day of the calendar year during which the monthly periods commence; and

           - in any calendar year, the number of accounts designated under the automatic addition provisions will not exceed 20% of the number of accounts as of the first day of the calendar year.

        (3) Within 30 days after the addition date for the automatic addition the transferor will deliver to the trustee and each rating agency (except any rating agency which has determined not to request such opinion) an opinion of counsel, confirming the validity and perfection of the transfer of the accounts. If the opinion of counsel is not received, the ability of the transferor to designate automatic additional accounts will be suspended until each rating agency otherwise consents in writing. If the transferor is unable to deliver an opinion of counsel for any automatic additional account, that inability shall be deemed to be a breach of the representations with respect to the receivables in the additional accounts, and the cure period for such breach will not exceed 30 days.

        (4) The transferor shall deliver to the trustee copies of UCC financing statements covering the additional accounts, if necessary to perfect the trustee's interest in the arising receivables.

        (5) As of each of the related cut-off date and the addition date, no insolvency event with respect to the transferor shall have occurred nor shall the transfer of the receivables arising in the additional accounts to the trustee be made in contemplation of the occurrence of an insolvency event.

        (6) The transferor shall deliver to the trustee an officer's certificate, dated the addition date, stating that:

           - as of the applicable related cut-off date, the automatic additional accounts are all Eligible Accounts;

           - to the extent applicable, the conditions described in clauses (2) through (5) above have been satisfied; and

           - the transferor reasonably believes that (a) the addition of the receivables arising in the automatic additional accounts will not, based on the facts known to the officer at the time of the addition, then or in the future cause a Pay Out Event to occur with respect to any series, and (b) no selection procedure was used in selecting automatic additional accounts that would be materially adverse to the interests of the certificateholders of any series as of the addition date.

        (7) The transferor shall deliver to the trustee:

           - a computer file or microfiche list containing a true and complete list of the accounts being added; and

           - a duly executed assignment of the receivables arising in the additional accounts.

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

REMOVAL OF ACCOUNTS

     During any monthly period, subject to the restrictions described in the following paragraph, the transferor shall have the right to require the reassignment to it or its designee of all the trustee's right, title and interest in, to and under the receivables then existing and in the future created, all moneys due or to become due and all amounts and proceeds received in or with respect to specified accounts or participation interests, upon satisfaction of the following conditions:

        (1) on or before the fifth business day immediately preceding the removal date, the transferor shall give the trustee, the servicer, each rating agency then rating any series of certificates and the provider of any series enhancement written notice of the removal;

        (2) with respect to the accounts being removed, on or prior to the date that is ten business days after the removal date, the transferor will deliver to the trustee a computer file or microfiche list containing a true and complete list of the removed accounts specifying for each account, its account number, the aggregate amount outstanding in the account and the aggregate amount of principal receivables outstanding in the account;

        (3) the transferor shall represent and warrant as of the removal date that the list of removed accounts delivered pursuant to clause (2) above, as of the removal cut-off date, is true and complete in all material respects;

        (4) the rating agencies shall have notified the transferor that the removal will not result in a reduction or withdrawal of any outstanding rating on a series or class of certificates;

        (5) the transferor shall deliver to the trustee an officer's certificate to the effect that the transferor reasonably believes that:

           - this removal will not, based on the facts known to the officer at the time of the certification, then or in the future cause a Pay Out Event to occur with respect to any series; and

           - no selection procedure was used in selecting the accounts or interests in the trust participations to be removed that would be materially adverse to the interests of the certificateholders of any series as of the removal date; and

        (6) as of the removal cut-off date, no more than 10% of the receivables in the trust are more than thirty days contractually delinquent.

     In addition to the conditions described in the preceding paragraph, the transferor's ability to remove accounts and the receivables in those accounts from the trust is, for the most part, limited in that (1) no more than one removal per calendar month is permitted, (2) the accounts to be removed must be selected at random and (3) the amount of principal receivables removed from the trust in any month may not exceed the excess, if any, of the Transferor Amount over the Required Transferor Amount. The Pooling and Servicing Agreement does permit the removal of some accounts at any time without the restrictions described in this paragraph. The accounts which can be removed without the restrictions in this paragraph include, but are not limited to, accounts containing defaulted receivables, accounts with a zero balance and accounts originated under an affinity agreement that has terminated at the option of, by the default of or the failure to extend by a party other than the transferor or its affiliates or agents.

     Upon satisfaction of the conditions and subject to the restrictions above, the trustee will execute and deliver to the transferor or its designee a written reassignment and will be deemed to transfer, assign, set over and otherwise convey to the transferor or its designee, effective as of the removal date, without recourse, representation or warranty, all the right, title and interest of the trust in and to the interests in the trust participations removed from the trust or receivables arising in the removed accounts, all moneys due and to become due and all amounts and proceeds received.

SERVICING PROCEDURES

     Pursuant to the Pooling and Servicing Agreement, the servicer will be responsible for servicing and administering the receivables in the trust in accordance with the servicer's customary and usual servicing procedures for servicing credit card receivables comparable to the receivables in the trust and in accordance with its credit card guidelines.

DISCOUNT OPTION

     The Pooling and Servicing Agreement provides that the transferor may designate a "DISCOUNT PERCENTAGE" at any time and from time to time. A discount percentage may be a fixed percentage or a variable percentage based on a formula. If the transferor specifies a discount percentage, then that percentage of all of the principal receivables or of any specified portion of principal receivables created after the date designated by the transferor will be treated as finance charge receivables, rather than principal receivables. If this option is exercised by the transferor, the principal receivables will be treated as having been transferred to the trustee at a discount. The transferor also has the option of reducing or discontinuing the discount percentage, at any time and from time to time. The Pooling and Servicing Agreement requires the transferor to provide to the servicer, the trustee and any rating agency then rating any series of certificates 30 days' prior written notice that the discount percentage is to be applied to the principal receivables. If this notice is provided, then the discount will become effective:

     - unless such designation, in the reasonable belief of the transferor, would cause a Pay Out Event for any series to occur or would cause the occurrence of an event which, with notice or the lapse of time or both, would constitute a Pay Out Event for any series; and

     - if the rating agencies then rating any series of certificates notify the transferor that the implementation of the discount will not result in a reduction or withdrawal of any outstanding rating on a series or class of certificates.

     On the date of processing of any collections, on or after the discount becomes effective, the product of the discount percentage and collections of receivables, which receivables arose on or after the effective date and which would otherwise be principal receivables, will be deemed "DISCOUNT OPTION RECEIVABLE COLLECTIONS." An amount equal to the product of the Series Percentage with respect to finance charge receivables for each series of certificates and the amount of the discount option receivables collections will be deposited by the servicer into the collection account. The amount of discount option receivable collections deposited into the collection account will be applied as finance charge receivables. An amount equal to the product of the Transferor Percentage and the amount of the discount option receivable collections will be paid to the holders of the transferors' interest.

     The transferor may have different reasons to designate a discount percentage. For example, since the majority of the accounts have finance charges indexed to specific variable rates, the finance charges on the accounts, and the collections of finance charge receivables on the accounts, may decline as interest rates decline. The certificates of a series may have interest rates that are fixed or that are indexed to a different variable rate. If the finance charges on the accounts are significantly reduced without a corresponding reduction in the interest rate on a series of certificates, a series Pay Out Event based in part on the amount of collections of finance charge receivables and the interest rate on the certificates could occur. The transferor could avoid the occurrence of a series Pay Out Event by designating a discount percentage, thereby causing an increase in the amount of collections of finance charge receivables.

     The transferor, however, is under no obligation to designate a discount percentage at any time, and there can be no assurance that the transferor would designate a discount percentage to avoid the occurrence of a Pay Out Event.

TRUST ACCOUNTS

     The servicer has caused to be established and maintained, in the name of the trustee, an account designated as the "COLLECTION ACCOUNT," which at all times is required to be either:

        (a) a segregated account with an eligible institution; or

        (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia or any domestic branch of a foreign bank, and acting as a trustee for funds deposited in the account, so long as any of the securities of the depository institution shall have an investment grade credit rating.

     An account satisfying the requirements of (a) or (b) above is an "ELIGIBLE DEPOSIT ACCOUNT."

     The servicer has also caused to be established and maintained, in the name of the trustee, an account designated as the "EXCESS FUNDING ACCOUNT," which also is required to be an eligible deposit account.

     An "ELIGIBLE INSTITUTION" is defined as:

        (a) a depository institution, which may be the trustee, organized under the state or federal laws of the United States, including the District of Columbia, or any domestic branch of a foreign bank, which at all times:

        - has either (1) a long-term unsecured debt rating of A1 or better by Moody's Investors Service Inc. or (2) a certificate of deposit rating of P-1 by Moody's;

        - has either (1) a long-term unsecured debt rating of AAA by Standard & Poor's Ratings Services or (2) a certificate of deposit rating of A-1+ by Standard & Poor's; and

        - is a member of the FDIC; or

        (b) any other institution that is acceptable to each rating agency then rating a series of certificates.

If so qualified, the trustee or the servicer may be considered an eligible institution.

     Other accounts may also be created in connection with any series and for the benefit of that series. Accounts created for a specific series are "SERIES ACCOUNTS."

     Funds in the collection account and the excess funding account will be invested, at the direction of the servicer, in "ELIGIBLE INVESTMENTS" which include any of the following:

        (a) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America;

        (b) demand deposits, time deposits or certificates of deposit, having original maturities of no more than 365 days, of depository institutions or trust companies incorporated under the state or federal laws of the United States of America, or domestic branches of foreign banks, and subject to supervision and examination by federal or state banking or depository institution authorities; provided, that at the time of the trust's investment or contractual commitment to invest, the short-term debt rating of the depository institution or trust company shall be in the highest investment category of each rating agency then rating a series of certificates;

        (c) commercial paper or other short-term obligations having, at the time of the trust's investment or contractual commitment to invest, a rating from each rating agency in its highest investment category;

        (d) notes or bankers' acceptances, having original maturities of no more than 365 days, issued by any depository institution or trust company described in clause (b) above;

        (e) investments in money market funds rated in the highest investment category by each rating agency then rating a series of certificates or otherwise approved in writing by each rating agency then rating a series of certificates;

        (f) time deposits, other than as referred to in the preceding clause (e) with a person the commercial paper of which has a credit rating in the highest investment category from each rating agency then rating a series of certificates; or

        (g) any other investments approved in writing by each rating agency then rating a series of certificates.

No obligation of the bank or any additional account owner will qualify as an eligible investment.

     The trustee together with any successor or any entity specified in a series supplement, acting as the "PAYING AGENT," shall have the revocable power to withdraw funds from the collection account for the purpose of making distributions to the certificateholders of any series pursuant to the related series supplement.

SERIES PERCENTAGE AND TRANSFEROR PERCENTAGE

     Pursuant to the Pooling and Servicing Agreement, the servicer will allocate among the series, including each class of each series, and the transferors' interest the collections of finance charge receivables, the collections of principal receivables and the defaulted receivables. The servicer will make each allocation by reference to the applicable Series Percentage for each series and the Transferor Percentage in each case. The "SERIES PERCENTAGE" for each series means that percentage specified in the series supplement as the percentage to be used in making allocations to that series. Generally, the Series Percentage specified in the series supplement is a floating percentage for purposes of allocating collections of finance charge receivables at all times, for purposes of allocating defaulted receivables at all times and for purposes of allocating principal receivables during the revolving period. Generally, the Series Percentage specified in the series supplement is a fixed percentage for purposes of allocating collections of principal receivables during the amortization period for that series.

     The "TRANSFEROR PERCENTAGE" in all cases means the excess of 100% over the sum of the Series Percentages of all series then outstanding.

APPLICATION OF COLLECTIONS

     Except as provided below or in a series supplement, the servicer will deposit into the collection account, no later than the second business day following the date of processing, any payment collected by the servicer on the receivables; provided, however, that the servicer need not deposit into the collection account amounts allocated to the transferors' interest and various amounts allocated to certificateholders of a series, as specified in the related series supplement. In addition, for so long as the bank remains the servicer and
(1) maintains a certificate of deposit rating of A-1 or better by Standard & Poor's and P-1 by Moody's, or such other rating below A-1 or P-1, as the case may be, that is satisfactory to each rating agency then rating a series of certificates, or (2) the bank has provided to the trustee a letter of credit covering the collection risk of the servicer acceptable to each rating agency then rating a series of certificates, the servicer need not make daily deposits of collections into the collection account, but may make a single monthly deposit into the collection account in immediately available funds.

OPERATION OF EXCESS FUNDING ACCOUNT

     On any distribution date on which the Transferor Amount is less than the Required Transferor Amount, the servicer will deposit any shared principal collections that would otherwise be distributed to the holders of the transferors' interest into the excess funding account. The transferor may also cause deposits to be made to the excess funding account on any business day. The servicer will determine, for each distribution date on which no series is in an amortization period, the amount by which the Transferor Amount exceeds the Required Transferor Amount and will instruct the trustee to withdraw that amount from the excess funding account, to the extent of the principal amount of funds on deposit, and pay the amount to the holders of the transferors' interest. The servicer will determine, for each distribution date on which one or more series is in an amortization period, the aggregate amount of principal shortfalls, if any, for each series and will instruct the trustee to withdraw that amount from the excess funding account, to the extent of the principal amount of funds on deposit in the account, and allocate the amount among those series with a principal shortfall as shared principal collections.

     As long as the bank remains the servicer and maintains a certificate of deposit rating of P-1 or better by Moody's and the transferor makes deposits into the excess funding account on each business day if the Transferor Amount on that date is less than the Required Transferor Amount, then the servicer will, as described in the next sentence, direct the distribution of the excess amount from the excess funding account on any business day when an excess exists. If the conditions in the previous sentence are met, then the servicer will, on each business day, whether or not a distribution date, determine the amount, if any, by which the Transferor Amount exceeds the Required Transferor Amount and instruct the trustee to withdraw the excess amount from the excess funding account, to the extent of the principal amount of funds on deposit in the account, and pay the amount to the holders of the transferors' interest on the next business day. Before directing a distribution on a date other than a distribution date, if any series is in an amortization period, the servicer is required to determine, on the basis of collections received prior to that business day, that no principal shortfall will exist for any principal sharing series on the next distribution date.

DEFAULTED RECEIVABLES; REBATES AND FRAUDULENT CHARGES

     The term "DEFAULTED RECEIVABLES" means, for any monthly period, all principal receivables which are charged-off as uncollectible in the monthly period in accordance with the servicer's credit card guidelines and customary and usual servicing procedures for servicing consumer revolving credit card and other revolving credit account receivables comparable to the receivables.

     A principal receivable shall become a defaulted receivable on the day on which the principal receivable is recorded as charged-off on the servicer's computer master file of consumer revolving credit card accounts but, in any event, shall be deemed a defaulted receivable no later than the last day of the calendar month in which the related account becomes 180 days contractually delinquent unless the obligor cures the default by making a partial payment which satisfies the criteria for curing delinquencies under the servicer's applicable credit card guidelines.

     The term "DEFAULTED AMOUNT" means, for any monthly period, an amount, not less than zero, equal to (a) the amount of principal receivables which became defaulted receivables in the monthly period, minus (b), unless an insolvency event involving the transferor or the servicer has occurred, the amount of any defaulted receivables included in any account the receivables of which the transferor or the servicer became obligated to accept reassignment or assignment in accordance with the terms of the Pooling and Servicing Agreement during such monthly period. If an insolvency event occurs with respect to the transferor, the amount of the defaulted receivables which are subject to reassignment to the transferor shall not be added to the sum so subtracted. If events involving insolvency occur with respect to the servicer, the amount of the defaulted receivables which are subject to reassignment or assignment to the servicer shall not be added to the sum so subtracted.

     The servicer may adjust downward the amount of any receivable for a number of reasons including adjustments related to rebates, refunds, unauthorized charges or billing errors to an account holder or because the receivable was created in respect of merchandise which was refused or returned by an account holder. On each day when the servicer adjusts downward any receivable without receiving collections or charging-off the amount as uncollectible, then, the amount of principal receivables used to calculate the Transferor Amount, the Series Percentages and any other percentages used to allocate within or among series will be reduced by the amount of the adjustment. Similarly, the amount of principal receivables used to calculate the Transferor Amount, the Series Percentages and any other percentage used to allocate within or among series will be reduced by the amount of any receivable discovered to have been created through a fraudulent or counterfeit charge. Furthermore, in the event that the exclusion of the principal receivables from the calculation of the Transferor Amount at that time would cause the Transferor Amount to be less than the Required Transferor Amount, the transferor shall be required to pay an amount equal to the deficiency into the excess funding account, up to the amount of the reduction in principal receivables.

FINAL PAYMENT OF PRINCIPAL AND INTEREST; TERMINATION

     Subject to any prior termination, the interest of the certificateholders of a series in the trust will terminate following the earliest of:

     - the day after the distribution date on which the final payment of principal and interest is made to the certificateholders of that series;

     - the date specified for termination in the applicable series supplement, called the "STATED SERIES TERMINATION DATE" for the series; and

     - the trust termination date.

     In the event the investor amount of any series would be greater than zero on the stated series termination date for that series or an earlier date specified in the related series supplement, the trustee will sell or cause to be sold principal receivables and the related finance charge receivables or interests, in an amount equal to 100% of the investor amount of the certificates of the series and accrued and unpaid interest thereon, but not more than the applicable Series Percentages of receivables on the stated series termination date or earlier date specified in the series supplement. The proceeds of the sale will be allocated and distributed in accordance with the applicable series supplement.

     The "TRUST TERMINATION DATE" will be the earliest to occur of:

     - the day following the payment date on which the aggregate investor amount and series enhancement investor amounts, if any, of each series is zero, provided that the transferor has delivered a written notice to the trustee electing to terminate the trust;

     - December 31, 2044; or

     - if the receivables are liquidated following the occurrence of an insolvency event as described under "--Liquidation of Receivables," immediately following that liquidation.

     Upon termination of the trust, all right, title and interest in the receivables and other funds of the trust other than amounts in accounts maintained by the trustee for the final payment of principal and interest to certificateholders, will be conveyed and transferred to the transferor.

TRUST PAY OUT EVENTS

     If a Pay Out Event occurs under the terms of a series supplement, it will be a series Pay Out Event although the same event may result in a series Pay Out Event occurring under multiple series supplements. The occurrence of a series Pay Out Event will terminate the revolving period or any amortization period then in effect for affected series and the rapid amortization period or, if applicable, a rapid accumulation period, will begin.

     If a Pay Out Event occurs under the base Pooling and Servicing Agreement, it will be a trust Pay Out Event and affect all series.

     A trust Pay Out Event will occur with respect to all series upon the occurrence of any of the following:

     - an insolvency event relating to the bank, any additional account owner, the transferor or any additional transferor;

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     - the trust shall become subject to regulation by the SEC as an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

     - the transferor or any additional transferor is unable for any reason to transfer receivables to the trustee in accordance with the provisions of the Pooling and Servicing Agreement or the bank is unable to transfer receivables to FCCF under the Receivables Purchase Agreement.

     When a rapid amortization period or a rapid accumulation period begins, distributions or deposits of principal will be made to the certificateholders or into an account for the certificateholders of the affected series in the priority provided in the related series supplement.

     If, because of the occurrence of a Pay Out Event, a rapid amortization period begins earlier than the scheduled amortization date or the expected final payment date of the series, certificateholders of the series will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the final maturity of the certificates of the series.

     When a rapid accumulation period begins, the principal receivables will be deposited into a principal funding account, as described in the related prospectus supplement. Unlike in a rapid amortization period, if, because of the occurrence of a Pay Out Event, a rapid accumulation period begins earlier than the scheduled amortization date or the expected final payment date of the series, then certificateholders of the series or class affected by the rapid accumulation period will not, unless a rapid amortization period begins, receive distributions of principal until the expected final distribution date of the series or class.

     An "INSOLVENCY EVENT" shall occur if:

     - the bank or any additional account owner consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings; or a decree or order for the appointment of a conservator, receiver or liquidator is entered against the bank or any additional account owner; or the bank or any additional account owner admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any insolvency or reorganization statute, makes any assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or

     - FCCF or any additional transferor consents or fails to object to the appointment of a bankruptcy trustee or conservator, receiver or liquidator in any bankruptcy proceeding or other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or an action seeking a decree or order for the appointment of a bankruptcy trustee or conservator, receiver or liquidator for a transferor is commenced against transferor or with respect to all or substantially all of the property of a transferor, or, notwithstanding an objection by the transferor, the action remains undischarged or unstayed for 60 days or an order or decree providing for the relief is entered; or a transferor admits in writing its inability to pay its debts generally as they become due, files, or consents to or fails to object to the filing, or objects without dismissal of the filing within 60 days of the filing, of a petition to take advantage of any bankruptcy, insolvency or reorganization, receivership or conservatorship statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations.

     See "Description of the Certificates--Liquidation of Receivables" in this prospectus for a description of the consequences of the occurrence of an insolvency event.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The servicer's compensation for its servicing activities and reimbursement for its expenses for any monthly period will be a servicing fee payable monthly on the related distribution date in an amount equal to one-twelfth of the product of:

     - the weighted average of the applicable servicing fee rates for each series outstanding, based upon the applicable servicing fee rate for each series and the investor amount of the series or other amount specified in the applicable series supplement; and
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     - the amount of principal receivables outstanding on the last day of the prior monthly period.

     The servicing fee will be allocated among the transferors' interest and the certificateholders' interests of all series. The share of the servicing fee allocable to the certificateholders' interest of a particular series, the "MONTHLY SERVICING FEE," will be determined in accordance with the applicable series supplement. The remainder of the servicing fee shall be paid by the certificateholders of other series and by the holders of the transferors' interest. In no event shall the trust, the trustee or the certificateholders of any series be liable for the share of the servicing fee to be paid by the holders of the transferors' interest. Unless otherwise provided in any series supplement, in the case of the first monthly period for a series, the monthly servicing fee shall accrue from the date of issuance of that series.

     The servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the receivables including, without limitation, payment of the fees and disbursements of the trustee, any paying agent and transfer agent and registrar and independent accountants and other fees which are not expressly stated in the Pooling and Servicing Agreement to be payable by the trust or the transferors other than federal, state, local and foreign income, franchise or other taxes, if any, or any interest or penalties imposed upon the trust or the transferors.

MATTERS REGARDING THE SERVICER

     The servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement, except upon determination that:

     - the performance of its duties under the Pooling and Servicing Agreement is no longer permissible under applicable law; and

     - there is no reasonable action which the servicer could take to make the performance of its duties thereunder permissible under applicable law.

     Any determination permitting the resignation of the servicer will be evidenced by an opinion of counsel delivered to the trustee. No resignation will become effective until the trustee or a successor servicer that is an eligible servicer shall have assumed the responsibilities and obligations of the servicer in accordance with the Pooling and Servicing Agreement.

     An "ELIGIBLE SERVICER" means the trustee, or an entity which is acting as servicer and:

     - is servicing a portfolio of revolving credit card accounts;

     - is legally qualified and has the capacity to service the accounts;

     - has demonstrated the ability to professionally and completely service a portfolio of similar accounts in accordance with high standards of skill and care;

     - is qualified to use the software that is then being used to service the accounts or obtains the right to use, or has its own software, which is adequate to perform its duties under the Pooling and Servicing Agreement; and

     - has a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter.

     Pursuant to the Pooling and Servicing Agreement, the bank, as servicer, has the right to delegate any of its responsibilities and obligations as servicer to any entity that agrees to conduct the duties in accordance with the Pooling and Servicing Agreement and the bank's credit card guidelines; provided, that in the case of a significant delegation to an entity other than Fleet, the transferor, any affiliate of the transferor, or First Data Resources, Inc.:

     - at least 30 days' prior written notice must be given to the trustee, the transferors and each rating agency then rating a series of certificates of the delegation; and

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     - at or prior to the end of the 30 day period the servicer must determine that the rating agencies then rating a series of certificates have notified the transferor that such action will not result in a reduction or withdrawal of the rating of any outstanding series or class of certificates.

     For information concerning entities currently involved in the bank's servicing operations see "The Bank's Credit Card Activities--General," "--Billing and Payments" and "--Description of First Data Resource, Inc." in this prospectus.

INDEMNIFICATION

     The Pooling and Servicing Agreement provides that the transferor will indemnify and hold harmless the trust and the trustee, its officers, directors, employees and agents from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions of the transferor or concerning the transferor's activities or arising under or related to the Pooling and Servicing Agreement or any series supplement; provided, however, that the transferor will not indemnify any entity for:

     - acts, omissions or alleged acts or omissions that constitute or are caused by fraud, negligence, or willful misconduct by that entity;

     - any liabilities, costs or expenses resulting from any action taken at the request of the certificateholders;

     - any losses, claims or damages incurred by any entity in its capacity as an investor, including, without limitation, losses incurred as a result of defaulted receivables; or

     - liabilities, costs or expenses arising under any tax law, including without limitation, any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income, or any interest or penalties arising from a failure to comply with the tax law.

     The Pooling and Servicing Agreement states that the indemnification provided by the transferor will not be payable from the trust assets.

     The Pooling and Servicing Agreement also provides that the servicer will indemnify and hold harmless the trustee, its officers, directors, employees and agents from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or alleged omissions or otherwise arising out of or based upon the arrangement created by the Pooling and Servicing Agreement or any series supplement. The Pooling and Servicing Agreement also provides that the servicer will indemnify and hold harmless the trust from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions of the servicer with respect to the trust pursuant to the Pooling and Servicing Agreement. The servicer, however, will not indemnify any entity for:

     - acts or omissions or alleged acts or omissions that constitute or are caused by fraud, negligence, or willful misconduct by that entity;

     - any liabilities, costs or expenses resulting from any action taken at the request of the certificateholders;

     - any losses, claims or damages incurred by any entity in its capacity as an investor, including without limitation, losses incurred as a result of defaulted receivables; or

     - liabilities, costs or expenses arising under any tax law, including without limitation, any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income or any related interest or penalties arising from a failure to comply with the tax law.

     The Pooling and Servicing Agreement states that the indemnification provided by the servicer will not be payable from the trust assets.

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SERVICER DEFAULT

     If a Servicer Default occurs and has not been remedied, the trustee, or certificateholders evidencing more than 50% of the aggregate investor amount of the certificates of all series, may terminate all but not less than all of the rights and obligations of the servicer, as servicer under the Pooling and Servicing Agreement, and in and to the related receivables and proceeds of the receivables.

     The rights and interest of the transferor under the Pooling and Servicing Agreement and in the transferors' interest will not be affected by the termination of the servicer; provided, however, if within 60 days of receipt of a notice of termination, the trustee does not receive any bids from eligible servicers to act as a successor servicer and receives an officer's certificate of the servicer to the effect that the servicer cannot in good faith cure the Servicer Default which gave rise to the termination notice, then the trustee will offer the transferor the right, at its option, to purchase the certificateholders' interest on the next succeeding distribution date. The purchase price for the certificateholders' interest will be equal to the sum of the amounts specified in the related series supplements. The transferor will notify the trustee in writing prior to the record date for the distribution date of the purchase if it is exercising this option. If the transferor exercises this option, the transferor will:

        (1) if the short-term deposits or long-term unsecured debt obligations of the transferors' parent are not rated at the time at least P-3 or Baa3, respectively, by Moody's, deliver to the trustee an opinion of independent outside counsel to the effect that the purchase would not be considered a fraudulent conveyance; and

        (2) deposit the purchase price into the collection account on the distribution date in immediately available funds.

     A "SERVICER DEFAULT" refers to any of the following events:

        (1) Any failure by the servicer to make any payment, transfer or deposit or to give instructions or notice to the trustee pursuant to the Pooling and Servicing Agreement or any series supplement on or before the date occurring five business days after the date the payment, transfer, deposit or such instruction or notice is required to be made or given.

        (2) Failure of the servicer duly to observe or perform in any material respect any other covenants or agreements of the servicer described in the Pooling and Servicing Agreement or any series supplement, which has a material adverse effect on the certificateholders of any series or class and the failure continues unremedied for 60 days after notice is given to the servicer by the trustee, or to the servicer and the trustee by certificateholders evidencing more than 50% of the aggregate investor amount of all series then outstanding or, if the failure does not related to all series, more than 50% of the investor amount of those series to which the failure relates.

        (3) The servicer delegates its duties under the Pooling and Servicing Agreement except as permitted by the Pooling and Servicing Agreement, a responsible officer of the trustee has actual knowledge of the delegation and the delegation continues unremedied for 15 days after notice is given to the servicer by the trustee, or to the servicer and the trustee by certificateholders evidencing more than 50% of the aggregate investor amount of all series.

        (4) Any representation, warranty or certification made by the servicer shall prove to have been incorrect when made, has a material adverse effect on the certificateholders of any series or class and continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of the failure, requiring the same to be remedied, shall have been given to the servicer by the trustee, or to the servicer and the trustee by certificateholders evidencing more than 50% of the aggregate investor amount of all series then outstanding or if the representation, warranty or certification does not relate to all series, 50% of the investor amount of the affected series.

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        (5) Certain events of bankruptcy, conservatorship, or receivership occur with respect to the servicer.

     Notwithstanding the foregoing, a delay in or failure of performance under clauses (1), (2), (3) or (4), will not, for certain limited periods, constitute a Servicer Default if the delay or failure (a) could not be prevented by the exercise of reasonable diligence by the servicer and (b) was caused by an act of God or the public enemy, acts of declared or undeclared war, terrorism, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence will not relieve the servicer from using its best efforts to perform its respective obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement and any series supplement and the servicer will provide the trustee, each rating agency, the holders of the Transferor Certificates and the certificateholders of all series with an officer's certificate giving prompt notice of the failure or delay by it, together with a description of its efforts to so perform its obligations.

REPORT TO CERTIFICATEHOLDERS

     The transferor expects that on each distribution date of a series, the paying agent will forward to each certificateholder of record a statement prepared by the servicer describing, among other things:

     - the total amount distributed to certificateholders of each class of the series;

     - the amount of any distribution allocable to principal on the certificates;

     - the amount of the distribution allocable to interest on the certificates;

     - the aggregate amount of collections processed during the prior monthly period and allocated in respect of the certificates;

     - the amount of collections of principal receivables processed during the prior monthly period and allocated in respect of the certificates;

     - the amount of collections of finance charge receivables processed during the prior monthly period and allocated in respect of the certificates;

     - the Series Percentage for each class of certificates with respect to principal receivables and finance charge receivables, each as of the end of the last day of the prior monthly period;

     - the aggregate outstanding balance of accounts designated to the trust which are 30 or more days contractually delinquent, by class of delinquency, as of the end of the last day of the prior monthly period;

     - the defaulted amount for the prior monthly period;

     - the amount of the monthly servicing fee for each class for the prior monthly period; and

     - the amount of any series enhancement, available for each class as of the close of business on the distribution date.

     Each year the paying agent will furnish to each person who at any time during the preceding calendar year was a certificateholder of record of a series, a statement prepared by the servicer containing the information required to be contained in the regular monthly servicing report aggregated for the calendar year or the applicable portion of the year during which the person was a certificateholder, together with the other customary information consistent with the treatment of the certificates as debt, as the trustee or the servicer deems necessary or desirable to enable the certificateholders to prepare their tax returns.

EVIDENCE AS TO COMPLIANCE

     The Pooling and Servicing Agreement provides that on or before November 30 of each calendar year, the servicer will cause a firm of nationally recognized independent public accountants, who may also render other services to the servicer or the transferor, to furnish a report to the trustee. The report will

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state that the firm has applied agreed-upon procedures to documents and records relating to the servicing of the receivables and, based upon the agreed-upon procedures, no matters came to their attention that caused them to believe that the servicing, including the allocations of collections, was not conducted in compliance with the applicable terms and conditions described in the Pooling and Servicing Agreement and any series supplements except for those exceptions the firm believes to be immaterial and except for exceptions described in the statement. In addition, on or before November 30 of each calendar year, the accountants will compare the mathematical calculations of certain amounts contained in the monthly servicer's certificates delivered during the period covered by the report with the computer reports of the servicer which were the source of the amounts and deliver a report to the trustee confirming that these amounts are in agreement except for those exceptions as they believe to be immaterial and except for other exceptions described in the report.

     The Pooling and Servicing Agreement provides for delivery to the trustee on or before November 30 of each calendar year of a statement signed by an authorized officer of the servicer to the effect that the servicer has, or has caused to be, fully performed its obligations in all material respects under the Pooling and Servicing Agreement and any series supplements throughout the preceding year or, if there has been a default in the performance of any of these obligations, specifying the nature and status of the default.

     Copies of all statements, certificates and reports furnished to the trustee may be obtained by a request in writing delivered to the trustee.

AMENDMENTS

     The Pooling and Servicing Agreement or any series supplement may be amended from time to time without certificateholder consent if:

     - the transferor delivers to the trustee an officer's certificate to the effect that the transferor reasonably believes the amendment will not result in the occurrence of a Pay Out Event for any series and will not materially adversely affect the amount or timing of distributions to be made to any class or series; and

     - each rating agency then rating any series of certificates has notified the transferor that the amendment will not result in a reduction or withdrawal of any rating on any series or class of certificates.

     Amendments which may be made without the consent of the certificateholders include, but are not limited to, amendments which provide additional series enhancement for the benefit of the certificateholders of any series or which reduce the series enhancement and amendments in connection with the addition of a participation interest to the trust or the designation of an additional transferor.

     The Pooling and Servicing Agreement or any series supplement may also be amended if the holders of certificates evidencing not less than 66 2/3% of the aggregate investor amount of all adversely affected series consent. An amendment made with 66 2/3% consent may change or eliminate any of the provisions of the Pooling and Servicing Agreement or any series supplement or modify in any manner the rights of certificateholders. No amendment, however, may:

     - reduce in any manner the amount of or delay the timing of distributions to be made to certificateholders or deposits of amounts to be so distributed or the amount available under any series enhancement without the consent of each affected certificateholder;

     - change the definition of or the manner of calculating the interest of any certificateholder without the consent of each affected certificateholder;

     - reduce the percentage required to consent to any amendment without the consent of each certificateholder; or

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     - adversely affect the rating of any series or class without the consent of certificateholders of the related series or class evidencing not less than 66 2/3% of the aggregate investor amount of the related series or class.

     Any amendment shall be deemed not to adversely affect any outstanding series for which the transferor delivers an opinion of counsel that the amendment will not have an adverse effect on that series.

     Promptly following the execution of any amendment, except amendments that do not require the consent of any certificateholders, the servicer will provide written notice of the substance of the amendment to the trustee and, the trustee will furnish that written notice to each certificateholder.

DEFEASANCE

     Pursuant to the Pooling and Servicing Agreement, the transferor may terminate its substantive obligations in respect of any series or all outstanding series by depositing with the trustee under the terms of an irrevocable trust agreement, monies and/or eligible investments which monies or investments do not come from funds of the transferor or an affiliate of the transferor and are sufficient to make all remaining scheduled interest and principal payments on the designated series on the dates scheduled for the payments and to pay all amounts owing to any provider of series enhancement with respect to that series.

     Each series for which a deposit is made will be a "DEFEASED SERIES." To provide for a defeasance of a series, the transferor has the right to use collections of receivables allocated to the defeased series and otherwise available to purchase additional receivables to be applied to purchase eligible investments rather than additional receivables. Prior to its first exercise of its right to substitute monies or eligible investments for receivables, the transferor shall deliver to the trustee a tax opinion with respect to the deposit and termination of obligations and shall deliver to the servicer and the trustee written notice from each rating agency then rating a series of certificates that the defeasance will not result in a reduction on withdrawal of the rating of any outstanding series or class of certificates. In addition, the transferor must comply with other requirements described in the Pooling and Servicing Agreement including requirements that the transferor:

     - deliver to the trustee an opinion of counsel that the deposit and termination of obligations will not require the trust to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended; and

     - deliver to the trustee and providers of series enhancement a certificate of an authorized officer stating that, based on the facts known to the officer at the time, in the reasonable opinion of the transferor, the deposit and termination of obligations will not at the time of its occurrence cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to any series.

     If the transferor discharges its substantive obligations in respect of the defeased series, any series enhancement for the affected series may no longer be available to make payments on that series.

LIST OF CERTIFICATEHOLDERS

     Upon application of certificateholders of record representing undivided interests in the trust aggregating not less than 10% of the aggregate unpaid principal amount of any or all series, the trustee will, if it has been adequately indemnified by the certificateholders, within five business days of the request, afford the certificateholders access to the current list of registered certificateholders of the series or all series, as applicable. Access to the list will be made only during business hours and only for the purposes of communicating with other certificateholders concerning their rights under the Pooling and Servicing Agreement or any series supplement or the certificates.

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THE TRUSTEE

     Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company, is the trustee under the Pooling and Servicing Agreement. The transferor, the servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee, the bank, the transferor, the servicer and any of their respective affiliates may hold certificates in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the trustee shall have the power to appoint a co-trustee or separate trustees of all or any part of the trust. In the event of the appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the Pooling and Servicing Agreement shall be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who shall exercise and perform these rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee may resign at any time, in which event the servicer will be obligated to appoint a successor trustee. The servicer or the transferor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the Pooling and Servicing Agreement, is legally unable to act or if the trustee becomes bankrupt or insolvent. In these circumstances, the servicer or the transferor will be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

                       THE RECEIVABLES PURCHASE AGREEMENT

     The following summary is qualified in its entirety by the Receivables Purchase Agreement. A copy of the Receivables Purchase Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

SALE OF RECEIVABLES

     The receivables transferred to the trustee by FCCF are receivables purchased by FCCF from the bank pursuant to the Receivables Purchase Agreement. In connection with the sale of receivables to FCCF, the bank has:

     - filed appropriate UCC financing statements to evidence the sale and to perfect FCCF's right, title and interest in those receivables; and

     - indicated in its computer files that the receivables have been sold to FCCF by the bank.

     Pursuant to the Receivables Purchase Agreement:

     - the bank sold all of its right, title and interest, if any, in the receivables existing in the accounts at the close of business on the substitution date and the bank sold all of its right, title and interest in receivables thereafter arising in those accounts;

     - the bank will, from time to time, at the request of FCCF designate additional accounts and sell to FCCF all of the bank's right, title and interest in receivables existing in those additional accounts on the addition cut-off date and the receivables thereafter arising in those accounts;

     - the bank sold all of its right, title and interest in allocated interchange and in the recoveries and proceeds related to the receivables existing in or arising in the accounts designated prior to the substitution date and the allocated interchange, recoveries and proceeds related to the receivables in additional accounts.

     Pursuant to the Pooling and Servicing Agreement the receivables sold by the bank to FCCF are transferred by FCCF to the trustee.

     Under the Receivables Purchase Agreement, the allocated interchange for each calendar month is to be paid by the bank to FCCF in the following calendar month. For each calendar month the allocated

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interchange is to be an amount equal to the product of (a) the total amount of interchange paid or payable to the bank during that calendar month and (b) a fraction the numerator of which is the aggregate amount of cardholder charges in the accounts designated to the trust for such calendar month and the denominator of which is the aggregate amount of cardholder charges in all MasterCard and VISA accounts owned by the bank for that calendar month less new acquisition balance transfers for such month.

     Under the Pooling and Servicing Agreement, FCCF has assigned all of its right, title and interest in the Receivables Purchase Agreement, including its right to enforce the agreement against the bank, to the trustee.

REPRESENTATIONS AND WARRANTIES

     In the Receivables Purchase Agreement, the bank represents and warrants to FCCF to the effect that, among other things:

         (1) the bank is a national banking association duly organized and validly existing in good standing under the laws of the United States, and has full corporate power, authority and legal right to own its properties, to conduct its consumer revolving lending business and to execute, deliver and perform its obligation under the Receivables Purchase Agreement and each supplemental conveyance of receivables;

         (2) the schedule of accounts delivered to FCCF by the bank is accurate and complete in all material respects;

         (3) all required authorizations, consents and approvals required to be obtained by the bank in connection with the sale of the receivables have been obtained;

         (4) each of the Receivables Purchase Agreement and any supplemental conveyance of receivables has been duly authorized by the bank and constitutes a legal, valid and binding obligation of the bank, enforceable against the bank in accordance with its terms, subject to customary insolvency and equity-related exceptions;

         (5) each receivable conveyed to FCCF has been conveyed to FCCF free and clear of any lien, except liens permitted by the Receivables Purchase Agreement;

         (6) each of the Receivables Purchase Agreement and any supplemental conveyance of receivables constitutes a valid sale by the bank to FCCF of all right, title and interest of the bank in the receivables and that sale is perfected under the UCC;

         (7) on the substitution date each existing account was an account which qualified as an eligible account at the time the account was first designated to the trust and on each addition cut-off date, each related additional account added to the trust will be an eligible account;

         (8) each receivable sold to FCCF is on the date of sale an eligible receivable;

         (9) as of the date of the creation of any new receivable in an account, the receivable is an eligible receivable; and

        (10) no selection procedures were used by the bank, which the bank reasonably believes would result in a selection of accounts that would be materially adverse to the interests of FCCF or its transferees.

If, as a result of a breach of certain of the representations and warranties set forth in (2), (3), (5), (7), (8), (9), or (10) above, the transferor is, under the Pooling and Servicing Agreement, required to accept retransfer of an ineligible receivable, then the bank will repurchase that ineligible receivable from the transferor on the date of the retransfer. The purchase price for that ineligible receivable will be unpaid balance of the receivables.

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     If any of the representations and warranties set forth in (1), (4) or (6)
above are not true and correct, and, as a result, FCCF is required under the Pooling and Servicing Agreement to accept a reassignment of all receivables previously sold by the bank to FCCF, the bank is required to repurchase those receivables. Upon the repurchase, the bank will be obligated to pay FCCF an amount equal to the unpaid balance of the receivables repurchased.

AMENDMENTS

     The Receivables Purchase Agreement may be amended by the bank and FCCF from time to time without the consent of any certificateholder:

        (1) to cure any ambiguity,

        (2) to correct or supplement any provisions of the Receivables Purchase Agreement which may be inconsistent with any other provisions of the agreement,

        (3) to add any other provisions relating to matters or questions arising under the Receivables Purchase Agreement not inconsistent with the provisions of that agreement,

        (4) to change or modify the purchase price paid by FCCF for the receivables, or

        (5) to change, modify, delete or add any other obligation of the bank or FCCF.

     No amendment described in clause (4) or (5) will be effective unless FCCF has been notified by the rating agencies that the amendment will not result in a reduction or withdrawal of any rating on any series or class of certificates. In addition, FCCF shall have delivered to the servicer and the trustee a certificate to the effect that FCCF reasonably believes that the amendment will not result in the occurrence of a Pay Out Event or materially adversely affect FCCF's right, title and interest in the receivables, the characteristics of the receivables, the amount or timing of the collections or the ability of FCCF to collect receivables or to perform its obligations under the Receivables Purchase Agreement and the Pooling and Servicing Agreement.

TERMINATION

     The Receivables Purchase Agreement will terminate upon (a) the termination of the trust pursuant to the Pooling and Servicing Agreement or (b) the date on which FCCF is removed as a transferor under the Pooling and Servicing Agreement or the bank becomes a transferor under the Pooling and Servicing Agreement and transfers receivables in the accounts directly to the trustee. In addition, if a receiver or conservator is appointed for the bank or certain other liquidation, bankruptcy, insolvency or similar events occur, the bank will cease to sell receivables to the transferor and promptly give notice of that event to the transferor and the trustee.

                                  ENHANCEMENT

GENERAL

     For any series, enhancement may be provided for one or more classes. Enhancement provided for a series of certificates or a class or classes within a series is "SERIES ENHANCEMENT." Series enhancement may be in the form of the subordination of one or more classes of the certificates of the series, a letter of credit, the establishment of a cash collateral guaranty or account, a collateral interest, a surety bond, insurance, the use of cross support features, the use of a swap agreement or any combination of these. To the extent specified in the related prospectus supplement, any form of series enhancement may be structured so as to be drawn upon by more than one class.

     For any series, the series enhancement may not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance and interest of the certificates. If losses occur

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which exceed the amount covered by the series enhancement or which are not covered by the series enhancement, certificateholders will bear their allocable share of deficiencies.

     If series enhancement is provided for a series, the related prospectus supplement will include a description of:

     - the amount payable under the series enhancement;

     - any conditions to payment under the series enhancement not otherwise described in this prospectus;

     - the conditions, if any, under which the amount payable under the series enhancement may be reduced and under which the series enhancement may be terminated or replaced; and

     - any provisions of any agreement relating to the series enhancement material to the certificateholders of the series.

     Additionally, the related prospectus supplement may set forth information with respect to the issuer of any third-party series enhancement, including:

     - a brief description of its principal business activities;

     - its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

     - if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business; and

     - its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

SUBORDINATION

     If specified in the related prospectus supplement, one or more classes of a series may be subordinated to one or more other classes of a series. If specified in the related prospectus supplement, the rights of the holders of the subordinated certificates or uncertificated interests to receive distributions of principal and/or interest on any distribution date will be subordinated to the rights of the holders of the certificates which are senior to the subordinated certificates or uncertificated interests to the extent described in the related prospectus supplement. The amount of subordination will decrease whenever amounts otherwise payable to the holders of subordinated certificates or uncertificated interests are paid to the holders of the senior certificates or interests.

LETTER OF CREDIT

     If specified in the related prospectus supplement, a letter of credit for a series or class of certificates may be issued by the bank or financial institution specified in the related prospectus supplement. Under the letter of credit, the issuing bank will be obligated to honor drawings in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the amount described in the related prospectus supplement. The amount available under the letter of credit will be reduced to the extent of the unreimbursed payments under it.

CASH COLLATERAL GUARANTY OR ACCOUNT

     If specified in the related prospectus supplement, the certificates of any class or series may have the benefit of a guaranty, called a "CASH COLLATERAL GUARANTY," issued pursuant to a trust agreement between a cash collateral depositor, a cash collateral trustee and the transferor and the servicer or be secured by the deposit of cash or permitted investments in a "CASH COLLATERAL ACCOUNT" directly. The cash collateral guaranty will generally be an obligation of the cash collateral trust and not of the cash collateral depositor, the cash collateral trustee, except to the extent of amounts on deposit in the cash collateral account, the trustee, the transferor or the bank, as servicer.

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     The servicer will determine prior to each distribution date with respect to the series enhanced by the cash collateral guaranty or the cash collateral account whether a deficiency exists for the payment of interest and/or principal on the certificates so enhanced. If the servicer determines that a deficiency exists, it shall instruct the trustee to draw an amount equal to the deficiency from the cash collateral guaranty or the cash collateral account, up to the maximum amount available.

COLLATERAL INTEREST

     If so specified in the related prospectus supplement, support for a series of certificates or one or more classes of certificates may be provided initially by an uncertificated, subordinated interest in the trust called a "COLLATERAL INTEREST" in an amount initially equal to a percentage of the certificates of the series specified in the related prospectus supplement.

SWAP AGREEMENTS

     If specified in the related prospectus supplement, the trustee, on behalf of the trust, may enter into one or more interest rate swap agreements, guaranteed rate agreements, interest rate cap agreements, currency swap agreements or other forms of swap agreements for the benefit of a series or of a class of a series. The terms of the swap agreement will be specified in the related prospectus supplement.

SURETY BOND OR INSURANCE POLICY

     If specified in the related prospectus supplement, insurance with respect to a series or class of certificates may be provided by one or more insurance companies. This insurance will guarantee, with respect to one or more classes of the related series, distributions of interest or principal in the manner and amount specified in the related prospectus supplement.

     If specified in the related prospectus supplement, a surety bond may be purchased for the benefit of the holders of any series or class of the series to assure distributions of interest or principal for the series or class of certificates in the manner and amount specified in the related prospectus supplement.

SPREAD ACCOUNT

     If specified in the related prospectus supplement, support for a series or one or more classes of a series may be provided upon the terms and conditions described in the related prospectus supplement by the periodic deposit of limited amounts of excess cash flow from the trust assets into an account called the "SPREAD ACCOUNT," intended to assure the subsequent distribution of interest and principal on the certificates of the class or series in the manner specified in the related prospectus supplement.

                               CERTIFICATE RATING

     Any rating of the certificates by a rating agency will indicate:

     - that rating agency's view on the likelihood that certificateholders will receive required interest and principal payments; and

     - that rating agency's evaluation of the receivables and the availability of any credit enhancement for the certificates.

     Among the things a rating will not indicate are:

     - the likelihood that interest or principal payments will be paid on a scheduled date;

     - the likelihood that a Pay Out Event will occur;

     - the likelihood that a United States withholding tax will be imposed on non-U.S. certificateholders;

     - the marketability of the certificates;

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

     - the market price of the certificates; or

     - whether the certificates are an appropriate investment for any purchaser.

     A rating will not be a recommendation to buy, sell or hold the certificates. A rating may be lowered or withdrawn at any time by a rating agency.

     The transferor will request a rating of the certificates offered by this prospectus and the accompanying prospectus supplement from at least one rating agency. Rating agencies other than those requested could assign a rating to the certificates and that rating could be lower than any rating assigned by a rating agency chosen by the transferor.

     Whenever in this prospectus there are references to notices given to the rating agencies or notices, consents or letters to be obtained from the rating agencies, those references are, with respect to any series or class, the statistical rating agency or rating agencies selected by the transferor to rate the certificates of that series or class.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a discussion of the material federal income tax consequences relating to the purchase, ownership and disposition of a certificate offered by this prospectus and the related prospectus supplement. This discussion has been prepared by Orrick, Herrington & Sutcliffe LLP as special federal income tax counsel to the transferor and the bank ("SPECIAL TAX COUNSEL"). Additional material federal income tax considerations, if any, relevant to a particular series will be set forth in the related prospectus supplement. Special tax counsel is of the opinion that this discussion is correct in all material respects.

     As more fully described below, special tax counsel is also of the opinion that the offered certificates will be characterized as debt for federal income tax purposes and the trust will not be treated as an association or publicly traded partnership taxable as a corporation for these purposes. Except as provided in the related prospectus supplement, special tax counsel will render no other tax opinions to the transferor or the bank with respect to the offered certificates or the trust. This discussion is intended as an explanatory discussion of the possible effects of the classification of the offered certificates as debt to investors generally and related tax matters affecting investors generally, but does not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's tax advisor. This discussion is based on current law, which is subject to changes that could prospectively or retroactively modify or adversely affect the tax consequences summarized below. The discussion does not address all of the tax consequences relevant to a particular Certificate Owner in light of that Certificate Owner's circumstances, and some Certificate Owners may be subject to special tax rules and limitations not discussed below. Each prospective Certificate Owner is urged to consult its own tax adviser in determining the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of a certificate.

     For purposes of this discussion, "U.S. PERSON" means a citizen or resident of the United States, a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia), or an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source. The term "U.S. CERTIFICATE OWNER" means any Certificate Owner that is a U.S. Person.

TREATMENT OF THE CERTIFICATES AS DEBT

     The transferor expresses in the Pooling and Servicing Agreement the intent that for federal, state and local income and franchise tax purposes, the certificates will be debt secured by the receivables. The transferor, by entering into the Pooling and Servicing Agreement, and each investor, by the acceptance of a beneficial interest in a certificate, will agree to treat the certificates as debt for federal, state and local income and franchise tax purposes. However, because different criteria are used in determining the non-tax accounting treatment of the transaction, the transferor will treat the Pooling and Servicing Agreement for financial accounting purposes and for certain non-tax purposes as causing a transfer of an ownership interest in the receivables and not as creating a debt obligation.

     A basic premise of federal income tax law is that the economic substance of a transaction generally determines its tax consequences. The form and non-tax characterization of a transaction, while relevant factors, are not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers as well as the Internal Revenue Service to treat a transaction in accordance with its economic substance as determined under federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes.

     The determination of whether the economic substance of a transfer of an interest in property is instead a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished and the transferee has obtained substantial incidents of ownership in the property. Among those factors, the primary ones examined are whether the transferee has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value.

     Except to the extent otherwise specified in the accompanying prospectus supplement, Orrick, Herrington & Sutcliffe LLP, special tax counsel to the bank and the transferor, is of the opinion that, under current law as in effect on the date of issuance of a series of certificates, although no transaction closely comparable to that contemplated by this prospectus has been the subject of any Treasury regulation, revenue ruling or judicial decision, for federal income tax purposes the certificates will not constitute an ownership interest in the receivables, but will properly be characterized as debt. Except where indicated to the contrary, the following discussion assumes that the certificates are debt for federal income tax purposes.

TREATMENT OF THE TRUST

     General. The Pooling and Servicing Agreement permits the issuance of certificates and certain other interests in the trust, including collateral interests, each of which may be treated for federal income tax purposes either as debt or as equity interests in the trust. If all of the certificates and other interests, other than the transferors' interest, in the trust were characterized as debt, the trust might be characterized as a security arrangement for debt collateralized by the receivables and issued directly by the transferor or other holders of the transferors' interest. Under this view, the trust would be disregarded for federal income tax purposes. Alternatively, if some of the certificates and other interests in the trust were characterized as equity, the trust might be characterized as a separate entity owning the receivables, issuing its own debt, and jointly owned by the transferor or other holders of the transferors' interest and any other holders of equity interests in the trust. However, special tax counsel is of the opinion that, under the current law as in effect on the date of issuance of a series of certificates, the trust will not be an association or publicly traded partnership taxable as a corporation.

     Possible Treatment of the Trust as a Partnership or a Publicly Traded Partnership. Although, as described above, special tax counsel is of the opinion that the certificates will properly be treated as debt for federal income tax purposes and that the trust will not be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes, this opinion will not bind the IRS and thus, no assurance can be given that such treatment will prevail. If the IRS were to contend successfully that some or all of the transferors' interest, the certificates or other interests in the trust (including certain collateral interests) were equity in the trust for federal income tax purposes, all or a portion of the trust could be classified as a partnership or a publicly trade partnership taxable as a corporation for such purposes. Because special tax counsel is of the opinion that the certificates will be characterized as debt for federal income tax purposes and because any holder of an interest in a collateral interest generally will agree to treat that interest as debt for tax purposes, no attempt will be made to

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

comply with any tax reporting requirements that would apply as a result of any alternative characterizations.

     If the trust were treated in whole or in part as a partnership in which some or all holders of interests in the publicly offered certificates were partners, that partnership could be classified as a publicly traded partnership and so could be taxable as a corporation. Further, regulations published by the Treasury Department could cause the trust to constitute a publicly traded partnership even if all holders of interests in the publicly offered certificates are treated as holding debt.

     The publicly traded partnership regulations generally apply to taxable years beginning after December 31, 1995, and, accordingly, could affect the classification of pre-existing entities and the ongoing tax treatment of already completed transactions. Although the publicly traded partnership regulations provide for a 10-year grandfather period for a partnership actively engaged in an activity before December 4, 1995, it is not clear whether the trust would qualify for the grandfather period. If the trust were classified as a publicly traded partnership, whether by reason of the treatment of publicly offered certificates as equity or by reason of publicly traded partnership regulations, it would avoid taxation as a corporation if its income was not derived in the conduct of a "financial business;" however, whether the income of the trust would be so classified is unclear.

     Under the Internal Revenue Code and the publicly traded partnership regulations, a partnership will be classified as a publicly traded partnership if equity interests therein are traded on an "established securities market," or are "readily tradable" on a "secondary market" or its "substantial equivalent." The bank and the transferor intend to take measures designed to reduce the risk that the trust could be classified as a publicly traded partnership by reason of interests in the trust other than the publicly traded certificates. Although the bank and the transferor expect these measures will ultimately be successful, certain of the actions that may be necessary for avoiding the treatment of the interests as "readily tradable" on a "secondary market" or its "substantial equivalent" are not fully within the control of the bank or the transferor. As a result, there can be no assurance that the measures the bank and the transferor intend to take will in all circumstances be sufficient to prevent the trust from being classified as a publicly traded partnership under the publicly traded partnership regulations.

     If the trust were treated as a partnership other than a publicly traded partnership taxable as a corporation, that partnership would not be subject to federal income tax. Rather, each item of income, gain, loss and deduction of the partnership generated through the ownership of the related receivables would be taken into account directly in computing taxable income of the bank and the transferor, or the holder of the transferors' interest, and any Certificate Owners treated as partners in accordance with their respective partnership interests therein. The amounts and timing of income reportable by any Certificate Owners treated as partners would likely differ from that reportable by the Certificate Owners had they been treated as owning debt. In addition, if the trust were treated in whole or in part as a partnership other than a publicly traded partnership, income derived from the partnership by any Certificate Owner that is a pension fund or other tax-exempt entity may be treated as unrelated business taxable income. Partnership characterization also may have adverse state and local income or franchise tax consequences for a Certificate Owner. Further, if the trust were treated in whole or in part as a partnership and the number of holders of interests in the publicly offered certificates and other interests in the trust treated as partners equaled or exceeded 100, the transferor may cause the trust to elect to be an "electing large partnership." The consequence of this election to investors could include the determination of certain tax items at the partnership level and the disallowance of otherwise allowable deductions. No representation is made as to whether such election will be made.

     If the arrangement created by the Pooling and Servicing Agreement were treated in whole or in part as a publicly traded partnership taxable as a corporation, that entity would be subject to federal income tax at corporate tax rates on its taxable income generated by ownership of the related receivables. That tax could result in reduced distributions to Certificate Owners. No distributions from the trust would be deductible in computing the taxable income of the corporation, except to the extent that any certificates were treated as debt of the corporation and distributions to the related Certificate Owners were treated as

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

payments of interest thereon. In addition, distributions to Certificate Owners not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation and Certificate Owners may not be entitled to any dividends received deduction in respect of this income.

TAXATION OF INTEREST INCOME OF U.S. CERTIFICATE OWNERS

     General. Stated interest on a beneficial interest in a certificate will be includible in gross income in accordance with a U.S. Certificate Owner's method of accounting.

     Original Issue Discount. If the certificates are issued with original issue discount, the provisions of sections 1271 through 1273 and 1275 of the Internal Revenue Code of 1986 will apply to the certificates. Under those provisions, a U.S. Certificate Owner (including a cash basis holder) generally would be required to accrue the original issue discount on its interest in a certificate in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of original issue discount in income somewhat in advance of the receipt of cash attributable to that income.

     In general, a certificate will be treated as having original issue discount to the extent that its "stated redemption price" exceeds its "issue price," if such excess equals or exceeds 0.25 percent multiplied by the weighted average life of the certificate. The weighted average life of the certificate will be determined by taking into account only the number of complete years following issuance until payment is made for any partial principal payments. Under Section 1272(a)(6) of the Internal Revenue Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the certificates is unclear. Additionally, the Internal Revenue Service could take the position based on Treasury regulations that none of the interest payable on a certificate is "unconditionally payable" and hence that all of the interest should be included in the certificate's stated redemption price at maturity. If sustained, this treatment should not significantly affect the tax liability of most Certificate Owners, but prospective U.S. Certificate Owners should consult their own tax advisers concerning the impact to them in their particular circumstances.

     Market Discount. A U.S. Certificate Owner who purchases an interest in a certificate at a discount that exceeds any unamortized original issue discount may be subject to the "market discount" rules of sections 1276 through 1278 of the Internal Revenue Code. These rules provide, in part, that gain on the sale or other disposition of a certificate and partial principal payments on a certificate are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a certificate that has market discount.

     Market Premium. A U.S. Certificate Owner who purchases an interest in a certificate at a premium may elect to offset the premium against interest income over the remaining term of the certificate in accordance with the provisions of section 171 of the Internal Revenue Code.

SALE OR EXCHANGE OF CERTIFICATES

     Upon a disposition of an interest in a certificate, a U.S. Certificate Owner generally will recognize gain or loss equal to the difference between the amount realized on the disposition and the U.S. Certificate Owner's adjusted basis in its interest in the certificate. The adjusted basis in the interest in the certificate will equal its cost, increased by any original issue discount or market discount includible in income with respect to the interest in the certificate prior to its sale and reduced by any payments of principal and original issue discount previously received with respect to the interest in the certificate and any amortized premium. Subject to the market discount rules, gain or loss will be capital gain or loss if the interest in the certificate was held as a capital asset. Capital losses generally may be used only to offset capital gains.

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FOREIGN CERTIFICATE OWNERS

     Under United States Federal income tax law now in effect, payments of interest by the trust to a Certificate Owner who, as to the United States, is a nonresident alien individual or a foreign corporation (a "FOREIGN PERSON"), generally will be considered "portfolio interest" and generally will not be subject to U.S. federal income tax and withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person unless:

     - the foreign person actually or constructively owns 10 percent or more of the total combined voting power of all classes of stock of the transferor entitled to vote or of a profits or capital interest of the trust if characterized as a partnership;

     - the foreign person is a controlled foreign corporation that is related to the transferor (or the trust if treated as a partnership) through stock ownership;

     - the foreign person is a bank described in Internal Revenue Code section 881(c)(3)(A);

     - this interest is contingent interest described in Internal Revenue Code section 871(h)(4); or

     - the foreign person bears certain relationships to any holder of either
       (i) the Transferor Certificates other than the transferor or (ii) any other interest in the trust not properly characterized as debt.

     To qualify for the exemption from taxation, the last U.S. Person in the chain of payment prior to payment to a foreign person must have received, in the year in which a payment of interest or principal occurs or in either of the two preceding years, a statement that:

     - is signed by the foreign person under penalties of perjury;

     - certifies that the foreign person is not a U.S. Person; and

     - provides the name and address of, and certain additional information concerning, the foreign person.

     The statement generally may be made on a Form W-8BEN or substantially similar substitute form, and the foreign person must inform the withholding agent of any change in the information on the statement within 30 days of the change. If a certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent. However, in that case, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person to the organization or institution holding the certificate on behalf of the foreign person. If interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated under an applicable tax treaty or interest is effectively connected with the conduct of a trade of business within the United States and, in either case, the appropriate statement has been provided. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     Generally, any gain or income realized by a foreign person upon retirement or disposition of an interest in a certificate will not be subject to U.S. federal income tax, provided that:

     - in the case of a Certificate Owner that is an individual, that Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such retirement or disposition occurs;

     - in the case of gain representing accrued interest, the conditions described in the preceding paragraph for exemption from withholding are satisfied; and

     - Such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person.

     Certain exceptions may be applicable, and an individual foreign person should consult a tax advisor.

     If the certificates were treated as an interest in a partnership, the recharacterization could cause a non-U.S. Certificate Owner to be treated as engaged in a trade or business in the United States. In that event, the non-U.S. Certificate Owner would be required to file a federal income tax return and, in general, would be subject to U.S. federal income tax including the branch profits tax on its net income from the partnership. Further, certain withholding obligations apply with respect to income allocable or distributions made to a foreign partner. That withholding may be at a rate as high as the highest applicable marginal rate. If some or all of the certificates were treated as stock in a corporation, any related dividend distributions to a non-U.S. Certificate Owner generally would be subject to withholding of tax at the rate of 30 percent, unless that rate were reduced by an applicable tax treaty.

     The U.S. Treasury Department has recently issued final Treasury regulations which revise various procedural matters relating to withholding taxes. Certificate Owners should consult their tax advisors regarding the procedures whereby they may establish an exemption from withholding.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Payments of principal and interest, as well as payments of proceeds from the sale, retirement or other disposition of a certificate, may be subject to "BACKUP WITHHOLDING" tax under the Internal Revenue Code if a recipient of such payments fails to furnish to the payor certain identifying information. Any amounts deducted and withheld would be allowed as a credit against such recipient's United States federal income tax, provided appropriate proof is provided under rules established by the Internal Revenue Service. Furthermore, certain penalties may be imposed by the Internal Revenue Service on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Information may also be required to be provided to the Internal Revenue Service concerning payments, unless an exemption applies. Certificate Owners should consult their tax advisors regarding their qualification for exemption from backup withholding and information reporting and the procedure for obtaining such an exemption.

STATE AND LOCAL TAXATION

     The discussion above does not address the taxation of the trust or the tax consequences of the purchase, ownership or disposition of an interest in the certificates under any state or local tax law. Each investor should consult its own tax adviser regarding state and local tax consequences.

                              ERISA CONSIDERATIONS

     This section provides a brief summary of the material provisions of ERISA and the Internal Revenue Code which should be considered by potential investors if such investors contemplate acquisition of the certificates as an investment or with "plan assets" of a plan, as defined below. Additional information with respect to each series and the classes will be included in the related prospectus supplement.

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code prohibit certain pension, profit sharing or other employee benefit plans, individual retirement accounts or annuities and employee annuity plans and Keogh plans--collectively, "PLANS"--from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code--collectively, "parties in interest"--with respect to the plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and Section 4975 of the Internal Revenue Code for these persons, unless a statutory, regulatory or administrative exemption is available.

     Subject to the considerations described below and except to the extent otherwise specified in the accompanying prospectus supplement, the transferor and the bank anticipate that the most senior class of each series of certificates will be eligible for purchase by plan investors.

     A violation of the prohibited transaction rules could occur if any class of certificates were to be purchased with "plan assets" of any plan and the bank, the transferor, the trustee, any underwriters of the related series or any of their affiliates were a party in interest with respect to the plan, unless a statutory, regulatory or administrative exemption is available or an exception applies under a regulation issued by the Department of Labor. The bank, the transferor, the trustee, any underwriters of a series and their affiliates are likely to be parties in interest with respect to many plans. Before purchasing certificates, a plan fiduciary or other plan investor should consider whether a prohibited transaction might arise by reason of the relationship between the plan and the bank, the transferor, the trustee, any underwriters of the series or any of their affiliates and consult their counsel regarding the purchase in light of the considerations described below.

     The Department of Labor has issued five class exemptions that may apply to otherwise prohibited transactions arising from the purchase or holding of the certificates: Department of Labor Prohibited Transaction Class Exemptions 96-23 relating to transactions determined by "in-house asset managers", 95-60 relating to transactions involving insurance company general accounts, 91-38 relating to transactions involving bank collective investment funds, 90-1 relating to transactions involving insurance company pooled separate accounts or 84-14 relating to transactions determined by independent "qualified professional asset managers" or any other prohibited transaction exemption issued by the Department of Labor. A purchaser of certificates of any class should be aware, however, that even if the conditions specified in one or more of the above-referenced exemptions are met, the scope of the exemptive relief provided by the exemption might not cover all acts which might be construed as prohibited transactions.

     Under certain circumstances, the Department of Labor plan asset regulation treats the assets of an entity in which a plan holds an equity interest as "plan assets" of that plan. Because the certificates will represent beneficial interests in the trust, and despite the agreement of the transferor and the certificate owners to treat each series of certificates as debt instruments, the certificates are likely to be considered equity interests in the trust for purposes of the plan asset regulation, with the result that the assets of the trust are likely to be treated as "plan assets" of the investing plans for purposes of ERISA and Section 4975 of the Internal Revenue Code, unless either of the following exceptions applies.

     The first exception applies to a "publicly-offered security." A publicly-offered security is a security that is:

          (1) freely transferable;

          (2) part of a class of securities that is owned, immediately subsequent to the initial offering, by 100 or more investors who were independent of the issuer and of one another; and

          (3) either is:

             (a) part of a class of securities registered under Section 12(b) or
                 12(g) of the Exchange Act; or

             (b) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which the security is a part is registered under the Exchange Act within 120 days, or a later time as may be allowed by the SEC, after the end of the fiscal year of the issuer during which the offering of the securities to the public occurred.

For purposes of the 100 independent investor criterion, except to the extent otherwise disclosed in the accompanying prospectus supplement, each class of certificates should be deemed to be a "class" of securities that would be tested separately from any other securities that may be issued by the trust. The accompanying prospectus supplement will indicate whether it is anticipated that each class of certificates will meet the foregoing criteria for treatment as "publicly-offered securities." No restrictions will be imposed on the transfer of the certificates. Unless otherwise disclosed in the accompanying prospectus supplement, the transferor expects that the most senior class of each series of certificates will be held by at least 100 independent investors at the conclusion of the initial public offering although no assurance can be given, and no monitoring or other measures will be taken to ensure, that the condition is met. Unless otherwise disclosed in the accompanying prospectus supplement, the most senior class of each series of certificates will be sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933 and then will be timely registered under the Securities Act of 1934.

     The second exception applies if equity participation in the entity by "benefit plan investors"--i.e., plans and other employee benefit plans not subject to ERISA, such as governmental or foreign plans, as well as entities holding assets deemed to be "plan assets"--is not "significant." Benefit plan investors' equity participation in the trust is not significant on any date on which any series of certificates is issued and outstanding if, immediately after the most recent acquisition of any equity interest in the trust, less than 25% of the value of each class of equity interests in the trust excluding interests held by the transferor, the trustee or their affiliates is held by benefit plan investors. The transferor can give no assurance as to whether the value of each class of equity interests in the trust held by benefit plan investors will be "significant" upon completion of the offering of any series of certificates or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception.

     If neither of the foregoing exceptions under the plan asset regulation is satisfied with respect to the trust and the trust were considered to hold "plan assets," transactions involving the trust and parties in interest with respect to a plan that is a Certificate Owner might be prohibited under Section 406 of ERISA and/or Section 4975 of the Internal Revenue Code and result in excise tax and other liabilities under ERISA and Section 4975 of the Internal Revenue Code unless an exemption were available. The five Department of Labor class exemptions mentioned above may not provide relief for all transactions involving the assets of the trust even if they would otherwise apply to the purchase of a certificate by a plan. However, exemptive relief may be available under an exemption issued to the bank if and to the extent disclosed in the related prospectus supplement.

     In light of the foregoing, fiduciaries or other persons contemplating purchasing the certificates on behalf or with "plan assets" of any plan should consult their own counsel regarding whether the trust assets represented by the certificates would be considered "plan assets," the consequences that would apply if the trust's assets were considered "plan assets," and the availability of exemptive relief from the prohibited transaction rules or the applicability of an exception under the plan asset regulation. In addition, based on the reasoning of the United States Supreme Court decision in John Hancock Mut. Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), under some circumstances assets in the general account of an insurance company may be deemed to be plan assets for certain purposes, with the result that a purchase of certificates with assets of an insurance company's general account may subject the insurance company to the prohibited transaction and other fiduciary responsibility rules of ERISA with respect to these assets. Insurance company general account investors should also consider the effect of the enactment of
Section 401(c) of ERISA and the regulations issued under Section 401(c). Finally, plan fiduciaries and other plan investors should consider the fiduciary standards under ERISA or other applicable law in the context of the plan's particular circumstances before authorizing an investment of a portion of the plan's assets in the certificates. Accordingly, among other factors, plan fiduciaries and other plan investors should consider whether the investment:

     - satisfies the diversification requirement of ERISA or other applicable law;

     - is in accordance with the plan's governing instruments; and

     - is prudent in light of the "Risk Factors" and other factors discussed in this prospectus and in the accompanying prospectus supplement.

                              PLAN OF DISTRIBUTION

     The certificates of any series offered hereby and by the related prospectus supplement may be offered by the underwriter or underwriters named in the related prospectus supplement as agent or underwriter, or through underwriting syndicates represented by the same underwriter or underwriters.

     The underwriters involved in the offering of any series of certificates may include Fleet Securities, Inc., an affiliate of Fleet, of the transferor and of the bank, and may include other affiliates of Fleet, of the transferor and of the bank. Fleet Securities, Inc. or other affiliates may be involved in any series as an underwriter or an agent.

     This prospectus, together with the accompanying prospectus supplement, may be used by Fleet Securities, Inc. or another affiliate of the bank or of the transferor, in connection with offers and sales of an indeterminate amount of the certificates in market-making transactions. In these transactions, Fleet Securities, Inc. or another affiliate may act as a principal or an agent and the sales will be at negotiated prices related to prevailing market prices at the time of the sale.

                                  UNDERWRITING

     The prospectus supplement relating to a series will set forth the terms of the offering of that series and each class within the series, including the name or names of the underwriters, the proceeds to and their intended use by the transferor, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the underwriters will sell the certificates of the series will be determined.

     The underwriters will be obligated, subject to certain conditions, to purchase all of the certificates described in the prospectus supplement relating to a series if any of the certificates are purchased. The certificates may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     The transferor may also sell the certificates offered hereby and by means of the related prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. These transactions may be effected by selling certificates to or through dealers and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the transferor and any purchasers of certificates for whom they may act as agents.

     The place and time of delivery for the series in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

                                 LEGAL MATTERS

     It is anticipated that certain legal matters relating to the issuance of the certificates of any series will be passed upon for the bank and the transferor by counsel named in the related prospectus supplement and, with respect to the federal tax consequences of such issuance, by the bank's and the transferor's special tax counsel. Certain legal matters relating to the issuance of the certificates of a series will be passed upon for the underwriters by the counsel named in the related prospectus supplement. Prior to the sale of each series of certificates, the transferor will cause a legality opinion to be filed with the SEC with respect to that series.

                         REPORTS TO CERTIFICATEHOLDERS

     The servicer will prepare monthly and annual reports that will contain information about the trust. These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Unless and until definitive certificates are issued to Certificate Owners, the reports will be sent to the trustee and in turn sent only to Cede & Co., which is the nominee of The Depository Trust Company and the only registered holder of the certificates. No financial reports will be sent to you. See "Description of the Certificates--Book-Entry Registration," "--Reports to Certificateholders" and "--Evidence as to Compliance" in this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

     We filed a registration statement relating to the certificates with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

     The servicer will file with the SEC all required annual, monthly and special reports and other information about the trust.

     You may read and copy any reports, statements or other information we file at the SEC's public reference room of the SEC in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information and the operation of the public reference room. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

     The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. This information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the trust until we terminate our offering of the certificates.

     As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling the servicer at: Fleet Bank (RI), National Association, 680 Blair Mill Road, Mail Stop: PA EH 066 01H, Horsham, PA 19044, Attn: Credit Card Securitization Department; (215) 444-6800.

                            INDEX OF PRINCIPAL TERMS

                                       PAGE
                                       ----
accumulation period.................        31
addition date.......................        47
additional account owner............        37
additional transferors..............        37
allocated interchange...............        19
amortization period.................        31
automatic additions.................        49
backup withholding..................        74
bank................................        18
Base Certificate....................        36
cash collateral account.............        67
cash collateral guaranty............        67
Certificate Owner...................        32
Certificateholders..................        20
certificateholders' interest........        20
collateral interest.................        68
collection account..................        53
Credit Card Services................        21
cycle...............................        24
defaulted amount....................        55
defaulted receivables...............        55
defeased series.....................        63
definitive certificates.............        35
depositaries........................        33
depository..........................        32
discount option receivable
  collections.......................        52
discount percentage.................        52
distribution date...................        38
Eligible Account....................        46
eligible deposit account............        53
eligible institution................        53
eligible investments................        53
Eligible Receivable.................        46
eligible servicer...................        58
excess funding account..............        53
FCCF................................        18
FDIA................................        27
finance charge receivables..........        19
Fleet...............................        26
Fleet Credit Card Portfolio.........        20
foreign person......................        73
ineligible receivables..............        44

                                       PAGE
                                       ----
insolvency event....................        57
interchange.........................     19,25
interest period.....................        32
invested amount.....................        31
investor amount.....................        31
monthly period......................        32
monthly servicing fee...............        58
Pay Out Event.......................        31
paying agent........................        54
plans...............................        74
Pooling and Servicing Agreement.....        18
principal receivables...............        19
rapid accumulation period...........        31
rapid amortization period...........        31
receivables.........................        19
Receivables Purchase Agreement......        19
recoveries..........................        19
Required Principal Balance..........        48
Required Transferor Amount..........        48
Required Transferor Percentage......        48
revolving period....................        31
scheduled amortization date.........        32
series accounts.....................        53
series enhancement..................        66
Series Investor Amount..............        48
Series Percentage...................        54
Servicer Default....................        60
special tax counsel.................        69
spread account......................        68
stated series termination date......        56
substitution date...................        18
Supplemental Certificate............        36
transferor..........................        18
Transferor Amount...................        31
Transferor Certificates.............        36
Transferor Percentage...............        54
transferors.........................        18
transferors' interest...............        40
trust...............................        18
trust termination date..............        56
U.S. Certificate Owner..............        69
U.S. Person.........................        69

                                                                         ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in certain circumstances, the globally offered Fleet Credit Card Master Trust II Asset Backed Securities (the "GLOBAL SECURITIES") to be issued in Series from time to time (each, a "SERIES") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Clearstream or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC (other than through accounts at Clearstream or Euroclear) will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Global Securities will be credited to the securities custody accounts on the business day following the settlement date against payment for value on the settlement date.

SECONDARY MARKET TRADING

     Because the purchaser determines the place of delivery, it is important to establish at the time of the trading of any Global Securities where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants (other than the depositaries for Clearstream and Euroclear) will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Clearstream Customers and/or Euroclear Participants. Secondary market trading between Clearstream Customers and/or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant (other than the depositaries for Clearstream and Euroclear) to the account of a Clearstream Customer or a Euroclear Participant, the purchaser must send instructions to Clearstream prior to settlement date 12:30. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the Global Securities against payment. Payment will then be made by the respective depositary, as the case may be, to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Customer's or Euroclear Participant's account. Credit for the Global Securities will appear the next day (European time) and cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream Customers and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Customers or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Customers or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Customer's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Clearstream Customers or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently from a trade between two DTC Participants.

     Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream Customers and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to another DTC Participant. The seller must send instructions to Clearstream before settlement date 12:30. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. The payment will then be reflected in the account of the Clearstream Customer or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Customer's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). If the Clearstream Customer or Euroclear Participant has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Customer's or Euroclear Participant's account would instead be valued as of the actual settlement date.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of global securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless, (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes appropriate steps to obtain an exemption or reduced tax rate. See "Federal Income Tax Consequences" in the prospectus for additional information.

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--------------------------------------------------------------------------------

                       FLEET CREDIT CARD MASTER TRUST II
                                     ISSUER

                                  [FLEET LOGO]

                        FLEET CREDIT CARD FUNDING TRUST
                                   TRANSFEROR

                     FLEET BANK (RI), NATIONAL ASSOCIATION
                                    SERVICER

                                 SERIES 2002-A

                                  $660,000,000
                CLASS A FLOATING RATE ASSET-BACKED CERTIFICATES

                                  $56,000,000
                CLASS B FLOATING RATE ASSET-BACKED CERTIFICATES
                            ------------------------
                             PROSPECTUS SUPPLEMENT
                            ------------------------

                    Underwriters of the Class A Certificates
LEHMAN BROTHERS                                              MERRILL LYNCH & CO.
             BANC OF AMERICA SECURITIES LLC
                       BARCLAYS CAPITAL
                                  FLEET SECURITIES, INC.
                                            JPMORGAN
                                                      SALOMON SMITH BARNEY

                    Underwriters of the Class B Certificates
LEHMAN BROTHERS                                              MERRILL LYNCH & CO.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

    We are not offering the Series 2002-A certificates in any state where the offer is not permitted.

    The delivery of this prospectus supplement and the accompanying prospectus at any time does not imply that the information in this prospectus supplement and the accompanying prospectus is correct as of any date after the dates on their covers. We note that if any material change occurs while this prospectus supplement and the accompanying prospectus are required by law to be delivered, we will update the relevant information in this prospectus supplement and the accompanying prospectus to incorporate the material change.

    Until          , 2002 all dealers that effect transactions in the Class A certificates or the Class B certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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